As filed with the Securities and Exchange Commission on June 24, 2009
Registration No. 333-150438

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SKINS, INC.
(Exact name of registrant as specified in its charter)

Nevada	3140	20-3464383
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1 Newark Street, Suite 25A Hoboken, New Jersey 07030

(201) 377-5502
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Mark Klein, President and Chief Executive Officer

1 Newark Street, Suite 25A Hoboken, New Jersey 07030
Telephone: (201) 377-5502Facsimile: (201) 656-1788
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE
Title of Class of Securities to be Registered(1)	Amount to be Registered		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0. 001 par value	24,077,164	(1)	$0.03	$722,314.92	$62.00
Total	24,077,164		$0.03	$722,314.92	$62.00

(1)These shares are being registered pursuant to a Securities Purchase Agreement dated as of March 23, 2009 between Skins, Inc and Tangiers Investors, LP.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION
DATED JUNE 24, 2009

PROSPECTUS

SKINS, INC.
24,077,164 Shares of Common Stock

This prospectus (the “Prospectus”) relates to the resale of 24,077,164 shares of our common stock, par value of $0.001, by certain individuals and entities who beneficially own shares of our common stock.  We are not selling any shares of our common stock in this offering and therefore we will not receive any proceeds from this offering. However, we will receive proceeds from the sale of our common stock under the Securities Purchase Agreement which was entered into between the Company and Tangiers Investors, LP, (“Tangiers”), the selling stockholder.

On March 23, 2009 we entered into a Securities Purchase Agreement with Tangiers. Pursuant to the Securities Purchase Agreement the Company may, at its discretion, periodically sell to Tangiers shares of its common stock for a total purchase price of up to $2,000,000. For each share of common stock purchased under the Securities Purchase Agreement, Tangiers will pay  us 90% of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the five days immediately following the notice date. The price paid by Tangiers for the Company's stock shall be determined as of the date of each individual request for an advance under the Securities Purchase Agreement. Tangiers’ obligation to purchase shares of the Company's common stock under the Securities Purchase Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of the Company's common stock sold under the Securities Purchase Agreement and is limited to $250,000 per ten consecutive trading days after the advance notice is provided to Tangiers. The Securities Purchase Agreement shall terminate and Tangiers shall have no further obligation to make advances under the Securities Purchase Agreement at the earlier of the passing of 18 months after the date that the Securities and Exchange Commission declares the Company’s registration statement effective or the Company receives advances from Tangiers equal to the $2,000,000. Upon the execution of the Securities Purchase Agreement, Tangiers received a one-time commitment fee equal to $100,000 of the Company's common stock divided by the lowest volume weighted average price of the Company's common stock during the 10 business days immediately following the date of the Securities Purchase Agreement, as quoted by Bloomberg, LP.

At our current stock price of $0.03 we will need to register 66,666,667 shares of our common stock in order to obtain the full $2,000,000 available to us under the Securities Purchase Agreement. We are only registering 24,077,164 shares of our common stock under this registration statement.  If our stock price remains at or below $0.03 we will be required to file another registration statement if we intend to obtain the full amount of funds available to us under the Securities Purchase Agreement. At our current stock price of $0.03, if we issue to Tangiers all 24,077,164 shares of our common stock registered under this registration statement we will be able to receive in gross proceeds. For a more detailed description of the number of shares and proceeds we could receive under this registration statement please review the “Use of Proceeds” Section on page 24.

In relation to the Securities Purchase Agreement, the Company issued Tangiers a 7% convertible debenture in the amount of $85,000 on March 23, 2009. This convertible debenture had a term of one year and was fully funded on April 1, 2009. Payment of interest on the convertible debenture can be made in cash or, at the option of the Company, in shares of the Company’s common stock valued at the then applicable conversion price. Interest on the convertible debenture will accrue as of March 23, 2009 and will not be payable until the maturity date of March 23, 2010. The debenture also had a conversion price equal to 75% of the average of the three lowest volume weighted average trading prices of the Company’s common stock during the five trading days prior to conversion. However, if the average of the three lowest volume weighted average trading prices is below $0.01 the Company may elect to prepay at a premium of 125% the portion of the debenture which was subject to the conversion election. On June 22, 2009 the Company and Tangiers agreed to amend and restate the convertible debenture to remove the conversion features of the convertible debenture so that the debenture would no longer be convertible into shares of the Company’s common stock. This was the only change that was made to the convertible debenture and all of the other terms remained as described above.

No portion of the convertible debenture was ever converted into stock prior to the Company and Tangiers entering into the amended and restated debenture

The shares of our common stock are being offered for sale by the selling stockholder at prices established on the Over-the-Counter Bulletin Board during the term of this offering, at prices different than prevailing market prices or at privately negotiated prices. On June 23, 2009 the last reported sale price of our common stock was $0.03 per share. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “SKNN.OB.” These prices will fluctuate based on the demand for the shares of our common stock.

Tangiers is a selling stockholder under this registration statement and intends to sell shares that we will issue to them pursuant to the Securities Purchase Agreement so that we may receive financing pursuant to the Securities Purchase Agreement.   As of June 23, 2009 the number of shares that we are registering for sale under this registration statement  upon issuance would equal approximately 30% of our outstanding common stock.

With the exception of Tangiers, who is an “underwriter” within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering. This offering will terminate twenty-four months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of our common stock by the selling stockholders will be placed in escrow, trust or any similar account.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 9 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

The date of this Prospectus is June __, 2009

TABLE OF CONTENTS

PROSPECTUS SUMMARY	5

RISK FACTORS	9

FORWARD LOOKING STATEMENTS	23

USE OF PROCEEDS	24

DETERMINATION OF OFFERING PRICE	25

DILUTION	25

SELLING SHAREHOLDERS	25

PLAN OF DISTRIBUTION	27

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	32

DESCRIPTION OF SECURITIES TO BE REGISTERED	34

EXPERTS	36

VALIDITY OF SECURITIES	36

DESCRIPTION OF BUSINESS	36

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	43

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	55

CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2008	75

INFORMATION NOT REQUIRED IN PROSPECTUS	152

SIGNATURES	159

POWER OF ATTORNEY	159

GENERAL

As used in this Prospectus, references to “the Company,” “Skins” “we”, “our,” “ours” and “us” refer to Skins, Inc. and its wholly-owned subsidiary, Skins Footwear, Inc. unless otherwise indicated. In addition, any references to our “financial statements” are to our consolidated financial statements except as the context otherwise requires.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire Prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.

Overview

We are a Nevada corporation with our corporate office located in New Jersey.  We have designed and continue to develop a patented two-part, footwear structure consisting of an outer collapsible “Skin” and an inner orthopedic support section called the “Bone.” The design is intended to allow consumers to purchase one inner section, the Bone, and numerous outer Skins, resulting in multiple style variations from the same pair of shoes, with the same feel and fit despite which Skin is being worn. We have initially designed and manufactured men's and women's footwear and distributed them to a test market through  soft commercial launches during 2007 and 2008. We have made technological advances to the product, and we have updated the design of the Bone. The now updated design for the Spring/Summer 2009 season was launched in late March 2009. The Bone is designed such that it can only be worn once it is inside the Skin and not on its own. The improvements to the product, rendered the inventory obsolete at December 31, 2008. Our corporate offices are located at 1 Newark Street, Suite 25A,  Hoboken, NJ 07030.

Going Concern

The Company’s auditors have issued a going concern opinion on the Company at December 31, 2008.  The Company’s financial statements have been prepared using accounting principles generally accepted in the United States of America applicable for a going concern which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business. As of March 31, 2009, the Company has no significant established source of revenues, a working capital deficit of approximately $2,528,479, and has accumulated losses of $18,080,345 since its inception (May 18, 2004). Its ability to continue as a going concern is dependent upon achieving production and sale of goods, the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due and upon profitable operations. The outcome of these matters cannot be predicted with any certainty at this time and raises substantial doubt that the Company will be able to continue as a going concern. The Company’s consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, and may require that the Company relinquish valuable rights.

This registration statement must be declared effective by the Securities and Exchange Commission prior to us being able to issue those shares to Tangiers so that we may obtain cash advances under the Securities Purchase Agreement. Our ongoing execution of our business plan is expected to result in operating losses. There are no assurances that we will be successful in achieving our goals of increasing revenues and reaching profitability.  If we are unable to obtain additional financing, to enter into a merger or acquisition, or generate revenue we may not have sufficient cash to continue operations beyond July 31, 2009.

Summary Financial Information

The following gives a summary of our most recent balance sheet data as of March 31, 2009 (unaudited) and December 31, 2008 and 2007 and our statements of operations data for the three months ended March 31, 2009 (unaudited), for the years ended December 31, 2008 and 2007, and the period from inception May 18, 2004 (inception) to March 31, 2009 (unaudited). The information below is only a summary. You should also read the historical financial statements, related notes and management’s discussion and analysis or plan of operation contained elsewhere in this prospectus. We are providing financial and other information for informational purposes only.

Consolidated Statements of Operations

	Three Months Ended March 31,		Year Ended December 31,		Period from Inception (May 18, 2004 -
	2009	2008	2008	2007	March 31, 2009)
	(unaudited)	(unaudited)			(unaudited)
	(in thousands, except share and per share amounts)

Revenues	$32	$-	$-	$-	$32

Operating Expenses:

Cost of sales	22	-	-	-	22

Design and development	71	109	858	1,859	3,264

Selling, general and administrative	1,082	918	3,652	4,781	12,513

Total operating expenses	1,175	1,027	4,510	6,640	15,799

Operating Loss	(1,143)	(1,027)	(4,510)	(6,640)	(15,759)

Unrealized (loss) on derivative instruments	(812)	-	-	-	(2,119)
Liquidated damages	-	-		5	(22)
Interest Income	-	-	2	48	78
Loss on disposal of property and equipment	-	(2)	(2)	(22)	(24)
Loss on extinguishment of debt	(104)	-	-	-	(104)
Amortization of discount on note payable	-	(87)	(101)	(3)	(104)
Interest expense	(2)	(6)	(11)	-	(18)

Net loss	$(2,061)	$(1,122)	$(4,622)	$(6,612)	$(18,080)

Basic and diluted loss per share	$(0.03)	$(0.03)	$(0.09)	$(0.18)

Weighted average number of common shares outstanding, basic and diluted	69,361,544	39,962,878	53,694,274	37,888,638

Consolidated Balance Sheets

	As of March 31,	As of December 31,
	2009	2008	2007
	(unaudited)
	(in thousands)

Current Assets	$277	$56	$257
Total Assets	627	430	459
Current Liabilities	2,806	1,519	869
Total Liabilities	2,991	1,519	869
Total Stockholders’ Deficiency	(2,364)	(1,089)	(410)

ABOUT THIS OFFERING

Securities Being Offered	Up to 24,077,164 shares of common stock in Skins, Inc.

Initial Offering Price
The selling shareholders will sell our shares at prices established on the Over-the-Counter Bulletin Board during the term of this offering, at prices different than prevailing market prices or at privately negotiated prices.

Terms of the Offering	The selling shareholders will determine the terms relative to the sale of the common stock offered in this Prospectus.

Termination of the Offering
The offering will conclude when all of the 24,077,164 shares of common stock have been sold or at a time when the Company, in its sole discretion, decides to terminate the registration of the shares. The Company may decide to terminate the registration if it is no longer necessary due to the operation of the resale provisions of Rule 144 promulgated under the Securities Act of 1933. We may also terminate the offering for no given reason whatsoever.

Tangiers, as an underwriter, cannot avail itself of the provisions of Rule 144 in order to resell the shares of common stock issued to it under the Securities Purchase Agreement.

Risk Factors	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors.”

Common Stock Issued Before Offering	80,257,123 shares of our common stock are issued and outstanding as of the date of this prospectus.

Common Stock Issued After Offering (1)	104,334,287 shares of common stock.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

(1)	Assumes the issuance to Tangiers of all shares being registered under the Securities Purchase Agreement.

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holder are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks related to our Securities Purchase Agreement

Existing stockholders will experience significant dilution from our sale of shares under the Securities Purchase Agreement.

The sale of shares pursuant to the Securities Purchase Agreement will have a dilutive impact on our stockholders. As a result, the market price of our common stock could decline significantly as we sell shares pursuant to the Securities Purchase Agreement. In addition, for any particular advance, we will need to issue a greater number of shares of common stock under the Securities Purchase Agreement as our stock price declines. If our stock price is lower, then our existing stockholders would experience greater dilution.

The investor under the Securities Purchase Agreement will pay less than the then-prevailing market price of our common stock

The common stock to be issued under the Securities Purchase Agreement will be issued at 90% of the daily volume weighted average price of our common stock during the five consecutive trading days immediately following the date we send an advance notice to the investor and is subject to further reduction provided in the Securities Purchase Agreement. These discounted sales could also cause the price of our common stock to decline.

The sale of our stock under the Securities Purchase Agreement could encourage short sales by third parties, which could contribute to the further decline of our stock price.

The significant downward pressure on the price of our common stock caused by the sale of material amounts of common stock under the Securities Purchase Agreement could encourage short sales by third parties. Such an event could place further downward pressure on the price of our common stock.

We may not be able to access sufficient funds under the Securities Purchase Agreement when needed.

The commitment amount of the Securities Purchase Agreement is $2,000,000. Our share price is currently trading above $0.03 per share.  We will need to register  66,666,667 shares of our common stock in order to obtain the full $2,000,000 available to us under the Securities Purchase Agreement. The total amount of 66,666,667 shares of our common stock will be issued to Tangiers in order to obtain the funds available to us under the Securities Purchase Agreement.  Our ability to raise funds under the Securities Purchase Agreement is also limited by a number of factors, including the fact that the maximum advance amount is capped at $250,000 as well as the fact that we are not permitted to submit any request for an advance within 10 trading days of a prior request. Also the Company may only draw an amount equal to the average daily trading volume in dollar amount during the 10 trading days preceding the advance date. As such, although sufficient funds are made available to the Company under the Securities Purchase Agreement, such funds may not be readily available when needed by the Company. At our current stock price of $0.03 per share, we will need to register 66,666,667 shares of our common stock in order to obtain the full $2,000,000 available to us under the Securities Purchase Agreement. We are only registering 24,077,164 shares of our common stock under this registration statement.  If our stock price remains at or below $0.03 we will be required to file another registration statement if we intend to obtain the full amount of funds available to us under the Securities Purchase Agreement. At our current stock price of $0.03, if we issue to Tangiers all 24,077,164 shares of our common stock registered under this registration statement we will be able to receive approximately $722,314.92 in gross proceeds.

We may be limited in the amount we can raise under the Securities Purchase Agreement because of concerns about selling more shares into the market than the market can absorb without a significant price adjustment.

The Company intends to exert its best efforts to avoid a significant downward pressure on the price of its common stock by refraining from placing more shares into the market than the market can absorb. This potential adverse impact on the stock price may limit our willingness to use the Securities Purchase Agreement. Until there is a greater trading volume, it seems unlikely that we will be able to access the maximum amount we can draw without an adverse impact on the stock price

We will not be able to use the Securities Purchase Agreement if the shares to be issued in connection with an advance would result in Tangiers owning more than 9.9% of our outstanding common stock.

Under the terms of the Securities Purchase Agreement, we may not request advances if the shares to be issued in connection with such advances would result in Tangiers and its affiliates owning more than 9.9% of our outstanding common stock. We are permitted under the terms of the Securities Purchase Agreement to make limited draws on the Securities Purchase Agreement so long as Tangiers beneficial ownership of our common stock remains lower than 9.9%. A possibility exists that Tangiers and its affiliates may own more than 9.9% of our outstanding common stock (whether through open market purchases, retention of shares issued under the Securities Purchase Agreement, or otherwise) at a time when we would otherwise plan to obtain an advance under the Securities Purchase Agreement.  As such, by operation of the provisions of the Securities Purchase Agreement, the Company may be prohibited from procuring additional funding when necessary due to these provisions discussed above.

The Securities Purchase Agreement will restrict our ability to engage in alternative financings.

The structure of transactions under the Securities Purchase Agreement will result in the Company being deemed to be involved in a near continuous indirect primary public offering of our securities. As long as we are deemed to be engaged in a public offering, our ability to engage in a private placement will be limited because of integration concerns and therefore limits our ability to obtain additional funding if necessary. If we do not obtain the necessary funds required to maintain the operations of the business and to settle our liabilities on a timely manner, the business will inevitable suffer.

Risks Related To Our Business

If we are unable to obtain additional financing, or enter into a merger or acquisition, or generate revenue we may not have sufficient cash to continue operations beyond July 31, 2009.

We anticipate raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support our business operations; however we currently do not have commitments from third parties for additional capital. We cannot be certain that any such financing will be available on acceptable terms, or at all, and our failure to raise capital when needed could limit our ability to continue our operations. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on our financial performance, results of operations and stock price and require us to curtail or cease operations, sell off our assets, seek protection from our creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of our common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, may require that we relinquish valuable rights.

Our independent registered public accountants indicate that they have substantial doubts that we can continue as a going concern, which may negatively affect our ability to raise additional funds and otherwise operate our business. If we fail to raise sufficient capital, we will not be able to implement our business plan, we may have to liquidate our business, and you may lose your investment.

MHM Mahoney Cohen CPAs (The New York Practice of Mayer Hoffman McCann P.C.), our independent registered public accountants, has added an explanatory paragraph to their audit opinion issued in connection with the financial statements for the year ended December 31, 2008 indicating that it has substantial doubt about our ability to continue as a going concern given our recurring losses from operations and deficiencies in working capital. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital, we will not be able to implement our business plan, we may have to liquidate our business and you may lose your investment.

We are a development stage company with a limited operating history on which to evaluate our business.

Our business prospects are difficult to predict because of our limited operating history, early stage of development, unproven business strategy and unproven product. We are a development stage company that has yet to generate any revenue since our inception. Since our inception in May 2004, it has been our business plan to design, develop, manufacture and distribute our sole product type—footwear with an interchangeable outer skin. Our Skins shoe product has only been introduced to selected test markets and there is no guarantee that our product will be able to generate any significant revenues. To the extent that we are able to implement our business plan, our business will be subject to all of the problems that typically affect a business with a limited operating history, such as unanticipated expenses, capital shortfalls, delays in design and manufacturing and possible cost overruns.

We have a history of losses and we anticipate that our expenses will dramatically increase as we execute our business plan. Thus, we will likely experience continued losses in the near future and may not ever achieve or maintain profitability.

We have yet to initiate sales or demonstrate that we can generate sufficient sales to become profitable. As of March 31, 2009, the Company has no significant established source of revenues, a working capital deficit of approximately $2,528,479, and has accumulated losses of $18,080,345 since its inception (May 18, 2004). We expect to continue to incur operating losses in the future. Further, we expect operating expenses to increase as we seek to finalize our designs, build relationships with manufacturers and a distribution channel for product introductions, continue design and development projects, and increase administrative activities to support our planned growth. The extent of our future operating losses and the timing of our profitability are highly uncertain, and we may never generate sufficient revenues to achieve or sustain profitability.

We face risks related to our accounting restatements.

In August and September 2006, we determined that we had accounting inaccuracies in previously reported financial statements and decided to restate our financial statements for the year ended December 31, 2005 and the three months and six months ended March 31, 2006 and June 30, 2006, respectively. The restatements related to our determination that we misapplied accounting principles generally accepted in the United States of America in relation to (i) options granted on October 24, 2005 that were cancelled and replaced on March 16, 2006, (ii) derivative instruments that existed at December 31, 2005, March 31, 2006 and June 30, 2006, and (iii) 122,000 fully vested common stock shares granted to two of the Company's shareholders on April 3, 2006 for consulting services to be provided over a two year term. Such restatement of our financial statements could lead to litigation claims and/or regulatory proceedings against us. The defense of any such claims or proceedings may cause the diversion of management's attention and resources, and we may be required to pay damages if any such claims or proceedings are not resolved in our favor. Any litigation or regulatory proceeding, even if resolved in our favor, could cause us to incur significant legal and other expenses. We also may have difficulty raising equity capital or obtaining other financing, such as lines of credit or otherwise. We may not be able to effectuate our current operating strategy, including our ability effect the initial launch of our product and obtain additional financing in the future. The occurrence of any of the foregoing could harm our business and reputation and cause the price of our securities to decline.

Our business is based on a single unproven and undeveloped product, and we may not be able to generate significant revenue if our product fails.

We are a development stage company. Our business and ability to generate revenue will depend on our ability to successfully develop and commercialize our only product type-the Skins and Bone shoe-which is currently in development and testing stages. We have conducted various wear, fit and abrasion testing on our product, but there is no guarantee that the product will ever be fully and successfully developed. We may experience unforeseen difficulties during our testing and development of our product, which may require us to expend a significant amount of resources in an attempt to address any faults that are discovered. Such faults may be related to comfort, durability, appearance and any other characteristics that would affect the commercial viability of the product.

Further, even if we are able to develop and release our product, there can be no assurance that it will be well-received by the market or that it will generate any substantial revenue. Accordingly, our failure to generate revenue from our sole product type will have a significant negative impact on our business and results of operation, and shareholders in our company may lose all or part of their investment.

Our management has a limited amount of senior management experience in manufacturing footwear and apparel industry and limited design experience in the industry.

Our company is new to the footwear industry and our management has limited experience conducting business with overseas manufactures. The lack of experience in footwear management and the non-traditional design of our footwear may make it difficult to compete against companies that have more senior management and are manufacturing conventional footwear designs. We expect to add additional key personnel in the near future. Our failure to attract and fully integrate our new employees into our operations or successfully manage such employees could have a material adverse effect on our business, financial condition and results of operations.

Our future success depends on our ability to respond to changing consumer demands, to identify and to interpret fashion trends and successfully to market new products.

The footwear industry is subject to rapidly changing consumer demands and fashion trends, particularly in the “high fashion” market that we intend to market our product. Accordingly, we must identify and interpret fashion trends and respond in a timely manner. Demand for and market acceptance of new products are uncertain and achieving market acceptance for new products generally requires substantial product development and marketing efforts and expenditures. If we do not meet changing consumer demands or are unable to continually develop styles that appeal to current consumer demands, our results of operations will be negatively impacted. In addition, we will have to make decisions about product designs and marketing expenditures several months in advance of the time when consumer acceptance can be determined, which makes it more difficult to appeal to current demands. If we fail to anticipate, identify or react appropriately to changes in styles and trends or are not successful in marketing our products, we could experience excess inventories, higher than normal markdowns or an inability to sell our products once and if the products are available.

Our business and the success of our products could be harmed if we are unable to establish and maintain a brand image.

We believe that establishing the Skins brand is critical to achieving acceptance of our footwear products and to establishing key strategic relationships. As a new company with a new brand, we believe that we have little to no brand recognition with the public. We may experience difficulty in establishing a brand name that is well-known and regarded, and any brand image that we may be able to create may be quickly impaired. The importance of brand recognition will increase when and if our competitors create products that are similar to our products. Even if we are able to establish a brand image and react appropriately to changes in consumer preferences, consumers may consider our brand image to be outdated or associate our brand with styles of footwear that are no longer popular. In the past, footwear companies have experienced fluctuations in revenues and sales due, at least in part, to changes in the companies' brand image. Our results of operations may be similarly affected in the future should our products even be successfully launched.

We may fail in introducing and promoting our new products to the footwear market, which will have an adverse effect on our ability to generate revenues.

Demand for and market acceptance of new products such as the Skin and Bones product type is inherently uncertain. We expect that our revenue, if and when generated, will come from the sale of our products, and our ability to sell our products will depend on various factors, including the eventual strength, if any, of our brand name, competitive conditions and our access to necessary capital. If we fail to introduce and promote our products, we may not be able to generate any significant revenues. In addition, as part of our growth strategy, we intend to expand our product offerings to introduce products in multiple categories. This strategy may however prove unsuccessful and our association with failed products could impair our brand image. Introducing and achieving market acceptance for these products will require, among other things:

·        the establishment of our brand;

·        the development and application of advanced performance technologies to our planned product introductions;

·        the establishment of key relationships with designers of and customers for our apparel products; and

·        substantial marketing and product development efforts and expenditures to create and sustain consumer demand.

When and if our products are introduced and commercially available, we expect to rely on licensees for sales outside the U.S., and our dependence on licensees may adversely impact our business and results of operations.

We expect that our sales outside the U.S., if any, will be conducted through licensees. Any dependence on licensees will subject us to a number of risks, including:

·
Our brand image will be dependent, in part, on the marketing efforts of our licensees and on the quality of the products that licensees distribute. If licensees or their sponsors or endorsers do not maintain our brand image or our licensees fail to adhere to our quality control standards, our brand image could suffer.

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We expect that our licensees will likely have the exclusive right to distribute products in a particular country or region. Licensees may engage in the trans-shipment, or gray marketing, of goods to countries where they are not licensed to sell products.

·	Licensees may use manufacturers who fail to meet our human rights or product quality standards, which could harm our brand image and reputation.

·	Licensees may fail to timely and accurately report sales and licensing income to us.

·	Our reserve for unpaid licensee revenue may be insufficient.

Revenue we may receive from international licensees will subject us to the risks of doing business abroad, including, political risks, foreign currency risks, funds transfer restrictions and exposure to different legal standards, particularly with respect to intellectual property.

Our business could be harmed if we fail to maintain proper inventory levels once product is available.

We may have difficulty in determining and maintaining the proper inventory levels for our Skins shoe product and styles, and if our inventory levels are too high or low, our results of operations will suffer. We plan to market our Skins shoe product as a “high level” style and fashion product, and, as a result, we will be subject to a higher risk of having an overstocked inventory because such styles and fashions change quickly and past styles can be rapidly considered obsolete. We expect to place orders with manufacturers for most of our products prior to the time we receive customer orders. Our inventory levels that are in excess of any customer demand, if any, that may develop for our products, once available, may result in an inventory of unfashionable product styles, inventory write-downs, and the sale of excess inventory at discounted prices could significantly impair our brand image as it is built and have a material adverse effect on our operating results and financial condition. Conversely, if we underestimate any consumer demand for our products that may develop or if our manufacturers, which are located in Brazil, fail to supply the quality products that we require at the time we need them, we may experience inventory shortages. Inventory shortages might delay shipments to customers, negatively impact retailer and distributor relationships, and diminish any brand loyalty that we may be able to foster.

We expect to rely on independent contract manufacturers and, as a result, will be exposed to potential disruptions in product supply.

Our footwear products will likely be manufactured by independent contract manufacturers. We will not have long-term contracts with manufacturers and will compete with other footwear companies for production facilities. We could experience difficulties with these manufacturers, including reductions in the availability of production capacity, failure to meet our quality control standards, failure to meet production deadlines or increased manufacturing costs. This could result in future customers, if any, canceling orders, refusing to accept deliveries or demanding reductions in purchase prices, any of which could have a negative impact on our cash flow and harm our business.

We are likely to depend upon a relatively small group of customers for a large portion of our sales.

Our customers are not likely to have a contractual obligation to purchase our products once they are available and we cannot be certain that we will be able to retain major customers. We are likely to rely at all stages of our business on certain significant customers, as they may develop. Furthermore, the retail industry regularly experiences consolidation, contractions and closings. If there are further consolidations, contractions or closings in the future, we may lose future customers or be unable to collect accounts receivable of major customers in excess of amounts that we may insure. If we lose a major customer in the future, experience a significant decrease in sales to a major customer or are unable to collect the accounts receivable of a major customer in excess of amounts insured, our business could be harmed.

Any international sales and manufacturing operations we are able to develop will be subject to the risks of doing business abroad, which could affect our ability to sell or manufacture our products in international markets, obtain products from foreign suppliers or control the costs of our products.

Substantially all of any net sales we may be able to develop are likely to be derived from sales of footwear manufactured in foreign countries, which is currently Brazil. We also expect to sell our footwear products in foreign countries and plan to establish international sales efforts over time as part of our growth strategy. Foreign manufacturing and sales will be subject to a number of risks, including:

·	work stoppages:natural disasters and outbreaks pandemic diseases (such as the Avian Flu);

·	changing domestic and foreign economic conditions;

·	currency exchange rate fluctuations;

·	electrical shortages;

·	transportation delays or damage to products in transit;

·	the imposition of tariffs and trade duties both international and domestically;

·	import and export controls and other non-tariff barriers;

·	exposure to different legal standards (particularly with respect to intellectual property);

·	compliance with foreign laws; and

·	changes in domestic and foreign governmental policies.

The effects of these factors could restrict our ability to manufacture or sell our shoe products in a particular country and have a negative impact on our operating results.

Our business could be harmed if our future contract manufacturers, suppliers or licensees violate labor or other laws.

Once we are able to retain them, our independent contract manufacturers, suppliers and licensees may not operate in compliance with applicable United States and foreign laws and regulations, including labor practices. If one of any of our possible future independent contract manufacturers, suppliers or licensees violates labor or other laws or diverges from those labor practices generally accepted as ethical in the United States, we could result in adverse publicity for us, damage our reputation in the United States or render our conduct of business in a particular foreign country undesirable or impractical, any of which could harm our business.

We expect that once our products are introduced and when, and if, we are able to generate revenue on our products, our quarterly revenues and operating results will fluctuate as a result of a variety of factors, including seasonal fluctuations in demand for footwear, delivery date delays and potential fluctuations in our annualized tax rate, which may result in volatility of our stock price.

Once and if established, our quarterly revenues and operating results can be expected to fluctuate due to a number of factors, many of which are beyond our control. For example, sales of footwear products have historically been seasonal in nature with the strongest sales generally occurring in the second and third quarters.. Delays in scheduling or pickup of purchased products by domestic customers could negatively impact our net sales and results of operations for any given quarter. In addition, a number of companies in the footwear industry specifically, and others in the fashion and apparel industry in general, have experienced periods of growth in revenues and earnings and thereafter periods of declining sales and losses, based on the market reception of their collection of products for a particular season. Also, our annualized tax rate will be based on projections of our domestic and international operating results for the year, which we will review and revise as necessary at the end of each quarter, and we will be highly sensitive to fluctuations in projected international earnings. Any quarterly fluctuations in our annualized tax rate that may occur could have a material impact on our quarterly operating results. As a result of these specific and other general factors, our operating results will likely vary from quarter to quarter and the results for any particular quarter may not be necessarily indicative of results for the full year.

We will face intense competition, including competition from companies with significantly greater resources than ours, and if we are unable to compete effectively with these companies, our business could be harmed.

We will face intense competition in the footwear industry from other established companies. We have no product sales, introductions, manufacturing or brand equity. All of our competitors have significantly greater financial, technological, engineering, manufacturing, marketing and distribution resources than we do. Their greater capabilities in these areas will enable them to better withstand periodic downturns in the footwear industry, compete more effectively on the basis of price and production and more quickly develop new products. In addition, new companies may enter the markets in which we expect to compete, further increasing competition in the footwear industry.

We believe that our ability to compete successfully will depend on a number of factors, including the style and quality of our products once marketed and the strength of our brand, once established, as well as many factors beyond our control. We may not be able to compete successfully in the future, and increased competition may result in price reductions, reduced profit margins, loss of market share and an inability to generate cash flows that are sufficient to maintain or expand our development and marketing of new products.

We depend on key personnel to manage our business effectively in a rapidly changing market, and if we are unable to retain existing personnel, our business could be harmed.

Our future success depends upon the continued services of Mark Klein, President and Chief Executive Officer. The loss of the services of Mr. Klein or any other key employee could harm us. Our future success also depends on our ability to identify, attract and retain additional qualified personnel. Competition for employees in our industry is intense and we may not be successful in attracting and retaining such personnel.

The disruption, expense and potential liability associated with unanticipated future litigation against us could have a material adverse effect on our business, results of operations and financial condition.

We expect to be subject to various legal proceedings and threatened legal proceedings from time to time as part of our ordinary business. We are not currently a party to any legal proceedings. However, any unanticipated litigation in the future, regardless of merits, could significantly divert management's attention from our operations and result in substantial legal fees to it. Further, there can be no assurance that any actions that have been or will be brought against us will be resolved in our favor or, if significant monetary judgments are rendered against us, that we will have the ability to pay such judgments. Such disruptions, legal fees and any losses resulting from these claims could have a material adverse effect on our business, results of operations and financial condition.

Our ability to compete will be jeopardized if we are unable to protect our intellectual property rights or if we are sued for intellectual property infringement.

We hope to use trademarks on most or all of our products and believe that having distinctive marks that are readily identifiable will be an important factor in creating a market for our goods, in identifying our brand and in distinguishing our products from the products of others.  We own one issued United States patent claiming the modular shoe system; this patent issued February 6, 2007 as U.S. patent number 7,171,768 (the ‘768 patent). Additionally we have two pending U.S. patent applications also claiming certain aspects of the modular shoe system: U.S. patent application serial number (USPASN) 11/638,166 filed December 13, 2006, which is a continuation of ‘768 patent, and USPASN 11/578,741 which is a national phase application of Patent Cooperation Treaty (PCT) international application serial number PCT/US04/033446 (the '446 application). The '446 application has also been nationalized in Australia, Canada, China (PRC), Europe, Hong Kong, Israel, Japan, Korea, New Zealand and the Russian Federation.

We believe that our ability to achieve success will depend primarily upon our ability to be effective in design, research and development, production and marketing rather than upon our patent position, however, we expect to establish a policy of filing applications for United States and foreign patents on designs and technologies that we deem valuable. If we fail to protect or maintain our trademarks, we may lose or damage our intellectual property rights and impair our ability to generate revenue in the future.

We may incur significant litigation expenses protecting our intellectual property or defending our use of intellectual property, which may have a material adverse effect on our cash flow and results of operations.

If our efforts to protect our intellectual property rights are inadequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products as a violation of the intellectual property rights of others, we could incur substantial significant legal expenses in resolving such disputes.

Our competitors may develop similar, non-infringing products that adversely affect our ability to generate revenues.

Our competitors may be able to produce a footwear product that is similar to our product without infringing on our intellectual property rights. Since we have yet to establish any significant brand recognition for our product, we could lose a substantial amount of business due to competitors developing products similar to our Skin and Bones footwear product. As a result, our future growth and ability to generate revenues from the sale of our product could suffer a material adverse effect.

Our business may be negatively impacted as a result of changes in the economy and consumer spending.

Our business will depend on the general economic environment and levels of consumer spending that affect not only the ultimate consumer, but also retailers, our likely primary direct customers. Purchases of footwear tend to decline in periods of recession or uncertainty regarding future economic prospects, when consumer spending, particularly on discretionary items, declines. During periods of recession or economic uncertainty, we may not be able to maintain or increase our sales to customers, maintain sales levels, establish international operations on a profitable basis or create earnings from operations as a percentage of net sales. As a result, our operating results may be adversely and materially affected by downward trends in the economy or the occurrence of events that adversely affect the economy in general. Our operating results and margins will be adversely impacted if we do not grow as anticipated.

We may be unable to scale our operations successfully.

Our plan is to grow our business rapidly. Our growth, if it occurs as planned, will place significant demands on our management, as well as our financial, administrative and other resources. Our success will be heavily dependent on our ability to integrate additional qualified employees that provide expertise in order to help grow the business. There is no guarantee that we will be able to locate and retain qualified personnel for such positions, which would likely hinder our ability to manage operations. Furthermore, we cannot guarantee that any of the systems, procedures and controls we put in place will be adequate to support the commercialization of our products or other operations. Our operating results will depend substantially on the ability of our officers and key employees to manage changing business conditions and to implement and improve our financial, administrative and other resources. If we are unable to respond to and manage changing business conditions, or the scale of our products, services and operations, then the quality of our services, our ability to retain key personnel and our business could be harmed.

Risk Related to Our Capital Structure

There is no assurance of an established public trading market, which would adversely affect the ability of our investors to sell their securities in the public market.

Although our common stock is listed on the OTC Bulletin Board, a regular trading market for the securities does not yet exist and may not exist or be sustained in the future. The NASD has enacted changes that limit quotations on the OTC Bulletin Board to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. The effect on the OTC Bulletin Board of these rule changes and other proposed changes cannot be determined at this time. The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASD's automated quotation system, or the NASDAQ Stock Market. Quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for the NASDAQ Stock Market. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price. Market prices for our common stock will be influenced by a number of factors, including:

·	the issuance of new equity securities pursuant to the share exchange transaction, or a future offering;

·	changes in interest rates;

·	competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

·	variations in quarterly operating results;

·	change in financial estimates by securities analysts;

·	the depth and liquidity of the market for our common stock;

·	investor perceptions of our company and the footwear industry generally; and

·	general economic and other national conditions.

Our principal stockholders have significant influence over our company.

Mark Klein, Michael J. Rosenthal, Geoffrey Dubey and Joshua Hermelin, each of whom are principal stockholders of the Company   beneficially own, in the aggregate, a majority of our outstanding voting stock. These stockholders possess significant influence over our company, giving them the ability, among other things, to elect a majority of the Board of Directors and to approve significant corporate transactions. Such stock ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company.

Failure To Achieve And Maintain Effective Internal Controls In Accordance With Section 404 Of The Sarbanes-Oxley Act Could Have A Material Adverse Effect On Our Business And Operating Results.

Our internal control over financial reporting or disclosure controls and procedures may have weaknesses and conditions that need to be addressed, the disclosure of which may have an adverse impact on the price of our common stock. We are required to establish and maintain appropriate internal controls over financial reporting and disclosure controls and procedures. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting or disclosure controls and procedures may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting, disclosure controls and procedures or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure controls and procedures may have an adverse impact on the price of our common stock.

As of December 31, 2008, our management, including our Chief Executive Officer, or “CEO,” who is the Principal Executive Officer, and our Chief Financial Officer, or “CFO,” who is our Principal Financial and Accounting Officer, performed an evaluation of the effectiveness and the operation of our disclosure controls and procedures and internal controls over financial reporting as defined in Rules 13a-15(e) or 15d-15(e) and Rules 13(a) -15(f) and 15d- 15(f), respectively under the Securities Exchange Act of 1934, as amended, or the “Exchange Act.

In addition, in connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover “material weaknesses” in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The PCAOB defines “significant deficiency” as a deficiency that results in more than a remote likelihood that a misstatement of the financial statements that is more than inconsequential will not be prevented or detected.

In the event that a material weakness is identified, we will employ qualified personnel and adopt and implement policies and procedures to address any material weaknesses that we identify. However, the process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. We cannot assure you that the measures we will take will remediate any material weaknesses that we may identify or that we will implement and maintain adequate controls over our financial process and reporting in the future.Any failure to complete our assessment of our internal control over financial reporting, to remediate any material weaknesses that we may identify or to implement new or improved controls, or difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements. Any such failure could also adversely affect the results of the periodic management evaluations of our internal controls and, in the case of a failure to remediate any material weaknesses that we may identify, would adversely affect the annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting that are required under Section 404 of the Sarbanes-Oxley Act. Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock. Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we conducted an assessment of the effectiveness of our internal control over financial reporting based on criteria established in “Internal Control-Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), as of December 31, 2008.

In connection with the assessment described above, management identified the following control deficiencies that represent material weaknesses at December 31, 2008:

•
Due to the limited number of Company personnel, a lack of segregation of duties exists. An essential part of internal control is for certain procedures to be properly segregated and the results of their performance be adequately reviewed. This is normally accomplished by assigning duties so that no one person handles a transaction from beginning to end and incompatible duties between functions are not handled by the same person.

As a result of the material weaknesses described above, management has concluded that, as of December 31, 2008, our internal control over financial reporting was not effective based on the criteria in “Internal Control-Integrated Framework” issued by COSO. We intend to initiate measures to remediate and refine our internal controls to address this identified material weakness as the Company grows and when we obtain a stronger cash position that would justify additional expenditures.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Our common stock is considered a “penny stock,” and is subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock is considered to be a “penny stock” since it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Securities Exchange Act for 1934, as amended, or the Exchange Act. Our common stock is a “penny stock” because it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a “recognized” national exchange; (iii) it is NOT quoted on the Nasdaq Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor's account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

The Price At Which You Purchase Our Common Shares May Not Be Indicative Of The Price That Will Prevail In The Trading Market. You May Be Unable To Sell Your Common Shares At Or Above Your Purchase Price, Which May Result In Substantial Losses To You.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

We do not foresee paying cash dividends in the foreseeable future.

To date, we have not declared or paid any cash dividends on our shares of common stock and currently intend to retain any future earnings for funding growth. We do not anticipate paying any dividends in the foreseeable future. As a result, you should not rely on an investment in our securities if you require dividend income. Capital appreciation, if any, of our shares may be your sole source of gain for the foreseeable future. Moreover, you may not be able to resell your shares in our company at or above the price you paid for them.

FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain certain forward-looking statements, (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Statements that are not based on historical facts, which can be identified by the use of such words as “likely,” “will,” “suggests,” “target,” “may,” “would,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” and similar expressions and their variants, are forward-looking. Such statements reflect our judgment as of the date of this prospectus and they involve many risks and uncertainties, including those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These risks and uncertainties could cause actual results to differ materially from those predicted in any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. We undertake no obligation to update forward-looking statements.

THE OFFERING

This offering relates to the sale of our common stock by selling stockholders, who intend to sell up to 24,077,164 shares of our common stock.  On March 23, 2009 we entered into a Securities Purchase Agreement with Tangiers. Pursuant to the Securities Purchase Agreement the Company may, at its discretion, periodically sell to Tangiers shares of its common stock for a total purchase price of up to $2,000,000. For each share of common stock purchased under the Securities Purchase Agreement, Tangiers will pay the us 90% of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the five days immediately following the notice date. The price paid by Tangiers for the Company's stock shall be determined as of the date of each individual request for an advance under the Securities Purchase Agreement. Tangiers’ obligation to purchase shares of the Company's common stock under the Securities Purchase Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of the Company's common stock sold under the Securities Purchase Agreement and is limited to $250,000 per ten consecutive trading days after the advance notice is provided to Tangiers. The Securities Purchase Agreement shall terminate and Tangiers shall have no further obligation to make advances under the Securities Purchase Agreement at the earlier of the passing of 18 months after the date that the Securities and Exchange Commission declares the Company’s registration statement effective or the Company receives advances from Tangiers equal to the $2,000,000. Upon the execution of the Securities Purchase Agreement, Tangiers received a one-time commitment fee equal to $100,000 of the Company's common stock divided by the lowest volume weighted average price of the Company's common stock during the 10 business days immediately following the date of the Securities Purchase Agreement, as quoted by Bloomberg, LP.

At our current stock price of $0.03 per share, we will need to register 66,666,667 shares of our common stock in order to obtain the full $2,000,000 available to us under the Securities Purchase Agreement. We are only registering 24,077,164 shares of our common stock under this registration statement.  If our stock price remains at or below $0.03 we will be required to file another registration statement if we intend to obtain the full amount of funds available to us under the Securities Purchase Agreement. At our current stock price of $0.03, if we issue to Tangiers all 24,077,164 shares of our common stock registered under this registration statement we will be able to receive approximately $722,314.92 in gross proceeds. For a more detailed description of the number of shares and proceeds we could receive under this registration statement please review the “Use of Proceeds” Section on page 24.

Tangiers intends to sell any shares purchased under the Securities Purchase Agreement at the then prevailing market price. Tangiers may sell shares of our common stock that are subject to a particular advance before it actually receives those shares. These sales of our common stock in the public market could lower the market price of our common stock. In the event that the market price of our common stock decreases, we would not be able to draw down the remaining balance available under the Securities Purchase Agreement with the number of shares being registered in the accompanying registration statement.

Under the terms of the Securities Purchase Agreement, Tangiers is prohibited from engaging in short sales of our stock. Short selling is the act of borrowing a security from a broker and selling it, with the understanding that it must later be bought back (hopefully at a lower price) and returned to the broker. Short selling is a technique used by investors who try to profit from the falling price of a stock. Among other things, this Prospectus relates to the shares of our common stock to be issued under the Securities Purchase Agreement. There are substantial risks to investors as a result of the issuance of shares of our common stock under the Securities Purchase Agreement. These risks include dilution of our shareholders, significant declines in our stock price and our inability to draw sufficient funds when needed.

There is an inverse relationship between our stock price and the number of shares to be issued under the Securities Purchase Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Securities Purchase Agreement for a given advance.

USE OF PROCEEDS

This Prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. There will be no proceeds to us from the sale of shares of our common stock in this offering. The selling stockholders will receive all such proceeds.

However, we will receive proceeds from the sale of shares of our common stock to Tangiers under the Securities Purchase Agreement. Tangiers will purchase our shares of common stock under the Securities Purchase Agreement at a 10% discount to the current market price. The purchase price of the shares purchased under the Securities Purchase Agreement will be equal to 90% of the volume weighted average price of our common stock on the Over-the-Counter Bulletin Board for the five (5) consecutive trading days immediately following the notice date.

Pursuant to the Securities Purchase Agreement, we cannot draw more than $250,000 every ten trading days.

For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Securities Purchase Agreement. The table assumes $50,000 in offering expenses and a 10% discount to the market price of the Company’s stock pursuant to the Securities Purchase Agreement. The figures below are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds.

Gross proceeds:	$500,000	$722,315	$2,000,000
Net proceeds:	$450,000	$672,315	$1,950,000
Number of shares that would have to be issued under the Securities Purchase Agreement at an assumed offering price equal to $0.03	16,666,667	24,077,167	66,666,667
USE OF PROCEEDS
General Working Capital	$450,000	$672,315	$1,950,000
Total	$450,000	$672,315	$1,950,000

At our current stock price of $0.03 per share, we will need to register 66,666,667 shares of our common stock in order to obtain the full $2,000,000 available to us under the Securities Purchase Agreement. We are only registering 24,077,164 shares of our common stock under this registration statement.  If our stock price remains at or below $0.03 we will be required to file another registration statement if we intend to obtain the full amount of funds available to us under the Securities Purchase Agreement. At our current stock price of $0.03, if we issue to Tangiers all 24,077,164 shares of our common stock registered under this registration statement we will be able to receive approximately $722,314.92 in gross proceeds.

The Securities Purchase Agreement limits our use of proceeds to general corporate purposes, including, without limitation, the payment of loans incurred by us. In no event can we use the net proceeds from the Securities Purchase Agreement for the payment (or loan to any such person for the payment) of any judgment, or other liability incurred by any executive officer, officer, director or employee of ours, except for any liability owed to such person for services rendered, or if any judgment or other liability is incurred by such person originating from services rendered to us, or we have indemnified such person from liability.

We have chosen to pursue the Securities Purchase Agreement funding because it will potentially make a large amount of cash available to us with the advantage of allowing us to decide when, and how much, we will draw from this financing. We will be in control of the draw down amounts and hope to be able to draw down from the Securities Purchase Agreement whenever the Company deems that such funds are needed. Our objective will be to draw down on the Securities Purchase Agreement funding during periods of positive results for us and during stages when our stock price is rising, in order to control and minimize, as much as possible, the potential dilution for our current and future stockholders. It may not be possible for us to always meet our objective; therefore, we will continue to identify alternative sources of financing, as we always have, including additional private placements of our stock.

DETERMINATION OF OFFERING PRICE

The shares of our common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering, at prices different than prevailing market prices or at privately negotiated prices.

DILUTION

The issuance of the 24,077,164 shares pursuant to the Securities Purchase Agreement will have a dilutive impact on our stockholders. For any particular advance, we will need to issue a greater number of shares of common stock under the Securities Purchase Agreement which would expose our existing stockholders to greater dilution.

SELLING SHAREHOLDERS

The following table presents information regarding the selling shareholders. A description of our relationship to the selling shareholders’ and how the selling shareholders acquired the shares to be sold in this offering is detailed in the information immediately following this table.

Selling Stockholder	Shares Beneficially Owned before Offering		Percentage of Outstanding Shares Beneficially Owned before Offering (1)	Shares that Could Be Issued toDraw Down Under the Securities Purchase Agreement	Shares that May Be Acquired Under the Securities Purchase Agreement(2)	Percentage of Outstanding Shares Being Registered to Be Acquired Under the Securities Purchase Agreement	Shares to Be Sold in the Offering	Percentage of Outstanding Shares Beneficially Owned after Offering (3)
Tangiers	1,111,111		1.4%	24,077,164	66,666,667	30%	24,077,164	0.0%

Total	1,111,111	(4)	1.4%	24,077,164	66,666,667	30%	24,077,164	0.0%

(1)
Applicable percentage of ownership is based on 80,257,123 shares of our common stock outstanding as of June 23, 2009. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations – percentage computation is for form purposes only.

(2)
Represents the number of shares of our common stock that would be issued to Tangiers at an assumed market price of $0.03 to draw down the entire $2 million available under the Securities Purchase Agreement.

(3)
Applicable percentage of ownership is based on an assumed 104,334,287 shares of our common stock outstanding after the offering due to the possible issuance of shares of common stock to Tangiers under the Securities Purchase Agreement.

(4)	Consists of shares of our common stock that Tangiers received as a commitment fee under the Securities Purchase Agreement.

Shares Acquired In Financing Transactions with Skins

Tangiers. Tangiers is the investor under the Securities Purchase Agreement. All investment decisions of, and control of, Tangiers are held by Robert Papiri and Edward Liceaga, its managing partners. Tangiers Capital, LLC, makes the investment decisions on behalf of and controls Tangiers. Tangiers acquired all shares being registered in this offering in a financing transaction with us. This transaction is explained below:

Securities Purchase Agreement. On March 23, 2009 we entered into a Securities Purchase Agreement with Tangiers. Pursuant to the Securities Purchase Agreement the Company may, at its discretion, periodically sell to Tangiers shares of its common stock for a total purchase price of up to $2,000,000. For each share of common stock purchased under the Securities Purchase Agreement, Tangiers will pay the us 90% of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the five days immediately following the notice date. The price paid by Tangiers for the Company's stock shall be determined as of the date of each individual request for an advance under the Securities Purchase Agreement. Tangiers’ obligation to purchase shares of the Company's common stock under the Securities Purchase Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of the Company's common stock sold under the Securities Purchase Agreement and is limited to $250,000 per ten consecutive trading days after the advance notice is provided to Tangiers. The Securities Purchase Agreement shall terminate and Tangiers shall have no further obligation to make advances under the Securities Purchase Agreement at the earlier of the passing of 18 months after the date that the Securities and Exchange Commission declares the Company’s registration statement effective or the Company receives advances from Tangiers equal to the $2,000,000. Upon the execution of the Securities Purchase Agreement, Tangiers received a one-time commitment fee equal to $100,000 of the Company's common stock divided by the lowest volume weighted average price of the Company's common stock during the 10 business days immediately following the date of the Securities Purchase Agreement, as quoted by Bloomberg, LP.

There are certain risks related to sales by Tangiers, including:

•
The outstanding shares will be issued based on a discount to the market rate. As a result, the lower the stock price is around the time Tangiers is issued shares, the greater chance that Tangiers gets more shares. This could result in substantial dilution to the interests of other holders of common stock.

•
To the extent Tangiers sells our common stock, our common stock price may decrease due to the additional shares in the market. This could allow Tangiers to sell greater amounts of common stock, the sales of which would further depress the stock price.

•
The significant downward pressure on the price of our common stock as Tangiers sells material amounts of our common stock could encourage short sales by Tangiers or others. This could place further downward pressure on the price of our common stock.

PLAN OF DISTRIBUTION

The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be sold or transferred directly to purchasers by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

Tangiers is an “underwriter” within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Securities Purchase Agreement. Tangiers will pay us 90% of, or a 10% discount to, the volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five (5) consecutive trading days immediately following the advance date. In addition, Tangiers received 1,111,111 shares of our common stock. Tangiers’ obligations under the Securities Purchase Agreement are not transferable.

The commitment amount of the Securities Purchase Agreement is $2,000,000. After estimated fees and offering costs, we may receive net proceeds of approximately $1,950,000.

At our current stock price of $0.03 per share, we will need to register 66,666,667 shares of our common stock in order to obtain the full $2,000,000 available to us under the Securities Purchase Agreement. We are only registering 24,077,164 shares of our common stock under this registration statement.  If our stock price remains at or below $0.03 we will be required to file another registration statement if we intend to obtain the full amount of funds available to us under the Securities Purchase Agreement. At our current stock price of $0.03, if we issue to Tangiers all 24,077,164 shares of our common stock registered under this registration statement we will be able to receive $722,314.92 in gross proceeds. For a more detailed description of the number of shares and proceeds we could receive under this registration statement please review the “Use of Proceeds” Section on page 24.

The issuance of 66,666,667 shares could cause significant dilution and put significant pressure on the price of our stock. The 24,077,164 shares of our common stock that we are registering under this registration statement will be issued to Tangiers in order to obtain the funds available to us under the Securities Purchase Agreement. The dollar amount of the equity line financing under the Securities Purchase Agreement was based on a number of considerations which include (i) the Company’s capital requirements; (ii) the Company’s then share price and then number of shares outstanding; and (iii) Tangiers’ ability to purchase shares in an amount required to provide capital to the Company.

Under the Securities Purchase Agreement Tangiers contractually agrees not to engage in any short sales of our stock and to our knowledge Tangiers has not engaged in any short sales or any other hedging activities related to our stock.

Tangiers was formed is a Delaware limited partnership. Tangiers is a domestic hedge fund in the business of investing in and financing public companies. Tangiers does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

Under the securities laws of certain states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of our common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We will pay all of the expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect the selling stockholders to pay these expenses. We have agreed to indemnify Tangiers and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $50,000, as well as retention of 10% of the net proceeds received under the Securities Purchase Agreement. The offering expenses are estimated as follows:  accounting fees of $15,000 and legal fees of $35,000. We will not receive any proceeds from the sale of any of the shares of our common stock by the selling stockholders. However, we will receive proceeds from the sale of our common stock under the Securities Purchase Agreement.

The selling stockholders are subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and its regulations, including, Regulation M. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Pursuant to the requirements of Regulation S-K and as stated in Part II of this Registration Statement, the Company must file a post-effective amendment to the accompanying Registration Statement once informed of a material change from the information set forth with respect to the Plan of Distribution.

OTC Bulletin Board Considerations

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. The Financial Industry Regulatory Authority (“FINRA”) cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC Bulletin Board is that the issuer be current in its reporting requirements with the SEC.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders – an order to buy or sell a specific number of shares at the current market price – it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

LEGAL PROCEEDINGS

The Company is not a party to any litigation.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and positions of our executive officers and directors. Our directors are elected at our annual meeting of stockholders and serve for one year or until successors are elected and quality.  Our Board of Directors elects our officers, and their terms of office are at the discretion of the Board, except to the extent governed by an employment contract.

The following individuals constitute our board of directors and executive management as of the date of this prospectus:

Name	Age	Position
Mark Klein	34	Chief Executive Officer, President and Director
Michael S. Solomon	48	Chief Financial Officer
Michael J. Rosenthal	65	Chairman of the Board
Frank Zambrelli	42	Director

Mark Klein. Mr. Klein has served as the President and Chief Executive Officer of the Company since February 2006. He began working on the business concept behind the predecessor of Skins Footwear Inc. in 2002 and was appointed President and Chief Executive Officer of Skins Footwear Inc. on May 18, 2004. From 2001 to 2002, Mr. Klein served as the Sales Director on ICQ Mobile, the mobile instant messaging division of AOL Time Warner, where he set sales and marketing strategies for ICQ's Value Added Service (VAS) wireless operations and handled technical and marketing deployments and workshops with operators. From 1999 to 2000, he acted as a senior marketing and sales executive for both Comverse Network Systems and Oraios.com, where he directed, created and implemented sales and marketing initiatives. Mr. Klein launched his executive career from 1997 through 1999 as the Sales Director of Convertbond.com, where he managed the business development and sales strategy for the online financial portal.

Michael S. Solomon. Mr. Solomon has served as our Chief Financial Officer since June 2008. Prior to joining our company, Mr. Solomon served as a Senior Vice President and Controller of Nexxar Group, Inc., a venture capital backed global money transmitter company, from September 2006 to April 2008. At Nexxar Group, Mr. Solomon was responsible for all external and internal financial reporting. From January 2006 to September 2006, Mr. Solomon served as the Chief Financial Officer of Startrak Systems LLC, a privately-held company focused on delivering wireless monitoring solutions to the refrigerated transportation industry, where he was responsible for creating a finance and accounting infrastructure necessary for the eventual sale of Startrak to a publicly held company. During 2005, Mr. Solomon served as an accounting consultant to the Worldwide Consolidations and Accounting Group of SonyBMG Music Entertainment. From 2003 to 2005, he served as the Chief Financial Officer of Shareholder International Corporation, a start-up company focusing on investor communications in Asia. From 1994-2003 Mr. Solomon was the Senior Vice President and Chief Financial Officer of Georgeson Shareholder Communications, Inc. and from 1991 to 2004, Mr. Solomon was the Vice President of Finance and Controller for Graff Pay-Per-View, Inc. From 1984-1991, Mr. Solomon worked in the middle-market group of Deloitte & Touche and from 1982 to 1984 Mr. Solomon was a staff accountant at Weinick, Sanders & Co., a regional accounting firm specializing in the apparel industry. Mr. Solomon is a Certified Public Accountant. He earned a Masters of Business Administration in Finance from Pace University in 1992 and in 1982 he earned a Bachelors of Science in Accounting from Fairleigh Dickinson University. Mr. Solomon is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Michael J. Rosenthal. Mr. Rosenthal was appointed Chairman of the Board of Directors of Skins Footwear Inc. in October 2005. As of February 2006 Mr. Rosenthal was appointed Chairman of Bill Blass NY. He also served as CEO through November 2007. Since 1986, Mr. Rosenthal has served as Chairman and President of M.J. Rosenthal and Associates, Inc., an investment and consulting company. From 1984 to 1986, Mr. Rosenthal was a partner and managing director of Wesray Capital Corporation, an equity investment firm. From 1976 to 1984, Mr. Rosenthal served as a partner and a Managing Director of the Mergers and Acquisitions Department of Donaldson, Lufkin & Jenrette, Inc. an investment banking firm. During 2002 and 2003, Mr. Rosenthal served as Chief Restructuring Officer for Foster Wheeler Ltd. Mr. Rosenthal also serves as a director of MAXXAM, Inc., The Pacific Lumber Company, Nobel Learning Communities, Inc. and as a director and Treasurer of the Horticultural Society of New York. Over the last several years, Mr. Rosenthal has also served as Chairman, a director and/or Chief Executive Officer of a number of companies including American Vision Centers, Inc.; Northwestern Steel & Wire Company; Star Corrugated Box Co., Inc. Vector Distributors, Inc; Western Auto Supply Company; and Wilson Sporting Goods Company. Mr. Rosenthal was an honors graduate from the New York University Law School and Columbia University Graduate School of Business.

Frank Zambrelli. Mr. Zambrelli was appointed to the Board of Directors of Skins Inc. in January 2007. Mr. Zambrelli is a founder of Banfi Zambrelli, a leading fashion footwear design firm. As a Skins strategic business partner, Banfi Zambrelli has helped lead the direction of the Skins brand. Before founding Banfi Zambrelli in 2003 along with Silvano Banfi, Mr. Zambrelli has worked for a renowned group of companies including, Chanel, Cole-Haan and Coach.

Family Relationships

There are no family relationships among any of the officers and directors.

Advisory Board

The Company does not currently have an Advisory Board.

Involvement In Certain Legal Proceedings

None of our officers, directors, promoters or control persons have been involved in the past five years in any of the following:

(1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4) Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Director Independence

As the Company is quoted on the OTC Bulletin Board and not one of the national securities exchanges, it is not subject to any director independence requirements.

The Board of Directors and Committees

We have an Audit Committee. Currently, our Audit Committee is comprised solely of Michael Rosenthal, who is the Chairman of our Board of Directors. Our Audit Committee recommends the selection and appointment of our independent registered public accounting firm to the Board of Directors and reviews the proposed scope, content and results of the audit performed by the accountants and any reports and recommendations made by them, after which these are presented to the entire Board for approval. Mr. Rosenthal qualifies as an audit committee financial expert under SEC Rules. Mr. Rosenthal does not meet the definition of “independent” as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market, Inc. The Audit Committee currently does not have a formal charter, however the committee expects to adopt a charter in the near future.

We have a Compensation Committee. The current member of our compensation committee is Frank Zambrelli. Mr. Zambrelli does not meet the definition of an “independent director” as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market, Inc. This committee has two primary responsibilities: (1) to review and advise the Board of Directors with respect to senior executive compensation, and (2) to monitor our management resources, structure, development and selection process as well as the performance of key executives. The Compensation Committee currently does not have a formal charter, however the committee expects to adopt a charter in the near future.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of ethics, which applies to all our directors, officers and employees. Our code of ethics is intended to comply with the requirements of Item 406 of Regulation S-K. Our code of ethics is posted on our Internet website at www.skinsfootwear.com. We will provide our code of ethics in print without charge to any stockholder who makes a written request to: Chief Financial Officer, Skins Inc., 1 Newark Street, Suite 25A, Hoboken, NJ  07030. Any waivers of the application and any amendments to our code of ethics must be made by our board of directors. Any waivers of, and any amendments to, our code of ethics will be disclosed promptly on our Internet website, www.skinsfootwear.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or become exercisable within 60 days of the date of this prospectus are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

The following table sets forth certain information with respect to beneficial ownership of our common stock based on 80,257,123 issued and outstanding shares of common stock as of June 23, 2009 by:

	Each person known to be the beneficial owner of 5% or more of the outstanding common stock of our company;

	Each executive officer;

	Each director; and

	All of the executive officers and directors as a group.

Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Skins Inc. 1 Newark Street, Suite 25A, Hoboken, NJ  07030.

Name and Address of Beneficial Owner	Title	Beneficially Owned		Percent of Class Beneficially Owned

Directors and Executive Officers

Mark Klein	President and Chief Executive Officer	10,804,662	(1)	13.5%

Michael J. Rosenthal	Chairman of the Board	7,446,312	(2)	9.3%

Frank Zambrelli	Director	889,394	(3)	1.1%

Michael Solomon	Chief Financial Officer	1,945,454	(4)	2.4%

Officers and Directors as a Group (total of 6 persons)		25,881,248	(5)	36.8%

5% or more Stockholders

Geoffrey Dubey(5)		5,591,766	(6)	7.0%

Joshua Hermelin(5)		15,014,537	(6)	18.7%

* Indicates less than 1%.

(1)	Includes 3,499,999 stock options immediately exercisable.

(2)	Includes 1,323,225 warrants exercisable for 1,701,975 shares underlying warrants, and 3,227,273 stock options, all of which are currently exercisable.

(3)	Includes 25,000 shares underlying warrants, and 839,394 stock options that are currently exercisable.

(4)	Includes 400,000 shares issued pursuant to terms included in the July 2008 employment letter agreement, and 1,545,454 stock options that are currently exercisable.

(5)	Includes 1,348,225 warrants currently exercisable for 1,726,975 shares underlying those warrants and 11,682,576 shares underlying options which are currently exercisable.

(6)
Mr. Dubey’s shares include 2,150,000 warrants exercisable for 2,850,000 shares underlying the warrants all of which are currently exercisable. Mr. Hermelin’s shares include 4,950,000 warrants exercisable for 6,950,000 shares underlying warrants all of which are currently exercisable. Messrs. Dubey and Hermelin are consultants to the Company and utilize the Company's address for Company matters.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following description of our capital stock and the provisions of our Articles of Incorporation and By-Laws, each as amended, is only a summary.

Our Articles of Incorporation authorize the issuance of 436,363,650  shares of common stock, $0.001 par value per share.  As of June 16, 2009, there were 80,257,123 outstanding shares of common stock.  We are not authorized to issue any shares of preferred stock. Set forth below is a description of certain provisions relating to our capital stock.

Common Stock

The shares of our common stock presently outstanding, and any shares of our common stock issues upon exercise of stock options and/or warrants, will be fully paid and non-assessable. Each holder of common stock is entitled to one vote for each share owned on all matters voted upon by shareholders, and a majority vote is required for all actions to be taken by shareholders. In the event we liquidate, dissolve or wind-up our operations, the holders of the common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred stock that may then be outstanding. The common stock has no preemptive rights, no cumulative voting rights, and no redemption, sinking fund, or conversion provisions. Since the holders of common stock do not have cumulative voting rights, holders of more than 50% of the outstanding shares can elect all of our Directors, and the holders of the remaining shares by themselves cannot elect any Directors. Holders of common stock are entitled to receive dividends, if and when declared by the Board of Directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may then be outstanding.

Voting Rights

Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders.

Dividend Policy

Holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the Company’s board of directors out of legally available funds. The Company and its predecessors have not declared any dividends in the past. Further, the Company does not presently contemplate that there will be any future payment of any dividends on Common Stock.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation Authorized And Unissued Stock

The authorized but unissued shares of our common stock are available for future issuance without our stockholders’ approval.  These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans.  The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Company’s Board of Directors’ desires.  A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

As reported on Current Report on Form 8-K dated January 6, 2009, we appointed MHM Mahoney Cohen CPAs as the Company’s new auditor as approved by the Audit Committee of the Board of Directors on January 2, 2009. The Company was notified that the shareholders of Mahoney Cohen & Company, CPA, P.C.  became shareholders of Mayer Hoffman McCann P.C. pursuant to an asset purchase agreement.  The New York practice of Mayer Hoffman McCann P.C. now operates under the name MHM Mahoney Cohen CPAs.

During the Company’s two most recent fiscal years ended December 31, 2008 and 2007 and through the date of this Current Report on Form 8-K, the Company did not consult with MHM Mahoney Cohen CPAs and Mahoney Cohen & Company CPA, P.C. regarding any of the matters or reportable events set forth in Item 304 (a)(2) (i) and (ii) of Regulation S-K.

The audit reports of MHM Mahoney Cohen CPAs and Mahoney Cohen & Company, CPA, P.C. on the consolidated financial statements of the Company as of, and for the years ended, December 31, 2008 and 2007, respectively, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of MHM Mahoney Cohen CPAs on the consolidated financial statements of the Company as of, and for the year ended, December 31, 2008 included an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern.

In connection with the audits of the Company’s consolidated financial statements for each of the fiscal years ended December 31, 2008 and 2007 and through the date of this Current Report on Form 8-K, there were (i) no disagreements between the Company and MHM Mahoney Cohen CPAs and Mahoney Cohen & Company, CPA, P.C. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Mahoney Cohen & Company, CPA, P.C., would have caused Mahoney Cohen & Company, CPA, P.C. to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years or for any reporting period since the Company’s last fiscal year end and (ii) no reportable events within the meaning set forth in Item 304 (a)(1)(v) of Regulation S-K.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES

ACT LIABILITIES

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers of from and against certain claims arising from or related to future acts or omissions as a director or officer of the Company.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Skins, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered) we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXPERTS

The audited financial statements included in this prospectus and elsewhere in the registration statement for the fiscal years ended December 31, 2008 and December 31, 2007 have been audited by MHM Mahoney Cohen CPAs and Mahoney Cohen & Company, CPA, P.C., respectively, and are included in this prospectus in reliance upon the authority of these firms as experts in accounting and auditing.

VALIDITY OF SECURITIES

The opinion regarding validity of the shares offered herein has been provided by the law offices of Joseph I. Emas, Attorney at Law and has been filed with the Registration Statement.

DESCRIPTION OF BUSINESS

Overview

We are a Nevada corporation with our corporate office located in New Jersey, have designed and continue to develop a patented two-part, footwear structure consisting of an outer collapsible “Skin” and an inner orthopedic support section called the “Bone.” The design is intended to allow consumers to purchase one inner section, the Bone, and numerous outer Skins, resulting in multiple style variations from the same pair of shoes, with the same feel and fit despite which Skin is being worn. We have initially designed and manufactured men's and women's footwear and distributed to a test market through a soft commercial launches during   2007 and 2008.  We have made technological advances to the product, and we have updated the design of the Bone.  The now updated design for the Spring/Summer 2009 season was launched in late March 2009.  The Bone is designed such that it can only be worn once it is inside the Skin and not on its own. The improvements to the product, rendered inventory to be obsolete at December 31, 2008.

Our corporate offices are located at 1 Newark Street, Suite 25A, Hoboken, NJ  07030.

Development Stage and Going Concern

We are still in the development stage. Since its formation the Company has not realized any revenues from its planned operations. We intend to design, manufacture and market high quality men's and women's footwear. Our primary activities since incorporation have been conducting research and development, performing business, strategic and financial planning, and raising capital.

The financial statements contained in this annual report have been prepared using accounting principles generally accepted in the United States of America applicable for a going concern which assumes that we will realize its assets and discharge its liabilities in the ordinary course of business. As of March 31, 2009, the Company has no significant established source of revenues, a working capital deficit of approximately $2,528,479, and has accumulated losses of $18,080,345 since its inception (May 18, 2004). Our ability to continue as a going concern is dependent upon achieving production or sale of goods, our ability to obtain the necessary financing to meet our obligations and pay our liabilities arising from normal business operations when they come due and upon profitable operations. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that we will be able to continue as a going concern.

Beginning in late March 2009 the Company has begun shipping  its newly enhanced products embodied in the 2009 Spring/Summer Collection to selected retail stores and chains throughout the United States, and internet retailers with shipments beginning in late March 2009.  We have a factoring and letter of credit financing facility in place, as well as various financing arrangements , however we will need to raise additional capital through private equity placements and, or other financing means.

The Skins Product Concept

We believe that there are few, if any, methods for a consumer to change the look of their shoe other than buying multiple pairs, in multiple colors, or multiple styles. With the average price of high quality shoes ranging anywhere from $150 and up, the purchase of new shoes can be a costly proposition for consumers.

Other markets have already launched products that exploit the concept of cost and style in terms of interchangeability. Within the watch market, companies offer cost effective, fashionable watches that have interchangeable straps and faces. Within the sunglasses market, some companies have many fashion-focused models with interchangeable lenses. Even in the cellular phone market, cellular phone manufacturers offer interchangeable covers that are purely a fashion statement.

The Bi-Sectional System

We have designed and continue to develop a line of footwear products based on our patented modular shoe system built with two sections: the Bone and the Skin. The Skins products are designed to be easy to use, comfortable, and employ quality craftsmanship. The inner section - or the Bone - is made from a mold utilizing advanced light-weight and resilient synthetic material. The Bone is designed to be a consistent source of comfort and support, without regard to changing styles and fashions. The outer section - or the Skin - is expected to represent our core product. It is expected that Skins will be created with various combinations of toe shapes, materials, fabrics, leather and outsole treads. We expect to launch numerous styles per season for each targeted consumer group.

Design and Development

Our principal goal in product design is to generate new and exciting interchangeable footwear with classic contemporary and progressive styles. All of our footwear is designed with an active lifestyle in mind. We design most of our styles to be fashionable and marketable to the 18 to 35 year-old consumer, with most lines appealing to the broad cross-section of the population. Any success of the Skins product may be related to:

	The unique interchangeable Skin concept,

	A constant fit and feel of the bone,

	Collapsibility of the Skin, allowing ease of travel,

	Ease of purchase over the internet,

	Catalog and other non-traditional methods of distribution,

	Our ability to recognize trends in the footwear market, and

	A product design that anticipates and accommodates consumers' ever-evolving preferences.

Our technology is designed to allow consumers to continually change Skins to fit their respective fashion and functional needs. We will attempt to identify, interpret and translate current and emerging lifestyle trends in the design of our footwear. We expect to obtain lifestyle trend information through various methods intended to monitor changes in the culture and society, including:

	Review and analysis of modern music, television, cinema, clothing and other trend-setting media,

	Travel to domestic and international fashion markets to identify and confirm current trends,

	Consultation with retail customers and end-consumers for information on current retail selling trends,

	Fit trials to ensure maximum comfort for consumers,

	Participation in major footwear tradeshows to stay abreast of popular brands, fashions and styles, and

	Subscription to various fashion and color information services.

We expect that our footwear design process will typically begin approximately nine months prior to the start of a season. Our products will be designed and developed by our in-house staff and freelance design agencies. To promote innovation and brand relevance, we expect to utilize dedicated design teams that focus on each of the men's, women's, and children's categories and report to our chief design executive, once we are able to locate and hire a person for this position. We anticipate that the design process will be collaborative whereby design staff will meet with retail and merchandising and sales and production personnel to refine the design to our perceived demand of the markets. After the designers arrive at a consensus regarding the fashion themes for the coming season, the designers then translate these themes into products. These variations will include variations in product color, material, structure and decoration, which are arrived at after close consultation with those involved in design and production.

After a design is complete, we will create prototype blueprints and specifications and forward them to our third-party manufacturers, which will then forward the design prototypes back to our design team. We plan to allow our major retail customers, if any, to review upcoming design concepts prior to release. We believe that input from these retailers could assist us in predicting consumer reaction to our latest designs and afford us an opportunity to foster collaborative relationships with our customers. Management believes that our design teams will be able to modify and refine a design based on customer input.

Business Strategy

Footwear manufacturers may expect a limited number of purchases from consumers since footwear is commonly viewed by consumers as functional attire. The Skins product concept is designed to change the consumer view of footwear from a functional requirement to a fashionable accessory. The consequence is that we may be able to market, sell and distribute in a similar manner as an apparel entity. In essence, we expect that the non-traditional concept of our footwear will be ground breaking and disruptive to lifestyle and the footwear and fashion industry specifically.

We will concentrate on our core design and development of the Skin and Bone product, while outsourcing the production requirements to third parties. We plan an initial strategy of developing our own brand. In the future, we intend to license to existing brands to maximize our market exposure and product distribution, in addition to working with the orthopedic market in supplying Bones without foot-beds to orthopedic insole manufacturers to allow for orthopedic fitted Bones for individuals with orthopedic needs. We expect to act as a wholesaler, marketing our products to specialty, department and Internet retail locations via marketing and branding efforts.

We intend to begin with both men and women's high-end footwear. We plan to introduce our product in the high-end market to mavens, trendsetters and early adopters, in an attempt to build brand equity and focus on exclusive specialty shops that sell high-fashion quality apparel and footwear. We plan on conducting promotional activities such as celebrity product placement and Skins sponsored events, in addition to fashion and business press editorial coverage to increase the brand visibility and credibility. We will be working with a fashion, footwear and accessory specific public relations firm to assist and produce these events and undertakings. After establishing our brand, we plan to broaden our distribution with more mainstream middle-market retailers, and then begin to enter the children's market and license our technology to other manufacturers.

Marketing Strategy

We expect that our marketing strategy will consist of the following elements:

Product Diversity

We expect that product diversity will be a key marketing strategy. Initially, we plan to invest only the required time and money for the design and development of our initial line of products. Following the initial stages of our market penetration, if any, we plan to expand our product line and increase the number of retail channels through which our products are sold. We believe that the strategy of continuously diversifying our products will occur as we build and develop our retail distribution channels.

Branding

We believe that a well-recognized brand is an important element for success in the footwear and apparel industry. We will attempt to position our footwear as a lifestyle brand that encompasses innovation and design while maintaining quality and a holistic fit. Our management will be directly involved in shaping our image and the conception, development and implementation of its advertising and marketing activities. We intend to aggressively promote our brand through a comprehensive marketing campaign. We hope that this campaign, which will be image-oriented and product specific, will eventually result in a high level of recognition of the Skins brand across a variety of footwear and apparel categories.

Advertising

We anticipate that our advertisements will generally seek to build and increase brand awareness by linking the Skins brand to contemporary lifestyles and attitudes, rather than exclusively marketing a particular Skins footwear product. We will market the Skins name to represent flexibility, managing the brand and product design towards evolving footwear and apparel fashions and consumer lifestyle preferences.

We intend to employ a multi-phased advertising strategy that we hope will expand with our advertising requirements and investment capabilities. Initially, we plan to utilize cost sensitive and effective means to reach our targeted customer base. We expect to use this marketing phase within our first phase of growth and expansion strategy, initially targeting the fashion centers within the US and later within Europe, and Asia/Australia.

Once, and if, we reach certain predetermined levels of sales, we plan to invest monetary and human capital to expand our advertising campaigns into a traditional portfolio marketing campaign that is based on management of our marketing and advertising portfolio.

Promotional Activities

We plan on implementing product placement with well-known celebrities, hosting events to help enhance the Skins image in the coming years, and to focus marketing efforts for our products among specific consumer groups. We anticipate that high profile and diverse appeal of celebrities may be able to assist the Skins brand to reach new markets.

Entertainment Promotions: Our promotional strategies are expected to include retail collaborations, in-store specials, product tie-ins and giveaways, and other special events.

Sourcing and Production

Outsourcing

On November 24, 2008, we entered into a Buying Agency Agreement with LJP International, LLC (“LJP”).  Pursuant to the agreement, LJP will serve as our non-exclusive buying and sourcing agent and will be responsible for sourcing of raw materials, arranging manufacturing facilities, monitoring manufacturer quality, finished product inspection, and coordinating freight forwarders.  We will pay LJP an amount equal to 8% of the FOB country of origin price for product ordered, shipped, and accept by us.   Either party may terminate the agreement at any time upon providing the other party with 90 days written notice.

Production

In 2008, our company changed its production strategy, and with LJP’s assistance, identified a shoe manufacturing facility in Brazil.  Management believes that production in Brazil will enhance the quality of our product and reduce costs over the long-term.  We had previously utilized manufacturing facilities in China.

Inventory Risks

Due to the nature of our planned “high level” of style and fashion, inventory risks will be higher, since fashions can change quickly and past styles can be rapidly considered obsolete. We will attempt to reduce the risk of overstocking by:

☐	Assessing demand for our products by soliciting input from our customers and monitoring retail sell-through processes,

☐	Analyzing historical and current sales and market data to develop internal product quantity forecasts,

☐	Seeking to share inventory risks with retail channels as much as possible, and

☐	Investing in core and basics inventory that can be held for more than one season.

Growth and Expansion Strategy

We plan to expand our operations in three primary segments:

Region by Region

We will launch our operations in the United States  and attempt to maintain those operations throughout the planned growth period. We expect sell direct to the consumer in addition to expanding into developed countries in Western Europe and throughout the world. This expansion process may be expedited via licensing agreements with multinational apparel brands and distributors.

Demographics

We believe that the Skins core product concept is suitable for all ages. We believe that the key advantages of the product concept will initially attract the most fashion-savvy age group - the 18 to 35 year olds. When and if the product concept becomes more widely known, we plan to expand our demographic focus of the product concept to the 5 to 55 year old market segments.

Distribution

Initially, we will market our products to specialty high end retail stores and chains in the U.S., and internet retailers.  Our sales strategy includes setting sales meetings with the retail stores in which we hope to have our product carried. We will exhibit and participate in international industry tradeshows and events and establish close connections with the retailers we intend to do business with, including them at times in pre-selection and viewing of upcoming collections for the purpose of their review and comment. When and if our brand becomes more widely known and the product concept is more widely accepted, we will seek to establish licensing agreements with branded apparel companies. The third phase of distribution may include self-managed Skins concept stores in the heart of major metropolitan shopping areas acting primarily as a marketing tool and serving as examples for future licensed retail.

Pricing Strategy

Initially we will target our Skins footwear products to the purchasers of higher end lifestyle oriented and casual footwear and are aiming to the higher end of the market.

Competition

We will face intense direct and indirect competition.

☐	Direct Competition: We will primarily offer lifestyle, athletic and dress-casual shoes. Consequently, all footwear companies that can be defined within those categories will be our competition.

☐
Indirect Competition: In addition, due to, in managements opinion,  the unique Skins product concept that involves interchangeability, we should be able to utilize the distribution patterns of the apparel market, including Internet and catalog sales, and via specialty retail distribution without the requirement of a footwear department. This opportunity widens our competition to include apparel companies that do or potentially will offer footwear products with their respective brand. These companies are defined as indirect competition, since we will target these companies as potential retail distribution points and for possible licensing agreements.

The apparel and footwear industries are extremely competitive and highly fragmented. This is most likely due to low barriers to entry. All that is required to enter the industries are clothing designs that appeal to department store and/or specialty store buyers. If a designer receives orders, he or she can contract the production of the item to a low-cost, independent manufacturer, usually outside the United States. In many areas, the barriers to entry are insignificant. These industries are characterized by simple technologies, low fixed assets per employee and ease of expansion through the use of contractors.

Although entering into the apparel and footwear industry may be relatively simple, being successful in the industry is much more difficult. The strength of large retailers is a major challenge to many designers, including us. As retailers shrink their inventories and place orders closer to the time that merchandise will be needed, designers and manufacturers are forced to assume more inventory risk.

Employees

As a development stage company, and even as we begin selling our product, we plan to rely on outside consultants and resources in an attempt to control our costs and expenses. Accordingly, as of June 23, 2009, we employ three full-time employees. None of our employees are covered by a collective bargaining agreement. We believe that our relations with our employees are good.

Patent and Patent Applications

We own one issued United States patent claiming the modular shoe system; this patent issued February 6, 2007 as U.S. patent number 7,171,768 (the ‘768 patent).  Additionally we have two pending U.S. patent applications also claiming certain aspects of the modular shoe system: U.S. patent application serial number (USPASN) 11/638,166 filed December 13, 2006, which is a continuation of the ‘768 patent, and USPASN 11/578,741 which is a national phase application of Patent Cooperation Treaty (PCT) international application serial number PCT/US04/033446 (the '446 application).  The '446 application has also been nationalized in Australia, Canada, China (PRC), Europe, Hong Kong, Israel, Japan, Korea, New Zealand and the Russian Federation.

Reports to Security Holders

We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file annual, quarterly and other reports and information with the Securities and Exchange Commission. You may read and copy these reports, statements, or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. 20549. Our filings are also available to the public from commercial document retrieval services and the Internet worldwide website maintained by the U.S. Securities and Exchange Commission at www.sec.gov.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements. Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

•	our future operating results;
•	our business prospects;
•	our contractual arrangements and relationships with third parties;
•	the dependence of our future success on the general economy;
•	our possible financings; and
•	the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe,” “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained should be read in conjunction with our annual Report on Form 10-K for the year ended December 31, 2008. We also urge you to review and consider our disclosures describing various risks that may affect our business, which are set forth under the heading "Risk Factors Related to our Business" in our annual Report on Form 10-K for the year ended December 31, 2008.

OVERVIEW

Our Company

We are a development stage company. We have not yet realized any revenues from our planned operations.

We have designed and continue to develop an innovative footwear product - a two-part footwear structure consisting of an outer collapsible “Skin” and an inner orthopedic support section called the “Bone.” This structure enables consumers to purchase one inner section and multiple outer skins - resulting in multiple style variations from the same pair of inner section, with the same feel and fit despite the type of Skin being worn. Our primary activities have been conducting research and development, performing business, strategic and financial planning, and raising capital.

We have initially designed and manufactured men's and women's footwear and distributed to a test market through soft commercial launches in 2007 and 2008. Due to technological advances in the product, we updated the design of the Bone to be launched for the Spring/Summer 2009 season. The Bone is designed such that it can only be worn once it is inside the Skin and not on its own. As a result of the product enhancements and advanced technologies all inventory was rendered obsolete at December 31, 2008.

We anticipate marketing our products via traditional footwear channels, non-traditional apparel channels, the Internet and other retail locations that traditionally do not have a footwear department. Due to the interchangeability of a Skin and a Bone, a consumer will know how the product will fit and feel once they own a Bone, allowing the customer to purchase a Skin from various venues without having to try on the product.

Our objective is to create a new attire concept that allows and encourages consumers to more frequently change their footwear - positioning the Skins concept between footwear and apparel. Our footwear will initially be designed with an active, youthful lifestyle in mind. We will initially design most of our styles to be fashionable and marketable to the 18- to 35-year old consumer, with consideration in the future to lines that will appeal to the broad cross-section of the population.

PLANNED OPERATIONS

Product Development

We have designed, outsourced manufactured and are marketing a patented quality men’s and women’s footwear.  We completed a test and soft launch to limited number of select retailers during the third quarter of 2007 and the second quarter of 2008. The focus is on creating a high-end line of Skins priced at a manufacturer's suggested average retail price of $110 to $130 for women and $140 to $160 for men. Based upon test launches in 2007 and 2008, further market research conducted with our retail partners, design consultants, and practical feedback, the Bone now has no toe-box in an attempt to increase comfort and provide a better fit to a wider audience of consumers. The Bone and Skins technology, as it stands today, has now been field tested with different retailers, different consumers and is scalable and transferable. Our Skins are being designed by our in-house designer and other outsourced design firms. They collaboratively put together the collection for men's and women's Skins, the packaging and retail displays, and help in refining the creative identity of the brand.

We continue to seek ways to lower costs, and explore other materials with various characteristic benefits and will always look to improve upon our product.  As a result we made the decision to use a manufacturer located in Brazil and use a sourcing agent with local Brazilian shoe manufacturing expertise.  We believe that the change in manufacturer will both reduce our production costs while raising the quality of our product.   The Brazilian made  Spring/Summer 2009 Collection (“SS 2009”) was delivered in late March 2009 and shipped to retailers through April 2009.   We are currently taking orders on the Brazilian made Fall/Winter 2009 Collection (“F/W 2009”).

Sourcing

On November 24, 2008 the Company entered into a Buying Agency Agreement with LJP International, LLC (“LJP”). Pursuant to the agreement, LJP will serve as the Company’s non-exclusive buying and sourcing agent and will be responsible for sourcing of raw materials, arranging manufacturing facilities, monitoring manufacturer quality, finished product inspection, and coordinating freight forwarders. The Company will pay LJP an amount equal to 8% of the FOB country of origin price for product ordered, shipped, and accept by the Company. Either party may terminate the agreement at any time upon providing the other party with 90 days written notice.

Planned Distribution

We plan to act as a wholesaler and market our products to specialty, department, and Internet retail locations via our marketing and branding efforts in addition to international distributors.

Our management will consider the children's market and more mainstream middle-market retailers once our brand is more established. Our management is also considering licensing our technology in the future.

We have designed, outsourced manufactured, and are now marketing quality men’s and women’s footwear with distribution to select retailers that began in late March 2009. Our management is currently writing orders for the Fall/Winter 2009 retail season. The planned distribution will encompass independent specialty retailers, national retailers and department stores, E-tailers, and some International distribution.

Critical Accounting Policies

Our financial statements reflect the selection and application of accounting policies, which require management to make significant estimates and assumptions. The Company believes that the following are some of the more critical judgment areas in the application of our accounting policies that currently affect our financial condition and results of operations.

Allowance for Uncollectible Accounts

The allowance for uncollectible accounts receivable is an estimate of losses that might be realized as a result of customers’ inability to pay.   Management estimates this allowance based a review of customer status.  Adjustments to these estimates may be required if the financial condition of the customers change.

Inventories

Inventory is valued at the lower of cost or market using the first-in, first-out (“FIFO”) method or methods that approximate the FIFO method.   Inventory costs include costs of finished goods from third party manufacturers, inbound freight, duties, and sourcing agent fees.  Costs of warehousing and distribution are expensed as incurred and are included in selling, general and administrative expenses.

Revenue Recognition

Revenue is recognized when products have been shipped, persuasive evidence of an arrangement exists, the customer takes legal title, the sales price is fixed or determinable, and collectability of the related receivable is reasonably assured. Estimated allowances for returns and discounts are recorded as a reduction of gross revenue during the same period as the related revenue is recorded. These estimates are based on factors that include, but not limited to, analysis of credit memorandum activity and management’s current expectations. The ultimate amount realized from the sale of products could differ from management estimates.

Share-Based Compensation

The Company uses the fair value recognition provisions of Financial Accounting Standards No. 123R, "Share Based Payment", which requires the Company to expense the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of such instruments. The Company uses the Black-Sholes model to calculate the fair value of the equity instrument on the grant date.

The Company uses the provisions of FAS 123(R) and EITF 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services to account for the compensation expense associated with grants to non-employees. The Company measures the compensation associated with these grants based on the fair value of the equity instruments issued using the Black-Scholes Model. In all option grants of this kind there is no measurement date to calculate the fair value of the options at the date of grant because the performance commitment had not yet occurred (there are no sufficiently large disincentives for non-performance) and the performance by the non-employees was not complete. The Company calculates the expense at each reporting period based upon fair value of the options that vested during the reporting period using the fair value on the reporting date.

Deferred Tax Assets

In assessing the realization of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. As a result of uncertainty of achieving sufficient taxable income in the future a full valuation allowance against its deferred tax asset has been recorded. If these estimates and assumptions change in the future, the Company may be required to reverse the valuation allowance against deferred tax assets, which could result in additional income tax income.

Impairment of Long Lived Assets

The Company assesses the valuation of components of its property and equipment and other long-lived assets whenever events or circumstances dictate that the carrying value might not be recoverable. The Company bases its evaluation on indicators such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements and other external market conditions or factors that may be present. If such factors indicate that the carrying amount of an asset group may not be recoverable, the Company determines whether an impairment has occurred by analyzing an estimate of undiscounted future cash flows at the lowest level for which identifiable cash flows exist. If the estimate of the undiscounted cash flows during the estimated useful like of the asset if less than the carrying value of the asset the Company recognizes a loss for the difference between the carrying value of the asset and its estimated fair value, generally measured by the present value of the estimated cash flows.

Results of Operations and Financial Condition

Three Months Ended March 31, 2009 Compared with Three Months Ended March 31, 2008

For the three months ended March 31, 2009 and 2008 we recognized revenue of approximately $32,000 and $0, respectively.  In late March 2009 we began shipping our Brazilian made Spring/Summer 2009 collection to a select group of retailers.

Cost of sales was $22,389 and $0 for the three months ended March 31, 2009 and 2008, respectively.  The increase was attributed to the sale of inventory to customers in late March 2009.

Design and development expenses were $70,861 and $109,253 for the three months ended March 31, 2009 and 2008, respectively. The decrease of $38,392 was primarily attributable to a decrease in the amount of design and development costs from the prior year needed to further develop the product and bring it to market due to the lack of resources.

Selling, general and administrative expenses (SG&A) for the three months ended March 31, 2009 and 2008 were $1,081,858 and $917,955 respectively. The  increase in SG&A expenses of $163,903 are primarily attributable to increases in share based compensation of approximately $233,000, resulting from the issuance of stock options to board members, Company officers, employees, and consultants,  an increase in consulting expenses of approximately $177,000 related to the fund raising efforts, an increase of approximately $96,000 of depreciation expense, and an increase of approximately $10,000 in estimated bad debt expense,  which was offset by a decrease in advertising and marketing expenses of approximately $156,000,  a decrease in salaries, board and advisor member fees and compensation of approximately $143,000,  a decrease in rent expense of approximately $23,000,  a decrease in travel and entertainment of approximately $23,000, and a decrease in professional and other expenses of approximately $7,000.

Our net loss for the three months ended March 31, 2009 was $2,061,182 or $0.03 per share as compared to a net loss of $1,122,116 or $0.03 per share for the three months ended March 31, 2008.

Year Ended December 31, 2008 Compared with Year Ended December 31, 2007

There were no earned revenues during the years ended December 31, 2008 and 2007.

Design and development expenses were $858,261 and $1,859,238 for the years ended December 31, 2008 and 2007, respectively.  The decrease of $1,000,977 was primarily attributable to a decrease in the amount of design and development costs from the prior year needed to further develop the product and bring it to market due to the lack of resources.

Selling, general and administrative expenses (SG&A) for the years ended December 31, 2008 and 2007 were $3,651,975 and $4,780,436, respectively.

The decrease in SG&A expenses of $1,128,461 are primarily attributable to increases in employee compensation and benefits of approximately $80,000 to staff the business in anticipation of bringing the product to market, increased warehouse and operating expenses of $5,000, increases in non-cash and other charges such as additional non cash fees paid to promissory note holders totaling approximately $187,000, and an increase in depreciation of approximately $190,000, which were offset by reductions in travel of approximately $274,000, marketing and advertising expenses of approximately $459,000, professional and other expenses of approximately $326,000, share-based compensation of approximately $333,000, termination expenses for a previous employee of $170,000, and non recurring income of $28,000.

Our net loss for the year ended December 31, 2008 was $4,621,672 or $0.09 per share as compared to a net loss of $6,612,193 or $0.18 per share for the year ended December 31, 2007.

Liquidity and Capital Resources

As of March 31, 2009, we had no significant established source of revenues and had accumulated losses of $18,080,345 since inception. Our ability to continue as a going concern is dependent upon achieving sustainable production, sales, profitability and our ability to obtain the necessary financing to meet our obligations and pay our liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that we will be able to continue as a going concern.

At March 31, 2009, we had $29,908 in cash. We earned approximately $32,000 in revenues since our inception in May 2004.

Generally, we have primarily financed operations to date through the proceeds of the private placement of equity securities, the proceeds of warrants exercised, and the issuance of promissory notes.

We received net proceeds of $2,261,462 from the private placements that were conducted in connection with the share exchange transaction during the fiscal quarter ended March 31, 2006. During the fourth quarter of fiscal 2006 and the first quarter of fiscal 2007 we received cash proceeds from warrant exercises totaling $1,680,763 and $609,462, respectively.

On May 21, 2007, we closed a financing transaction pursuant to which we sold a total of 4,000,000 units to seven investors and raised an aggregate of $3,000,000. Each unit consists of one share of our common stock and one share purchase warrant that is exercisable at an exercise price of $1.00 per share at any time upon election of the holder during the 30 months after the offering. Net proceeds from the private offering were $2,962,013 (net of issuance costs of $37,987).

From December 2007 through March 2008, we issued secured promissory notes in a total amount of $705,000 to various lenders. The notes bore interest at the rate of 5% per annum compounded annually and were secured by the grant of a security interest by us to the lenders in all of our intellectual property rights, patents, copyrights, trademarks which we now have or acquire and all proceeds and products thereof. We agreed to repay the Loan upon our completion of a financing, and in no event later than six months from each of the notes’ date of issuance. Pursuant to the notes, and in consideration of entering into the notes, the lenders received a total of 1,285,976 shares of our common stock. In addition, the lenders received piggy-back registration rights with respect to the shares. In April 2008, we conducted a private placement and the lenders invested the principal amounts due under the notes into the placement and waived interest due under the notes. As part of the consideration, we issued an additional 316,298 shares of common stock to the lenders as part of the transaction.

On April 9, 2008, we sold a total of 13,403,225 units to 27 investors and raised aggregate gross proceeds of approximately $2,680,645 in a private offering. Of the gross proceeds of $2,680,645 raised in the offering,

(i)	$1,935,000 represents cash received by the Company from investors,

(ii)	$705,000 represents an amount due under six secured promissory notes previously issued by the Company that was invested by five holders into this offering, and

(iii)	$40,645 represents amounts owed by the Company to three non-employee board members and two advisory board members in lieu of payment for fees due to them.

In addition, the Company issued 100,000 units to a financial consultant that provided services in connection with the offering in lieu of $20,000 payment in cash for such services.

Each unit was sold for $0.20 and consists of one share of common stock of the Company and one share purchase warrant, exercisable at an exercise price of $0.40 per share at any time upon election of the holder during the 24 month period following the offering.

Pursuant to a private placement offering the Company sold 4,900,000 private placement units for $245,000 in September 2008. Each Unit was sold for $0.05 and consists of one share of the Company Common stock and one purchase Warrant representing one and one-half shares of Company Common Stock, exercisable at an exercise price of $0.05 per Warrant. The Warrants expire 30 months from the date of issuance.

On November 7, 2008 and November 19, 2008 the Company sold 3,000,000 and 1,800,000 private placement units for $150,000 and $90,000, respectively, pursuant to a private placement offering. Each unit was sold for $0.05 and consisted of one share of Company Common stock and one purchase Warrant representing one and one-half shares of Company Common Stock, exercisable at an exercise price of $0.05 per share. The Warrants expire 30 months from the date of issuance.

On November 11, 2008 the Company closed on a Revolving Loan and Security Agreement (the “Loan Agreement) which included a September 12, 2008 Facility Letter signed with Ashford Finance, LLC (“Ashford”), their terms of which provide for a $3 million Letter of Credit and Accounts Receivable financing facility. The Loan Agreement terminates on November 30, 2009. All financings by Ashford are subject to Ashford’s sole discretion. All Letters of Credit funded for inventory production will be based upon purchase orders from customers acceptable to Ashford. In addition Ashford will finance up to 75% of eligible accounts receivable, as defined. This agreement is collateralized by a first priority security interest in all Company assets, as defined. In addition all borrowings under the terms of the Facility are personally guaranteed by Mark Klein, the Company’s Chief Executive Officer. To date the Company has not made any borrowings under the Loan Agreement.

Net cash used in operating activities for the year ended December 31, 2008 was $2,385,647 as compared to net cash used of $5,324,722 in the same period in 2007. The decrease in net cash used was primarily attributable to a decrease in net loss from operations during the year ended December 31, 2008 as compared to the same period in 2007, which was primarily attributable to a decrease in operating expenditures compared to the year ended December 31, 2007. Operating expenditures consisted principally of design and development, advertising and promotion, legal and accounting fees and salaries and costs to bring the product to market.

Cash used in investing activities for the year ended December 31, 2008 was $528,904, as compared to $260,023 during the same period in 2007. The increase in net cash used was primarily attributable to an increase in our purchase of molds, store displays and property and equipment.

Net cash provided by financing activities for the year ended December 31, 2008 was $2,908,453, as compared to $3,836,005 for the same period in 2007. The decrease was primarily attributable to the Company receiving $555,000 from the issuance of secured promissory notes to various lenders, the raising of $1,868,453 (net of direct costs of $66,547) from the April 9, 2008 private placement, and raising $485,000 from the September 2008 and November 2008 private placement offerings while the Company raised a net $2,962,013 in the May 21, 2007 financing transaction.

 At December 31, 2008, we had 3,459,092 stock options and 27,767,592 common stock purchase warrants outstanding. The outstanding stock options have a weighted average exercise price of $0.39 per share as adjusted for the April 2, 2008 option repricing. The outstanding warrants have a weighted average exercise price of $0.36 per share. Accordingly, at December 31, 2008, the outstanding options and warrants represented a total of 36,283,867 shares issuable for a maximum of $11,478,038 if these options and warrants were exercised in full. The exercise of these options and warrants is completely at the discretion of the holders. There is no assurance that any of these options or any additional warrants will be exercised.

Net cash used in operating activities for the three months ended March 31, 2009 was $257,348 as compared to net cash used of $683,063 in the same period in 2008. The decrease in net cash used was primarily attributable to a decrease in net loss from operations during the three months ended March 31, 2009 as compared to the same period in 2008, which was primarily attributable to a decrease in operating expenditures compared to the three months ended March 31, 2008. Operating expenditures consisted principally of design and development, advertising and promotion, legal and accounting fees and salaries and costs to bring the product to market.

Cash used in investing activities for the three months ended March 31, 2009 was $40,707, as compared to $178,710 during the same period in 2008. The decrease in net cash used was primarily attributable to a decrease in our purchase of molds, store displays and property and equipment.

Net cash provided by financing activities for the three months ended March 31, 2009 was $327,875, as compared to $865,000 for the same period in 2008. The decrease was primarily attributable to the Company receiving $555,000 from the issuance of secured promissory notes to various lenders in 2008, and the raising of $310,000 as part of the April 9, 2008 private placement as compared to the sale of $250,000 of convertible debentures in March 2009 and the $77,875 private placement of common stock and warrants in January 2009.

At March 31, 2009, we had 17,702,274 stock options and 29,395,092 common stock purchase warrants outstanding. The outstanding stock options have a weighted average exercise price of $0.12 per share as adjusted for the April 2, 2008 option repricing. The outstanding warrants have a weighted average exercise price of $0.35 per share. Accordingly, at March 31, 2009, the outstanding options and warrants represented a total of 47,027,366 shares issuable for a maximum of $12,259,663 if these options and warrants were exercised in full. The exercise of these options and warrants is completely at the discretion of the holders. There is no assurance that any of these options or any additional warrants will be exercised.

On June 16, 2008 the Company appointed Michael Solomon as its new Chief Financial Officer and executed an employment letter on July 9, 2008. Mr. Solomon will be paid $175,000 base salary per year which will be increased to $200,000 per year after the Company completes a financing transaction or series of financing transactions cumulatively totaling in excess of $1 million. Mr. Solomon also was granted 150,000 shares of the Company’s common stock to be issued upon his appointment and  received an additional 250,000 shares of common stock three months from the commencement of his employment. On July 30, 2008, the Company and Mr. Solomon, entered into an amendment (the “Amendment”) to the employment letter agreement dated July 9, 2008. Pursuant to the terms of the Amendment, the 150,000 restricted shares of the Company’s Common Stock granted to Mr. Solomon and the 250,000 restricted shares to be to Mr. Solomon under his agreement are subject to certain additional restrictions and subject to forfeiture, as set forth in the Amendment.  On October 30, 2008 the Company issued 400,000 shares of common stock to Mr. Solomon.  As a result the Company recorded $92,000 of share-based compensation from this issuance.

If we are unable to obtain additional financing, enter into a merger or acquisition, or generate revenue we may not have sufficient cash to continue operations for beyond July 31, 2009. We anticipate raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support our business operations; however we currently may not have commitments from third parties for sufficient additional capital. We cannot be certain that any such financing will be available on acceptable terms, or at all, and our failure to raise capital when needed could limit our ability to continue our operations. Our ability to obtain additional funding prior to July 31, 2009, and thereafter, we will determine our ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on our financial performance, results of operations and stock price and require us to curtail or cease operations, sell off our assets, seek protection from our creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of our common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, may require that we relinquish valuable rights.

RECENT EVENTS

Stock Option Issuances

On February 5, 2009 the Company Board of Directors approved the issuance of 13,418,182 stock options to Board members, Company officers, employees, and consultants.    All stock options were issued at an exercise price of $0.055, fair market value on the date of grant, expire 24 months from that date, and were fully vested upon grant except for 1 million of the options which were issued to certain consultants.   Of the total granted 7,168,182 stock options represented payment in lieu of $197,125 of accrued salary, board member fees, and certain consulting fees.

January 2009 Private Placement

On January 16, 2009 and January 20, 2009 the Company sold 600,000 and 200,000 private placement units, respectively, for $40,000.   During January 2009 the Company sold 757,500 private placement units to Michael J. Rosenthal, the Company Chairman, for $37,875. Each unit was sold for $0.05 and consisted of one share of Company Common stock and one purchase Warrant representing one and one-half shares of Company Common Stock, exercisable at an exercise price of $0.05 per share. The Warrants expire 30 months from the date of issuance.

March 2009 Financing Agreements

a. Tangiers Investors, LP Securities Purchase Agreement and Convertible Debenture

On March 23, 2009 we entered into a Securities Purchase Agreement with Tangiers. Pursuant to the Securities Purchase Agreement the Company may, at its discretion, periodically sell to Tangiers shares of its common stock for a total purchase price of up to $2,000,000. For each share of common stock purchased under the Securities Purchase Agreement, Tangiers will pay the us 90% of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the five days immediately following the notice date. The price paid by Tangiers for the Company's stock shall be determined as of the date of each individual request for an advance under the Securities Purchase Agreement. Tangiers’ obligation to purchase shares of the Company's common stock under the Securities Purchase Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of the Company's common stock sold under the Securities Purchase Agreement and is limited to $250,000 per ten consecutive trading days after the advance notice is provided to Tangiers. The Securities Purchase Agreement shall terminate and Tangiers shall have no further obligation to make advances under the Securities Purchase Agreement at the earlier of the passing of 18 months after the date that the Securities and Exchange Commission declares the Company’s registration statement effective or the Company receives advances from Tangiers equal to the $2,000,000. Upon the execution of the Securities Purchase Agreement, Tangiers received a one-time commitment fee equal to $100,000 of the Company's common stock divided by the lowest volume weighted average price of the Company's common stock during the 10 business days immediately following the date of the Securities Purchase Agreement, as quoted by Bloomberg, LP.

In relation to the Securities Purchase Agreement, the Company issued Tangiers a 7% convertible debenture in the amount of $85,000 on March 23, 2009. This convertible debenture had a term of one year and was fully funded on April 1, 2009. Payment of interest on the convertible debenture can be made in cash or, at the option of the Company, in shares of the Company’s common stock valued at the then applicable conversion price. Interest on the convertible debenture will accrue as of March 23, 2009 and will not be payable until the maturity date of March 23, 2010. The debenture also had a conversion price equal to 75% of the average of the three lowest volume weighted average trading prices of the Company’s common stock during the five trading days prior to conversion. However, if the average of the three lowest volume weighted average trading prices is below $0.01 the Company may elect to prepay at a premium of 125% the portion of the debenture which was subject to the conversion election. On June 22, 2009 the Company and Tangiers agreed to amend and restate the convertible debenture to remove the conversion features of the convertible debenture so that the debenture would no longer be convertible into shares of the Company’s common stock. This was the only change that was made to the convertible debenture and all of the other terms remained as described above.

No portion of the convertible debenture was ever converted into stock prior to the Company and Tangiers entering into the amended and restated debenture

b.  JED Management Corp. Convertible Debentures

On March 19, 2009 and March 25, 2009 the Company sold two 8% Convertible Debentures (“the Debentures”) to JED Management Corp. (“JED”) for $185,000 each.

Principal and accrued interest on the Debentures matures on as follows: $76,000 on March 19, 2011, $109,000 on March 25, 2011 for the first of the Debentures, and $185,000 on March 25, 2011on the second of the Debentures.  The Company may prepay, at its sole discretion, any portion of the principal for 125% of the amount being prepaid plus any portion of the accrued interest.   JED, at its sole discretion, may convert the principal plus accrued interest into shares of Common Stock at a price of (60%) of the lowest closing bid price, determined on the then current trading market for the Company’s Common Stock, for 10 trading days prior to conversion.  In addition, one of the Debenture’s, in lieu of conversion may be exchanged, including all principal and interest, for non-trade debt of $275,000.

 For a period of six months from March 19, 2009 and March 25, 2009, respectively, JED shall be entitled to “piggyback” registration rights on registration statements being filed by the Company except if the registration statements are being filed for the purposes of Private Investment in Public Equity (“Pipe”) transactions.

In the case of an Event of Default, as defined, the payment of principal and accrued interest shall be immediately due and payable if JED so elects.

On March 27, 2009 JED exchanged the second of the debentures for $275,000 of payables of the Company pursuant to Assignment and Assumption Agreements (“A-A Agreements”) between JED and two of the Company’s vendors.  Pursuant to the A-A Agreements JED purchased from the vendors, at a discount, payables owed to the vendors provided that the Company agrees to convert to common stock the payables, now owned by JED, at 60% of the lowest closing bid price for 10 days prior to the conversion date.  All conversions of the payables into common stock are made at the sole discretion of JED.

On April 24, 2009 the Company executed two Amendments (the “Amendments”) to the two 8% 185,000 Debentures issued to JED on March 19, 2009 and March 25, 2009, respectively.   The Amendments provide that JED, at its sole discretion, may convert the principal plus accrued interest into shares of Common Stock at a price of (35%) of the lowest closing bid price, determined on the then current trading market for the Company’s Common Stock, for 10 trading days prior to conversion.   Before the Amendments the conversion rate was 60%.

The Amendments also added to the Debentures that if the Company does not request the issuance of shares underlying the Debentures after receipt of a Notice of Conversion within 4 business days following the period allowed for any objection, Mark Klein, the Company’s Chief Executive Officer, shall, in his personal capacity, be responsible for any differential in the value of the converted shares underlying the Debentures between the value of the closing price on the date the shares should have been delivered and the date the shares are delivered.

On April 22, 2009 the Company issued two 8% Convertible Debentures (“the April 2009 Debentures”) to JED for $70,000 and $104,250, respectively.

Principal and accrued interest on the Debentures matures on April 22, 2011.   The Company may prepay, at its sole discretion, any portion of the principal for 125% of the amount being prepaid plus any portion of the accrued interest.   JED, at its sole discretion, may convert the principal plus accrued interest into shares of Common Stock at a price of (35%) of the lowest closing bid price, determined on the then current trading market for the Company’s Common Stock, for 10 trading days prior to conversion.  In addition, one of the April 2009 Debenture’s, in lieu of conversion may be exchanged, including all principal and interest, for debt of $104,250.  On April 22, 2009 JED elected to exchange a Debenture for $104,250 of debt.

For a period of six months from April 22, 2009, JED shall be entitled to “piggyback” registration rights on registration statements being filed by the Company except if the registration statements are being filed for the purposes of “Pipe” transactions.

In the case of an Event of Default, as defined, the payment of principal and accrued interest shall be immediately due and payable if JED so elects.

If the Company does not request the issuance of shares underlying the Debentures after receipt of a Notice of Conversion within 4 business days following the period allowed for any objection, Mark Klein, the Company’s Chief Executive Officer, shall in his personal capacity, be responsible for any differential in the value of the converted shares underlying the April 2009 Debentures between the value of the closing price on the date the shares should have been delivered and the date the shares are delivered.

The closing date of both the Amendments and the April 2009 Debentures was April 27, 2009.

On June 1, 2009 the Company sold an 8% Convertible Debenture (the “Debenture”) to JED Management Corp. (“JED”) for $74,192. The Debenture matures on June 1, 2011.

The Company may prepay, at its sole discretion, any portion of the principal for 150% of the amount being prepaid plus any portion of the accrued interest. JED, at its sole discretion, may convert the principal plus accrued interest into shares of Common Stock at a price of (35%) of the lowest closing bid price, determined on the then current trading market for the Company’s Common Stock, for 10 trading days prior to conversion.

For a period of six months from June 1, 2009, respectively, JED shall be entitled to “piggyback” registration rights on registration statements being filed by the Company except if the registration statements are being filed for the purposes of “Pipe” transactions.

In the case of an Event of Default, as defined, the payment of principal and accrued interest shall be immediately due and payable if JED so elects.

The transaction closed on June 8, 2009.

In addition, in a private transaction. JED purchased and assumed $90,530.83 of our debt.

From March 27, 2009-June 17, 2009 JED converted $150,000 of trade payables due under the A-A Agreements into 7,897,939 shares of common stock.

April 2008 Option Repricing

On April 2, 2008, we repriced a total of 2,794,625 options that we had previously granted to certain of our employees, directors and consultants. The options, all of which had been previously issued pursuant to our Amended And Restated 2005 Incentive Plan (the “Plan”), were repriced to be $0.40 per share, which is greater than the $0.33 closing trading price of our common stock on the date the Board of Directors approved the transaction. The Board of Directors resolved that an exercise of $0.40 per share would provide an incentive to the recipients of the repriced options to continue to work in the best interests of our company. The other terms of the options, including the vesting schedules, remained unchanged as a result of the repricing. Total additional compensation expense on non vested options relating to the April 2, 2008 repricing is approximately $26,000 which will be expensed ratably over the 7 to 29 months service period that remain. Additional compensation expense on vested and unvested options relating to the April 2, 2008 repricing is $73,422 and $6,458, respectively, is included in selling, general and administrative expenses for the year ended December 31, 2008. The repriced options had originally been issued with $0.80 to $1.37 per share option exercise prices, which prices reflected the then current market prices of our stock on the dates of original grant. As a result of the sharp reduction in the Company’s stock price, the Board of Directors believed that such options no longer would properly incentivize the Company’s employees, officers and consultants who held such options to work in the best interests of the Company and its stockholders. Moreover, the Board of Directors believed that if these options were repriced, that such options would provide better incentives to such employees, officers and directors.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Recent Accounting Pronouncements

Effective January 1, 2008, the Company adopted the provisions of Statement of Financial Accounting Standards No. 157; “Fair Value Measurements” (“SFAS 157”), which did not have a material impact on the Company’s consolidated financial statements except for disclosures found in Note 13. SFAS 157 establishes a common definition for fair value, a framework for measuring fair value under generally accepted accounting principles in the United States, and enhances disclosures about fair value measurements. In February 2008, the Financial Accounting Standards Board (“FASB”) issued Staff Position No. 157-2, which delays the effective date of SFAS 157 for all nonrecurring fair value measurements of nonfinancial assets and nonfinancial liabilities until fiscal years beginning after November 15, 2008.   FSP FAS 157-2 is effective for the financial statements included in the Company’s quarterly report for the three months ended March 31, 2009 and application of FSA FAS 157-2 had no impact on the Company’s consolidated financial statements.

In October 2008 the FASB issued FSP FAS No. 157-3 (“FSP FAS 157-3”), “Determining Fair Value of a Financial Asset When the Market for That Asset is Not Active.” FSP FAS 157-3 clarifies the application of SFAS No. 157 in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. FSP FAS 157-3 is effective upon issuance, including prior periods for which financial statements have not been issued. Revisions resulting from a change in the valuation technique or its application should be accounted for as a change in accounting estimate following the guidance in FASB Statement No. 154, “Accounting Changes and Error Corrections.” FSP 157-3 is effective for the financial statements included in the Company’s quarterly report for the three months ended March 31, 2009 and application of FSP FAS 157-3 had no impact on the Company’s consolidated financial statements.

In April 2009 the FASB issued FASB Staff Position (FSP) FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”. This FSP: (1) affirms that the objective of fair value when the market for an asset is not active is the price that would be received to sell the asset in an orderly transaction, (2) clarifies and includes additional factors for determining whether there has been a significant decrease in market activity for an asset when the market for that asset is not active, and (3) eliminates the proposed presumption that all transactions are distressed (not orderly) unless proven otherwise. The FSP instead (1) requires an entity to base its conclusion about whether a transaction was not orderly on the weight of the evidence, (2) includes an example that provides additional explanation on estimating fair value when the market activity for an asset has declined significantly, (3) requires an entity to disclose a change in valuation technique (and the related inputs) resulting from the application of the FSP and to quantify its effects, if practicable, and (4) applies to all fair value measurements when appropriate.  FSP FAS 157-4 must be applied prospectively and retrospective application is not permitted. FSP FAS 157-4 is effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. An entity early adopting FSP FAS 157-4 must also early adopt FSP FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments, as discussed below.

In April 2009 the FASB issued FSP FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments”. This FSP: (1) changes existing guidance for determining whether an impairment is other than temporary to debt securities, (2) replaces the existing requirement that the entity’s management assert it has both the intent and ability to hold an impaired security until recovery with a requirement that management assert: (a) it does not have the intent to sell the security; and (b) it is more likely than not it will not have to sell the security before recovery of its cost basis, (3) incorporates examples of factors from existing literature that should be considered in determining whether a debt security is other-than-temporarily impaired, (4) requires that an entity recognize noncredit losses on held-to-maturity debt securities in other comprehensive income and amortize that amount over the remaining life of the security in a prospective manner by offsetting the recorded value of the asset unless the security is subsequently sold or there are additional credit losses, (5) requires an entity to present the total other-than-temporary impairment in the statement of earnings with an offset for the amount recognized in other comprehensive income, and (6) when adopting FSP FAS 115-2 and FAS 124-2, an entity is required to record a cumulative-effect adjustment as of the beginning of the period of adoption to reclassify the noncredit component of a previously recognized other-temporary impairment from retained earnings to accumulated other comprehensive income if the entity does not intend to sell the security and it is not more likely than not that the entity will be required to sell the security before recovery.  FSP FAS 115-2 and FAS 124-2 are effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. FSP 157-4, FSP 115-2 and FAS 124-2 will not have a material impact on the Company’s consolidated financial statements upon adoption.

In April 2009 the FASB issued FSP FAS 107-1 and APB 28-1 “Interim Disclosures about Fair Value of Financial Instruments”.  This FSP amends FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, to require an entity to provide disclosures about fair value of financial instruments in interim financial information. This FSP also amends APB Opinion No. 28, Interim Financial Reporting, to require those disclosures in summarized financial information at interim reporting periods. Under this FSP, a publicly traded company shall include disclosures about the fair value of its financial instruments whenever it issues summarized financial information for interim reporting periods. In addition, an entity shall disclose in the body or in the accompanying notes of its summarized financial information for interim reporting periods and in its financial statements for annual reporting periods the fair value of all financial instruments for which it is practicable to estimate that value, whether recognized or not recognized in the statement of financial position, as required by Statement 107.

FSP 107-1 and APB 28-1 are effective for interim periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. However, an entity may early adopt these interim fair value disclosure requirements only if it also elects to early adopt FSP FAS 157-4 and FSP FAS 115-2 and FAS 124-2.   The Company is currently evaluating the impact adoption of FSP 107-1 and APB 28-1may have on the consolidated financial statements.

In December 2007, the FASB issued Statement No. 160, "Non-controlling Interests in Consolidated Financial Statements - an amendment of ARB No. 51 (Consolidated Financial Statements)" ("SFAS 160"). SFAS 160 establishes accounting and reporting standards for a non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. In addition, SFAS 160 requires certain consolidation procedures for consistency with the requirements of SFAS 141(R) "Business Combinations." SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 with earlier adoption prohibited. The Company has adopted the accounting and reporting standards of SFAS 160 in its March 31, 2009 consolidated financial statements.  SFAS 160 had no impact on the Company’s financial statements.

In December 2007, the FASB issued Statement No. 141(R), "Business Combinations” (“SFAS 141(R)”). SFAS 141(R) expands the definition of transactions and events that qualify as business combinations; requires that the acquired assets and liabilities, including contingencies, be recorded at the fair value determined on the acquisition date and changes thereafter reflected in revenue, not goodwill; changes the recognition timing for restructuring costs; and requires acquisition costs to be expensed as incurred. Adoption of SFAS 14 1(R) is required for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Early adoption and retroactive application of SFAS 141(R) to fiscal years preceding the effective date are not permitted.

In April 2009 the FASB issued FASB Staff Position (FSP) FAS 141(R)-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies”. This FSP amends the guidance in SFAS 141 (R). This FSP is effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

SFAS 141(R) and FSP FAS 141(R)-1 are effective for the financial statements included in the Company’s quarterly report for the three months ended March 31, 2009, and application of SFAS 141(R) and FSP FAS 141(R)-1  had no impact on the Company’s consolidated financial statements.

In March 2008 FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133” (“SFAS 161”).  SFAS 161 requires enhanced disclosures about an entity’s derivative and hedging activities. Entities will be required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedge items are accounted for under SFAS 133 and its related interpretations; and (c) how derivative instruments and related hedge items affect an entity’s financial position, financial performance and cash flows. The Company has adopted the disclosure provisions of SFAS 161 as described in Note 12.

In May 2008, the financial accounting standards Board (“FASB”) issued FASB Staff Position (“FSP”) APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”). FSP APB 14-1 clarifies that convertible debt instruments may be settled in cash upon either mandatory or optional conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14, “Accounting for Convertible Debt and Debt issued with Stock Purchase Warrants.” Management is currently evaluating the impact the adoption FSP APB-14-1 may have on the consolidated financial statements.  FSP APB-14-1 is effective for the Financial Statements included in the Company’s quarterly report for the three months ended March 31, 2009 and application of FSP APB 14-1 had no impact on the Company’s consolidated financial statements

In June 2008 the FAB issued FSP Emerging Task Force (“EITF”) 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.” FSP EITF 03-6-1 provides that unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. FSP EITF-03-6-1 is effective for fiscal years beginning after December 15, 2008, and interim periods within those years. Upon adoption, a company is required to retrospectively adjust its earnings per share data (including any amounts related to interim periods, summaries of earnings and selected financial data) to conform to the provisions of FSP EITF 03-6-1.  FSP EITF 03-6-1 is effective for the financial statements included in the Company’s quarterly report for the three months ended March 31, 2009, and application of FSP EITF 03-6-1 had no impact on the Company’s consolidated financial statements.

DESCRIPTION OF PROPERTY

We do not own any real property.

On September 26, 2008 the Company entered into a one year lease, beginning October 1, 2008, for new office space in Hoboken, New Jersey. The minimum monthly rental under the lease is $2,200 per month. The Company also paid a one-month security deposit. The lease is renewable for one year at a minimum rental rate of $2,200 per month. We believe these facilities are sufficient for the Company’s current operations.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Skins Footwear Inc.

Skins Footwear Inc. is our wholly-owned subsidiary. We have interlocking executive and director positions with Skins Footwear Inc.

Secured Promissory Notes

Rosenthal Note

On February 14, 2008, we issued a secured promissory note (the “Rosenthal Note”) to our Chairman of the Board of Directors, Michael Rosenthal (“Chairman”), in the principal amount of $100,000. Of the $100,000, $25,000 was used to pay certain amounts due and payable to Mr. Rosenthal, including Board member fees. Pursuant to the Rosenthal Note, it was to bear interest at the rate of 5% per annum compounded annually and was secured by the grant of a security interest by the Company in all of its intellectual property rights, patents, copyrights, trademarks which the Company now has or acquires and all proceeds and products thereof. The Company agreed to repay the Rosenthal Note upon the Company’s completion of a financing, and in no event later than six months from the Rosenthal Note’s date of issuance. Pursuant to the Rosenthal Note, and in consideration of entering into the Rosenthal Note, our Chairman received 185,185 shares of the Company’s common stock. Based on the closing trading price of our common stock on the OTC Bulletin Board as of the date of the Rosenthal Note, the shares had a fair market value of $50,000. In addition, our Chairman received piggy-back registration rights with respect to the shares.

Gargiulo Note

On February 28, 2008, we issued a secured promissory note (the “Gargiulo Note”) to our Chief Financial Officer (“CFO”) at the time, Deborah Gargiulo, in the principal amount of $15,000. Ms. Gargiulo resigned from her positions with the Company in May 2008. Pursuant to the Gargiulo Note, it was to bear interest at the rate of 5% per annum compounded annually and was secured by the grant of a security interest by the Company in all of its intellectual property rights, patents, copyrights, trademarks which the Company now has or acquires and all proceeds and products thereof. The Company agreed to repay the Gargiulo Note upon the Company’s completion of a financing, and in no event later than six months from the Gargiulo Note’s date of issuance. Pursuant to the Gargiulo Note, and in consideration of entering into the Gargiulo Note, our CFO received 32,609 shares of the Company’s common stock. Based on the closing trading price of our common stock on the OTC Bulletin Board as of the date of the Gargiulo Note, the shares had a fair market value of $8,478. In addition, our CFO received piggy-back registration rights with respect to the shares.

Investment of the Notes into the April 2008 Private Placement

In April 2008, we conducted a private placement, and in an effort to preserve cash for Company operations, we agreed to convert the $115,000 in principal debt owed under the Rosenthal Note and Gargiulo Note. The offering consisted of the sale of units at a sales price of $0.20 per unit, each of which consisted of (i) one share of common stock of the Company and (ii) one share purchase warrant, exercisable at an exercise price of $0.40 per share at any time upon election of the holder during the 24 month period following the offering. The Rosenthal Note and Gargiulo Note were converted into the offering, and as a result, Mr. Rosenthal and Ms. Gargiulo received 500,000 and 75,000 units, respectively. Other secured promissory note holders also converted outstanding amounts due under the notes into the private offering. Each of the secured note holders, including Mr. Rosenthal and Ms. Gargiulo, agreed to waive payment of any and all interest due under the note, which was cancelled upon conversion into the private offering. Based on the closing trading price of our common stock on the date of the closing of the private placement, the shares contained in the units issued to Mr. Rosenthal and Ms. Gargiulo had a fair market value of $295,000 and $44,250, respectively. Based on the discount of the exercise price of the warrants contained in the units compared the closing trading price of our common stock as of the date of the closing of the private placement, and assuming the warrants were exercised in full on the closing date of the private placement, the warrants issued to Mr. Rosenthal and Ms. Gargiulo had a fair market value of $95,000 and $14,250, respectively.

From December 2007 through March 2008, we issued several secured promissory notes in the aggregate principal amount of $705,000. Upon execution of the secured notes, the holders, including Mr. Rosenthal and Ms. Gargiulo, received shares of common stock in an amount that was equal to (x) half of the principal amount of the note divided by (y) the closing trading price of the Company’s common stock on the date that the parties agreed to enter into the note. This was equal to 185,185 and 32,609 shares for Mr. Rosenthal and Ms. Gargiulo, respectively, as discussed above. The lowest trading price used to calculate the number of shares to be issued under the secured notes was $0.22 per share. In consideration of the holders investing the principal due into private placement in lieu of payment and waiving any and all interest due, as discussed above, each holder that received shares upon the execution of the note based on a trading price higher than $0.22 per share, including Mr. Rosenthal and Ms. Gargiulo, was issued additional shares of common stock. These additional shares were equal to the number of shares that would have been received if $0.22 were in the formula, minus the number of shares actually received upon execution of the secured note. A total of 316,298 additional shares were issued to these secured note holders, and Mr. Rosenthal and Ms. Gargiulo received 42,088 and 1,482 shares of common stock, respectively. Based on the closing trading price of our common stock on the OTC Bulletin Board on the date the additional shares were issued to Mr. Rosenthal and Ms. Gargiulo, the shares had a fair market value of $24,832 and $874, respectively.

We believe that our arrangements with Mr. Rosenthal and Ms. Gargiulo are at fair market value and are on terms comparable to those that would have been reached in arm's-length negotiations had the parties been unaffiliated at the time of the negotiations.

April 2008 Private Placement

In April 2008, we conducted a private placement, and in an effort to preserve cash for Company operations, we agreed to convert a total of $40,645 owed by the Company to three non-employee board members and two advisory board members in lieu of payment for fees due to them. Our three non-employee directors, Mr. Rosenthal, Steve Reimer, and Frank Zambrelli were owed $13,145, $12,500, and $5,000, respectively, and in lieu of payment of such amounts received 65,725, 62,500, 25,000 units, which consisted of (i) one share of common stock of the Company and (ii) one share purchase warrant, exercisable at an exercise price of $0.40 per share at any time upon election of the holder during the 24 month period following the offering. Mr. Reimer resigned on July 31, 2008. Based on the closing trading price of our common stock on the date of the closing of the private placement, the shares contained in the units issued to Messrs. Rosenthal, Reimer, and Zambrelli had a fair market value of $38,778, $36,875 and $14,750, respectively. Based on the discount of the exercise price of the warrants contained in the units compared the closing trading price of our common stock as of the date of the closing of the private placement, and assuming the warrants were exercised in full on the closing date of the private placement, the warrants issued to Messrs. Rosenthal, Reimer, and Zambrelli had a fair market value of $12,488, $11,875 and $4,750, respectively.

Our two advisory board members, Mark Itzkowitz and Bill Priakos, were each owed $5,000, and in lieu of payment of such amount received 25,000 units. Based on the closing trading price of our common stock on the date of the closing of the private placement, the shares contained in the units issued to each of Messrs. Itzkowitz and Priakos had a fair market value of $14,750. Based on the discount of the exercise price of the warrants contained in the units compared the closing trading price of our common stock as of the date of the closing of the private placement, and assuming the warrants were exercised in full on the closing date of the private placement, the warrants issued to each of Messrs. Itzkowitz and Priakos had a fair market value of $4,750.

We believe that our arrangements with Messrs. Rosenthal, Reimer, Zambrelli, Itzkowitz, and Priakos are at fair market value and are on terms comparable to those that would have been reached in arm's-length negotiations had the parties been unaffiliated at the time of the negotiations.

November 2008 Private Placement

Pursuant to a private placement conducted in November 2008 the Company paid, in lieu of cash, private placement units to Steve Reimer, former Board member, and to William Priakos and Mark Itzkowitz, former Advisory Board members.  Each private placement unit consisted of one share of common stock and one purchase warrant exercisable at $0.05 or one and one-half shares of common stock exercisable for 30 months from the date of issuance.    In lieu of $10,718 of accrued Board fees, consulting fees, and expenses Mr. Reimer received 214,367 shares of common stock and 214,367 purchase warrants exercisable for 321,551 shares of common stock.  In lieu of accrued Advisory board fees of $5,000 Mr. Priakos and Mr. Itzkowitz each received 100,000 shares of common stock and 100,000 purchase warrants exercisable for 150,000 shares of common stock.

In addition Mr. Priakos participated in the November 2008 private placement offering.  For a cash investment of $10,000 Mr. Priakos received 200,000 shares of common stock and 200,000 purchase warrants exercisable for 300,000 shares of common stock.

Consulting Arrangements

We had consulting relationships with Steve Reimer, a former director, and Frank Zambrelli, a current director. Pursuant to our arrangement with Mr. Reimer, through BTM Consulting, Inc., services provided to our company were in relation to sales and marketing of our product. We paid Mr. Reimer a quarterly fee of $3,750 for these consulting services.  The agreement with Mr. Reimer expired on April 1, 2008 and Mr. Reimer resigned from the Board of Directors effective July 31, 2008.  Mr. Zambrelli, through Design Quadrant, provided consulting services to our company to assist in the design and merchandising of our product. We paid Design Quadrant a monthly fee of $10,000. Our arrangement with Mr. Zambrelli is on a month-to-month basis. In 2007, we received $120,000 in services from Design Quadrant. Of this amount, we paid $80,000 in 2007 and the remaining $40,000 in 2008. We believe that our arrangements with Messrs. Reimer and Zambrelli are at fair market value and are on terms comparable to those that would have been reached in arm's-length negotiations had the parties been unaffiliated at the time of the negotiations.

On November 28, 2007, the Company executed a Buying Agency and Sourcing Agreement with Atsco Footwear, LLC. Pursuant to the Agreement, Atsco will serve as the Company’s non-exclusive buying and sourcing agent and will be responsible for sourcing, commercialization and product line review. The Company will pay Atsco a commission of 7% of the first $5 million and 5% for the amounts above the first $5 million at the FOB country of origin price for merchandise sourced by Atsco and shipped to the Company. The Agreement had an initial term of one year, from November 15, 2007 through November 15, 2008, and each party has the option to extend the initial term of the Agreement for an additional year upon providing written notice to the other party no less than thirty days prior to the expiration of the initial term. This agreement was terminated in 2008.   Mark Itzkowitz, President of Atsco, was an advisory member of the Board of Directors of the Company until October 31, 2008.

On April 3, 2006, we entered into consulting agreements with two shareholders, Geoffrey Dubey and Joshua Hermelin, pursuant to which we agreed to issue 50,000 and 72,000 shares of our common shares to Geoffrey Dubey and Joshua Hermelin respectively for an aggregate of 122,000 shares in exchange for consulting services to be provided by the two shareholders over a two year term. The total consulting services were valued at $145,180 based upon the closing price of our common stock of $1.19 per share on the date of the agreement. The consulting services include advising and counseling us with respect to technical, financial and marketing issues, recruitment of qualified personnel and specific technical issues, growth and business plans, and strategic planning. Messrs. Dubey and Hermelin beneficially own approximately 8.9% and 9.8%, respectively, of our outstanding securities. We believe that our arrangements with Messrs. Dubey and Hermelin are at fair market value and are on terms comparable to those that would have been reached in arm's-length negotiations had the parties been unaffiliated at the time of the negotiations.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is listed on the Over-the-Counter Bulleting Board under the trading symbol “SKNN.” Prior to April 18, 2006, our shares were listed under the symbol “LGIM.” No trading market for our common stock developed until March 20, 2006, the closing of the Share Exchange Transaction. The following table sets forth the high and low bid prices for our common stock for the periods noted, as reported by the National Daily Quotation Service and the Over-The-Counter Bulletin Board. Quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

	2009
	High	Low
First Quarter	$0.14	$0.04

	2008
	High	Low
Fourth Quarter	$0.10	$0.04
Third Quarter	$0.22	$0.04
Second Quarter	$0.69	$0.17
First Quarter	$0.38	$0.16

	2007
	High	Low
Fourth Quarter	$1.40	$0.23
Third Quarter	$2.29	$1.20
Second Quarter	$1.84	$0.75
First Quarter	$2.79	$1.53

As of June 23, 2009, we had approximately 49 registered shareholders. The closing sales price of our common stock on June23, 2009 was $0.03, as reported on the Over-the-Counter Bulletin Board.

The price of our common stock will likely fluctuate in the future. The stock market in general has experienced extreme stock price fluctuations in the past few years. In some cases, these fluctuations have been unrelated to the operating performance of the affected companies. Many companies have experienced dramatic volatility in the market prices of their common stock. We believe that a number of factors, both within and outside our control, could cause the price of our common stock to fluctuate, perhaps substantially. Factors such as the following could have a significant adverse impact on the market price of our common stock:

☐	Our limited operating history;

☐	Our lack of profits from operations;

☐	Our ability to successfully design, manufacture and commercialize our proposed product;

☐	Our reliance on one unproven and undeveloped product type;

☐	Rapidly changing consumer demands for footwear products;

☐	Our unestablished brand;

☐	The degree and nature of our competition;

☐	Our ability to employ and retain qualified employees;

☐	The limited trading market for our common stock; and

☐	Current market conditions

Securities Authorized for Issuance Under Equity Compensation Plans

The table below provides information regarding our securities that have been authorized for issuance under equity compensation plans as of December 31, 2008:

	# of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)	# of Common Shares		# of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	3,549,092	(1)	$0.39			1,450,908	(2)
Equity compensation plans not approved by securities holders	150,000	(3)	1.38	1,900,000	(3)	5,950,000,	(2)
Total	3,699,0921		$1.02	1,900,000		7,400,908

(1)
Represents stock options outstanding under our Amended and Restated 2005 Incentive Plan (the “2005 Incentive Plan”), under which a total of 5,000,000 shares are authorized to be issued.  On October 29, 2008 and February 5, 2009 the Company Board of Directors approved an increase to 13,000,000 and 30,000,000 shares, respectively, authorized under the 2005 Incentive Plan

(2)	Represents shares available for future issuance under our 2005 Incentive Plan.
(3)	Represents warrants that were issued to third parties for services.

Dividends

We may never pay any dividends to our shareholders. We did not declare any dividends for the year ended December 31, 2008. Our Board of Directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the Board of Directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the Board of Directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

Transfer Agent

Our Transfer Agent and Registrar for the common stock is Nevada Agency & Trust Company, 50 West Liberty Street, Suite 880, Reno, NV 89501

EXECUTIVE COMPENSATION

Overview

The following is a discussion of our program for compensating our named executive officers and directors. Currently, we do not have a compensation committee, and as such, our board of directors is responsible for determining the compensation of our named executive officers.

Compensation Program Objectives and Philosophy

The primary goals of our policy of executive compensation are to attract and retain the most talented and dedicated executives possible, to assure that our executives are compensated effectively in a manner consistent with our strategy and competitive practice and to align executives compensation with the achievement of our short- and long-term business objectives.

The board of directors considers a variety of factors in determining compensation of executives, including their particular background and circumstances, such as their training and prior relevant work experience, their success in attracting and retaining savvy and technically proficient managers and employees, increasing our revenues, broadening our product line offerings, managing our costs and otherwise helping to lead our Company through a period of rapid growth.

In the near future, we expect that our board of directors will form a compensation committee charged with the oversight of executive compensation plans, policies and programs of our Company and with the full authority to determine and approve the compensation of our chief executive officer and make recommendations with respect to the compensation of our other executive officers. We expect that our compensation committee will continue to follow the general approach to executive compensation that we have followed to date, rewarding superior individual and company performance with commensurate cash compensation.

Elements of Compensation

Our compensation program for the named executive officers consists primarily of base salary and equity incentives. The Company is a development stage company with limited revenue.  As such we have not yet obtained a consistent revenue stream with which to fund employee salaries and bonus plans.  The base salary we provide is intended to equitably compensate the named executive officers based upon their level of responsibility, complexity and importance of role, leadership and growth potential, and experience.

Base Salary

Our named executive officers receive base salaries commensurate with their roles and responsibilities. Base salaries and subsequent adjustments, if any, are reviewed and approved by our board of directors annually, based on an informal review of relevant market data and each executive’s performance for the prior year, as well as each executive’s experience, expertise and position. The base salaries paid to our named executive officers in 2008 are reflected in the Summary Compensation Table below.

Skins Amended and Restated 2005 Incentive Plan

In connection with the Share Exchange Transaction in March 2006, we assumed the Skins 2005 Incentive Plan as the stock option plan of Skins Inc. Immediately after the closing of the Share Exchange Transaction, we assumed share purchase options granted under the 2005 Incentive Plan to purchase an aggregate of 2,109,375 shares at an exercise price of $0.80 per share. At the Company’s 2007 Annual Meeting of Stockholders held on September 28, 2007, the Company’s stockholders approved an amendment to the Company’s 2005 Incentive Plan to increase the maximum number of shares of common stock that may be issued under such plan by 1,625,000 shares to a total of 5,000,000 shares.  The Amended and Restated 2005 Incentive Plan provides for the granting of stock options, stock appreciation rights, restricted shares, and other stock-based awards for employees, directors and consultants.  In October 2008 the Company increased the maximum number of shares of common stock that may be issued under the Plan to 13,000,000 and registered all such shares on Form S-8 effective in November 2008. On February 5, 2009 the Company Board of Directors approved an increase in the number of shares authorized to be issued under the Company’s 2005 Incentive Plan from 13,000,000 to 30,000,000.  As of December 31, 2008, we had 3,509,092 options outstanding with an average exercise price of $0.40.

Repricing of Options

On April 2, 2008, the board of directors of the Company acted to reprice a total of 2,794,625 options that it had previously granted to certain employees, directors and consultants of the Company. The options, all of which had been previously issued pursuant to the Plan, were repriced to be $0.40 per share, which is greater than the $0.33 closing trading price of the Company’s common stock on the date of approval by the board of directors. The board of directors resolved that an exercise of $0.40 per share would provide an incentive to the recipients of the repriced options to continue to work in the best interests of the Company. The other terms of the options, including the vesting schedules, remained unchanged as a result of the repricing.

The repriced options had originally been issued with $.80 to $1.37 per share option exercise prices, which prices reflected the then current market prices of the Company’s stock on the dates of original grant. As a result of the recent sharp reduction in the Company’s stock price, the board of directors believed that such options no longer would properly incentivize the Company’s employees, officers and consultants who held such options to work in the best interests of the Company and its stockholders. Moreover, the board of directors believed that if these options were repriced, that such options would provide better incentives to such employees, officers and directors.

The persons receiving the repriced options include executive officers, directors, and advisory directors of the Company that had received stock options granted between March 2006 to November 2007, including:

☐
Deborah Gargiulo, our former Chief Financial Officer and Corporate Secretary, holds options to purchase 200,000 shares of the Company’s common stock at an exercise price of $1.29 per share. All of these options were repriced to $0.40 per share. Ms. Gargiulo resigned in May 2008. Upon her resignation, all options have forfeited.

☐
Antonio Pavan, former Chief Operating Officer, holds options that includes options to purchase 250,000 shares of the Company’s common stock at an exercise price of $1.25 per share. All of these options were repriced to $0.40 per share.

☐	Steve Reimer, a former director, holds options to purchase 421,875 shares of the Company’s common stock at an exercise prices of $0.80 per share. All of these options were repriced to $0.40 per share.

☐
Frank Zambrelli, a director, holds options to purchase 150,000 shares of the Company’s common stock at an exercise price of $1.37 per share that were issued to him as a director. All of these options were repriced to $0.40 per share. Mr. Zambrelli is the beneficial holder of 25,000 options, exercisable at $1.15 per share, that were granted for consulting service, and such options are not subject to the repricing.

☐
Each of Mark Itzkowitz and Bill Priakos, advisory board members, holds options to purchase 421,875 shares of the Company’s common stock at an exercise price of $0.80 per share. All of these options were repriced to $0.40 per share.

Employment Agreements

Mark Klein

On September 28, 2007, we executed an Amended and Restated Employment Agreement (the “Klein Agreement”) with our President and Chief Executive Officer, Mark Klein, which superseded, amended and restated the prior employment agreement entered into when Mr. Klein was initially appointed Chief Executive Officer and President on March 20, 2006. Pursuant to the terms of the Klein Agreement, the Company will continue to employ Mr. Klein for a period of three years with successive one-year automatic renewals unless either party provides 180-days advance notice of intent not to renew the Company will pay Mr. Klein an annual base salary of $250,000 with a bonus of up to 50% of the base salary at the discretion of the Board of Directors. Mr. Klein is also eligible to receive paid vacation and other benefits made available by the Company to its executives, including a Company-owned or leased automobile.

If Mr. Klein’s employment is terminated with cause, as defined in the Klein Agreement, Mr. Klein will receive that portion of any unpaid base salary that has been earned through the termination date and any accrued but unpaid vacation pay as well as any expense reimbursements due and owing to him. If Mr. Klein is terminated without cause, resigns with good reason or is terminated upon a change of control, he will receive, in addition to his accrued base salary, bonus compensation, vested deferred compensation, any benefits under any plans of the Company in which he is a participant to the full extent of his rights under such plan, and accrued vacation benefits prorated through the termination date, 12 months of his base salary along with health benefits, to be paid out proportionally, on the Company's usual paydays, over a 12 month period.  Mr. Klein has agreed not to compete with the Company during his employment or in the 12 months that severance payments are made.

Michael S. Solomon

On June 16, 2008, we appointed Michael Solomon as its Chief Financial Officer, and on July 8, 2008, we entered into an employment letter agreement pursuant to which we agreed to pay Mr. Solomon a base salary of $175,000 per year. In addition, Mr. Solomon’s base salary will be increased to $200,000 per year after we complete a financing transaction in excess of $1 million. We also agreed to issue Mr. Solomon 150,000 shares of restricted common stock in connection with his appointment and we agreed to issue an additional 250,000 shares of common stock three months from the commencement of his employment. The employment offer agreement indicates that either we or Mr. Solomon may terminate employment at any time and for any reason, with or without cause.

Dennis Walker

On February 9, 2008, we entered into an employment agreement with Dennis Walker in connection with the employment of Mr. Walker as our Senior Vice President of Sales. Pursuant to the terms of the agreement, we will employ Mr. Walker for a period of three years with successive one-year automatic renewals unless either party provides 180-days’ advance notice of intent not to renew. We will pay Mr. Walker an annual base salary of $200,000 with a bonus of up to 40% of the base salary at the discretion of the Board of Directors. If Mr. Walker’s employment is terminated for cause, Mr. Walker will receive that portion of any unpaid base salary that has been earned through the termination date and any accrued but unpaid vacation pay as well as any expense reimbursements due and owing to him. In addition to the foregoing payments, in the event Mr. Walker is terminated without cause or he resigns with good reason, he will be entitled to severance pay in an amount equal to (i) ten months of his base pay if the termination of his employment occurs during the first year of employment under the agreement, (ii) eleven months of his base pay if termination of his employment occurs during the second year of employment under the agreement, or (iii) twelve months of his base pay if the termination occurs during the third year of employment under the agreement. The severance pay would be paid in accordance with our usual paydays during the applicable severance period.

Deborah Gargiulo

On October 29, 2007, we executed an Executive Employment Agreement (the “Gargiulo Agreement”) in connection with the employment of Ms. Gargiulo as our Chief Financial Officer. Pursuant to the terms of the Gargiulo Agreement, the Company will employ Ms. Gargiulo for a period of three years with successive one-year automatic renewals unless either party provides 180-days’ advance notice of intent not to renew. The Company will pay Ms. Gargiulo an annual base salary of $200,000 with a bonus of up to 40% of the base salary at the discretion of the Board of Directors or its Compensation Committee. Ms. Gargiulo is also eligible to receive paid vacation and other benefits made available by the Company to its executives, including a monthly automobile allowance. The Company had also previously granted to Ms. Gargiulo 200,000 options exercisable at fair market value on the date of grant under the Company’s 2005 Incentive Plan. In May 2008, Ms. Gargiulo resigned from her positions with the Company and the employment agreement was terminated.

Compensation of Our Board of Directors

We have an established policy to provide compensation to members of our Board of Directors for their services in that capacity. Directors are compensated in amounts as indicated above and are eligible for option grants for their services. In addition, Directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at Board meetings. Messrs. Priakos and Itzkowitz, who sit on our advisory board, receive $2,500 per quarter. In addition, each director was permitted to participate in the option repricing that we conducted in April 2008, as follows:

☐
Frank Zambrelli, a director, holds options to purchase 150,000 shares of the Company’s common stock at an exercise price of $1.37 per share that were issued to him as a director. All of these options were repriced to $0.40 per share. Mr. Zambrelli is the beneficial holder of 25,000 options, exercisable at $1.15 per share, that were granted for consulting service, and such options are not subject to the repricing.

☐
Each of Mark Itzkowitz and Bill Priakos, former advisory board members, holds options to purchase 421,875 shares of the Company’s common stock at an exercise price of $0.80 per share. All of these options were repriced to $0.40 per share.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, we did not have a standing compensation committee. The Board of Directors, as a whole, was responsible for the functions customarily performed by the compensation committee.

Retirement Benefits

Currently, we do not provide any company sponsored retirement benefits to any employee, including the named executive officers.

Perquisites

Historically, we have not  provided our named executive officers with any perquisites and other personal benefits. We do not view perquisites as a significant element of our compensation structure, but do believe that perquisites can be useful in attracting, motivating and retaining the executive talent for which we compete. It is expected that our historical practices regarding perquisites will continue and will be subject to periodic review by our by our board of directors.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation for the fiscal year ended December 31, 2008 and 2007 of the principal executive officer, principal financial officer, in addition to, as applicable, our three most highly compensated officers whose annual compensation exceeded $100,000, and up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer of the registrant at the end of the last fiscal year (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Mark Klein	2008	260,000	(2)	-	-		-	-	-	-		260,000
President and Chief Executive Officer	2007	208,000	(2)	-	-		-	-	-	5,376	(1)	213,376

Michael Solomon (5)	2008	131,250		-	92,000	(6)	-	-	-	-		232,250
Chief Financial Officer	2007	-		-	-		-	-	-	-		-

Deborah A. Gargiulo(3)	2008	108,704		-	-		-	-	-	-		108,704
Former Chief Financial Officer	2007	92,100		-	-		30,567	-	-	1,000	(1)	123,667

Antonio Pavan (4)	2008	57,654		-	-		-	-	-	-		57,654
Former Chief Operating Officer	2007	178,225		-	-		91,255	-	-	7,551		277,031

(1)	Relates to automobile and medical personal benefits.

(2)	Includes $10,000 for fees earned for services as a director of the Company.
(3)	Ms. Gargiulo became our Chief Financial Officer in July 2007 and resigned in May 2008.
(4)	Mr. Pavan became our Chief Operating Officer in April 2007 and resigned this position on March 27, 2008.
(5)	Mr. Solomon became our Chief Financial Officer on June 16, 2008.
(6)	Value of 400,000 shares of Common Stock granted

2008 GRANTS OF PLAN-BASED AWARDS TABLE

			Number of Non-Equity	Estimated&am p;#1 60;Future Payouts Under Non-& lt; /font> Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of	All Other Option Awards: Number of	Exercise or	Closing
Name	Grant Date& lt; /font>	Approval< /fo nt> Date& lt; /font>	Incentive&am p;#1 60;Plan Units Granted</ fon t> (#)	Threshold< ;/f ont> ($)	Target ($)	Maximum</ fon t> ($)	Threshold< ;/f ont> (#)	Target (#)	Maximum</ fon t> (#)	Shares of Stock or Units (#)	Securities Underlying Options (#)	Base Price of Opti on Awaes ($ /&am p;#1 60;Sh)	Price o n Grant Date& lt; /font> ($ /&am p;#1 60;Sh)
		-	-	-	-	-	-	-	-	-	-	-	-
Mark Klein President and Chief Executive Officer		-	-	-	-	-	-	-	-	-	-	-	-
		-	-	-	-	-	-	-	-	-	-	-	-
		-	-	-	-	-	-	-	-	-	-	-	-
		-	-	-	-	-	-	-	-	-	-	-	-
		-	-	-	-	-	-	-	-	-	-	-	-
Michael Solomon (1) Chief Financial Officer		-	-	-	-	-	-	-	-	-	-	-	-
		-	-	-	-	-	-	-	-	-	-	-	-
		-	-	-	-	-	-	-	-	-	-	-	-
		-	-	-	-	-	-	-	-	-	-	-	-
		-	-	-	-	-	-	-	-	-	-	-	-
Deborah A. Gargiulo (2) Former Chief Financial Officer		-	-	-	-	-	-	-	-	-	-	-	-
		-	-	-	-	-	-	-	-	-	-	-	-
		-	-	-	-	-	-	-	-	-	-	-	-
		-	-	-	-	-	-	-	-	-	-	-	-
		-	-	-	-	-	-	-	-	-	-	-	-
Antonio Pavan (3) Former Chief Operating Officer		-	-	-	-	-	-	-	-	-	-	-	-

(1) Mr. Solomon became our Chief Financial Officer on June 16, 2008.
(2) Ms. Gargiulo became our Chief Financial Officer in July 2007 and resigned in May 2008.
(3) Mr. Pavan became our Chief Operating Officer in April 2007 and resigned this position on March 27, 2008.

2008 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable	Unexercisable
	-	-	-	-	-	-	-	-	-
Mark Klein President and Chief Executive Officer	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-
Michael Solomon (1) Chief Financial Officer	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-
Deborah A. Gargiulo (2) Former Chief Financial Officer	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-
Antonio Pavan (3) Former Chief Operating Officer	-	-	-	-	-	-	-	-	-

(1) Mr. Solomon became our Chief Financial Officer on June 16, 2008.
(2) Ms. Gargiulo became our Chief Financial Officer in July 2007 and resigned in May 2008.
(3) Mr. Pavan became our Chief Operating Officer in April 2007 and resigned this position on March 27, 2008.

2008 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
	-	-	-	-
Mark Klein President and Chief Executive Officer	-	-	-	-
	-	-	-	-
	-	-	-	-
	-	-	-	-
	-	-	-	-
Michael Solomon (1) Chief Financial Officer	-	-	-	-
	-	-	-	-
	-	-	-	-
	-	-	-	-
	-	-	-	-
Deborah A. Gargiulo (2) Former Chief Financial Officer	-	-	-	-
	-	-	-	-
	-	-	-	-
	-	-	-	-
	-	-	-	-
Antonio Pavan (3) Former Chief Operating Officer	-	-	-

(1)  Mr. Solomon became our Chief Financial Officer on June 16, 2008.
(2)  Ms. Gargiulo became our Chief Financial Officer in July 2007 and resigned in May 2008.
(3)  Mr. Pavan became our Chief Operating Officer in April 2007 and resigned this position on March 27, 2008.

2008 PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
	-	-	-	-
Mark Klein President and Chief Executive Officer	-	-	-	-
	-	-	-	-
	-	-	-	-
	-	-	-	-
	-	-	-	-
Michael Solomon (1) Chief Financial Officer	-	-	-	-
	-	-	-	-
	-	-	-	-
	-	-	-	-
	-	-	-	-
Deborah A. Gargiulo (2) Former Chief Financial Officer	-	-	-	-
	-	-	-	-
	-	-	-	-
	-	-	-	-
	-	-	-	-
Antonio Pavan (3) Former Chief Operating Officer	-	-	-	-

(1)  Mr. Solomon became our Chief Financial Officer on June 16, 2008.
(2)  Ms. Gargiulo became our Chief Financial Officer in July 2007 and resigned in May 2008.
(3)  Mr. Pavan became our Chief Operating Officer in April 2007 and resigned this position on March 27, 2008.

2008 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
	-	-	-	-	-
Mark Klein President and Chief Executive Officer	-	-	-	-	-
	-	-	-	-	-
	-	-	-	-	-
	-	-	-	-	-
	-	-	-	-	-
Michael Solomon (1) Chief Financial Officer	-	-	-	-	-
	-	-	-	-	-
	-	-	-	-	-
	-	-	-	-	-
	-	-	-	-	-
Deborah A. Gargiulo (2) Former Chief Financial Officer	-	-	-	-	-
	-	-	-	-	-
	-	-	-	-	-
	-	-	-	-	-
	-	-	-	-	-
Antonio Pavan (3) Former Chief Operating Officer	-	-	-	-	-

(1)  Mr. Solomon became our Chief Financial Officer on June 16, 2008.
(2)  Ms. Gargiulo became our Chief Financial Officer in July 2007 and resigned in May 2008.
(3)  Mr. Pavan became our Chief Operating Officer in April 2007 and resigned this position on March 27, 2008.

2008 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Michael J. Rosenthal	100,000	-	-	-	-	-	100,000

Steve Reimer (1)(2)	12,500	-	21,977	-	-	-	38,227

Frank Zambrelli	10,000	-	65,232	-	-	-	75,232

(1) Represents $5,000 of Director Fees and $7,500 in connection with consulting services.

(2) Resigned on July 31, 2008.

2008 ALL OTHER COMPENSATION TABLE

Name	Year	Perquisites and Other Personal Benefits ($)	Tax Reimbursements ($)	Insurance Premiums ($)	Company Contributions to Retirement and 401(k) Plans ($)	Severance Payments / Accruals ($)	Change in Control Payments / Accruals ($)	Total ($)
	-	-	-	-	-	-	-	-
Mark Klein President and Chief Executive Officer	2007 2008	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-
Michael Solomon (1) Chief Financial Officer	2007 2008	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-
Deborah A. Gargiulo (2) Former Chief Financial Officer	2007 2008-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-
	2007 2008	- -	- -	- -	- -	- -	- -	- -
Antonio Pavan (3) Former Chief Operating Officer		-	-	-	-	-	-	-

(1)  Mr. Solomon became our Chief Financial Officer on June 16, 2008.
(2)  Ms. Gargiulo became our Chief Financial Officer in July 2007 and resigned in May 2008.
(3)  Mr. Pavan became our Chief Operating Officer in April 2007 and resigned this position on March 27, 2008.

2008 PERQUISITES TABLE

Name	Year	Personal Use of Company Car/Parking	Financial Planning/ Legal Fees	Club Dues	Executive Relocation	Total Perquisites and Other Personal Benefits
	-	-	-	-	-	-
Mark Klein President and Chief Executive Officer	2007 2008	-	-	-	-	-
	-	-	-	-	-	-
	-	-	-	-	-	-
	-	-	-	-	-	-
	-	-	-	-	-	-
Michael Solomon (1) Chief Financial Officer	2007 2008	-	-	-	-	-
	-	-	-	-	-	-
	-	-	-	-	-	-
	-	-	-	-	-	-
	-	-	-	-	-	-
Deborah A. Gargiulo (2) Former Chief Financial Officer	2007 2008	-	-	-	-	-
	-	-	-	-	-	-
	-	-	-	-	-	-
	-	-	-	-	-	-
	2007 2008	-	-	-	-	-
Antonio Pavan (3) Former Chief Operating Officer		-	-	-	-	-

(1)	Mr. Solomon became our Chief Financial Officer on June 16, 2008.
(2)	Ms. Gargiulo became our Chief Financial Officer in July 2007 and resigned in May 2008.
(3)	Mr. Pavan became our Chief Operating Officer in April 2007 and resigned this position on March 27, 2008.

2008 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

		Before Change in Control	After Change in Control
Name	Benefit	Termination w/o Cause or for Good Reason	Termination w/o Cause or for Good Reason	Voluntary Termination	Death	Disability	Change in Control
	-	-	-	-	-	-	-
Mark Klein President and Chief Executive Officer	-	-	-	-	-	-	-
	-	-	-	-	-	-	-
	-	-	-	-	-	-	-
	-	-	-	-	-	-	-
	-	-	-	-	-	-	-
Michael Solomon (1) Chief Financial Officer	-	-	-	-	-	-	-
	-	-	-	-	-	-	-
	-	-	-	-	-	-	-
	-	-	-	-	-	-	-
	-	-	-	-	-	-	-
Deborah A. Gargiulo (2) Former Chief Financial Officer	-	-	-	-	-	-	-
	-	-	-	-	-	-	-
	-	-	-	-	-	-	-
	-	-	-	-	-	-	-
	-	-	-	-	-	-	-
Antonio Pavan (3) Former Chief Operating Officer	-	-	-	-	-	-	-

(1)	Mr. Solomon became our Chief Financial Officer on June 16, 2008.
(2)	Ms. Gargiulo became our Chief Financial Officer in July 2007 and resigned in May 2008.
(3)	Mr. Pavan became our Chief Operating Officer in April 2007 and resigned this position on March 27, 2008.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

OF

SKINS INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

Page

THREE MONTHS ENDED MARCH 31, 2009 AND 2008 (UNAUDITED) AND PERIOD FROM INCEPTION (MAY 18, 2004) TO MARCH 31, 2009 (UNAUDITED)
Consolidated Balance Sheet as of March 31, 2009 (unaudited)	76
Consolidated Statements of Operations for the Three Months ended March 31, 2009 and 2008 and the period from Inception (May 18, 2004) to March 31, 2009 (unaudited)	77
Consolidated Statements of Stockholders' Equity the period from Inception (May 18, 2004) to March 31, 2009 (unaudited)	78
Consolidated Statements of Cash Flows for the Three Months ended March 31, 2009 and 2008, and the period from Inception (May 18, 2004) to March 31, 2009 (unaudited)	86
Notes to Condensed Consolidated Interim Financial Statements (unaudited)	88

YEARS ENDED DECEMBER 31, 2008 AND 2007 AND PERIOD FROM INCEPTION (MAY 18, 2004) TO DECEMBER 31, 2008

Report of Independent Registered Public Accounting Firm – MHM Mahoney Cohen CPAs	111
Report of Independent Registered Public Accounting Firm – Mahoney Cohen & Company, CPA, P.C.	112
Consolidated Balance Sheets as of December 31, 2008 and 2007	113
Consolidated Statements of Operations for the years ended December 31, 2008 and 2007 and the period from Inception (May 18, 2004) to December 31, 2008	114
Consolidated Statements of Changes in Stockholders' Equity (Deficit) for the years ended December 31, 2008 and 2007 and the period from Inception (May 18, 2004) to December 31, 2008	115
Consolidated Statements of Cash Flows for the years ended December 31, 2008 and 2007 and the period from Inception (May 18, 2004) to December 31, 2008	116
Notes to Consolidated Financial Statements	117

SKINS INC. AND SUBSIDIARY
(A Development Stage Company)

CONSOLIDATED BALANCE SHEET

March 31, 2009
(Unaudited)
ASSETS
Current assets:
Cash	$29,908
Accounts receivable, less allowance for doubtful accounts of $10,388 at March 31, 2009	21,737
Inventory (Note 3)	207,314
Prepaid expenses	18,650
Total current assets	277,609

Property and equipment, net (Note 5)	81,420
Software costs, net (Note 6)	-
Capitalized production molds, net (Note 7)	30,530
Patent costs, net (Note 8)	192,643
Other intangibles, net (Note 9)	4,083
Deferred financing costs (Note 17)	40,500
Total Assets	$626,785

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
Accounts payable and accrued liabilities (Note 10)	$1,664,256
Convertible accounts payable (Note 11)	242,314
Liability for derivative instruments (Notes 12 and 13)	812,530
Convertible debenture-Tangiers (Notes 11 )	65,000
Liquidated damages	21,988
Total current liabilities	2,806,088

Convertible debenture-JED (Note 11 )	185,000

Total Liabilities	2,991,088

Commitments and contingencies (Note 15)

Stockholders' Deficiency (Notes 1 and 17)
Common Stock, $.001 par value; 436,363,650 shares authorized; 71,123,992 and 68,608,471 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively	71,124
Additional paid in capital	15,269,060
Deficit accumulated in the development stage	(17,704,487)
Total stockholders' deficiency	(2,364,303)

Total Liabilities and Stockholders' Deficiency	$626,785

The accompanying notes are an integral part of the consolidated interim financial statements.

SKINS INC. AND SUBSIDIARY
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,		Period from Inception (May 18, 2004) to March 31,
	2009	2008	2009
Revenues (Note 3)	$32,125	$-	$32,125

Operating expenses:
Cost of sales	22,389	-	22,389
Design and development	70,861	109,253	3,263,966
Selling, general and administrative	1,081,858	917,955	12,512,533

Total operating expenses	1,175,108	1,027,208	15,798,888

Operating loss	(1,142,983)	(1,027,208)	(15,759,097)

Unrealized (loss) on derivative instruments (Notes 12 and 13)	(812,530)	-	(2,119,284)
Liquidated damages	-	-	(21,988)
Interest income	-	-	77,810
Loss on extinguishment of debt (Note 16)	(103,938)	-	(103,938)
Loss on disposal of property and equipment	-	(1,993)	(24,172)

Amortization of discount on notes payable (Note 14)	-	(86,590)	(104,003)

Interest expense	(1,731)	(6,325)	(18,007)

Net loss	$(2,061,182)	$(1,122,116)	$(18,080,345)

Basic and diluted loss per share	$(0.03)	$(0.03)

Weighted average number of common shares outstanding, basic and diluted	69,361,544	39,692,878

The accompanying notes are an integral part of the consolidated interim financial statements.

SKINS INC. AND SUBSIDIARY
(A Development Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)

				Deficit
			Additional	Accumulated	Total
			Paid-in	In The	Stockholders'
	Common Stock		(deficit in)	Development	Equity/
	Shares	Amounts	Capital	Stage	(Deficiency)
Transfer of net liabilities from a predecessor entity - May 18, 2004		$-	$(32,312)	$-	$(32,312)
Shares issued on June 1, 2004	954,513	955	9,045		10,000
Shares issued on July 2, 2004	954,513	955	9,045		10,000
Shares issued on August 4, 2004	1,909,026	1,909	18,091		20,000
Shares issued on August 10, 2004	1,909,026	1,909	18,091		20,000
Shares issued on December 1, 2004	8,338,484	8,338	79,162		87,500
Shares issued on December 30, 2004	144,077	144	1,356		1,500
Shares issued on December 31, 2004	3,818,053	3,818	36,182		40,000
Net Loss	-	-	-	(152,706)	(152,706)
Balances at December 31, 2004	18,027,692	18,028	138,660	(152,706)	3,982

Shares issued for services on October 20, 2005	1,376,308	1,376	(1,370)	-	6
Net Loss January 1, 2005 to October 20, 2005				(223,152)	(223,152)
Recapitalization of deficit upon merger of Skins Shoes, LLC into Skin Shoes, Inc. on October 20, 2005 (Note 1)			(375,858)	375,858	-
Net Loss Oct 21, 2005 to Dec 31, 2005		-	-	(309,162)	(309,162)
Balances at December 31, 2005	19,404,000	19,404	(238,568)	(309,162)	(528,326)

Reclassification of Share based liability Awards to equity Awards upon the re-Adoption of the 2005 Incentive Stock Plan on March 16, 2006	-	-	241,157	-	241,157
Skins Inc. net assets assumed - March 20, 2006	14,821,434	14,821	1,693,886		1,708,707
Conversion of convertible debenture - Common Stock - March 20, 2006	178,572	179	119,821		120,000
Shares issued for consulting services on April 3, 2006	122,000	122	145,058		145,180

Share based Compensation, June 30, 2006			86,156		86,156
Share based Compensation, September 30, 2006			130,218		130,218
Reclassification of Derivative Liability as Form SB-2 became effective on October 10, 2006			1,890,600		1,890,600
Warrants Exercised December 5, 2006	30,000	30	29,970		30,000
Warrants Exercised December 8, 2006	120,000	120	119,880		120,000
Warrants Exercised December 11, 2006	320,000	320	319,680		320,000
Warrants Exercised December 12, 2006	115,715	116	115,599		115,715
Warrants Exercised December 14, 2006	119,000	119	118,881		119,000
Warrants Exercised December 15, 2006	274,000	274	273,726		274,000
Warrants Exercised December 19, 2006	363,476	363	363,113		363,476
Warrants Exercised December 21, 2006	238,572	238	238,334		238,572
Warrants Exercised December 22, 2006	100,000	100	99,900		100,000
Share based Compensation, December 31, 2006			356,240		356,240
Net Loss				(4,100,278)	(4,100,278)
Balances at December 31, 2006	36,206,769	36,206	6,103,651	(4,409,440)	1,730,417

Warrants Exercised January 5, 2007	100,000	100	99,900		100,000
Warrants Exercised January 6, 2007	11,904	12	11,882		11,894
Warrants Exercised January 10, 2007	100,000	100	99,900		100,000
Warrants Exercised January 25, 2007	200,000	200	199,800		200,000
Warrants Exercised February 7, 2007	59,524	60	59,464		59,524
Warrants Exercised February 26, 2007	138,070	138	137,906	-	138,044
Repurchase of options	-	-	(30,445)	-	(30,445)
Share based Compensation, March 31, 2007			195,381		195,381
Shares issued on May 21, 2007 (net of issuance costs of $37,987)	4,000,000	4,000	2,958,013		2,962,013
Share based Compensation, June 30, 2007			156,138		156,138
Warrants exercised July 24, 2007	60,000	60	59,865		59,925

Warrants exercised August 7, 2007	10,000	10	9,965		9,975
Warrants exercised August 14 2007	75,000	75	75,000		75,075
Share based compensation, September 30, 2007			213,453		213,453
Shares issued on October 31, 2007 to correct prior balances	2
Discount on note payable for common stock to be issued - December 21, 2007 (Note 14)			57,353		57,353
Share based compensation for the three months ended December 31, 2007			163,757		163,757
Net Loss	-	-		(6,612,193)	(6,612,193)
Balances at December 31, 2007	40,961,294	40,961	10,570,983	(11,021,633)	(409,689)

Discount on notes payable for common stock to be issued - January 7, 2008 (Note 14)			68,382		68,382
Discount on note payable for common stock to be issued- February 11, 2008 (Note 14)			15,294		15,294
Discount on note payable for common stock to be issued- February 14, 2008 (Note 14)			50,000		50,000
Discount on note payable for common stock to be issued- February 28, 2008 (Note 14)			8,478		8,478
Shares issued on March 14, 2008 for the common stock to be issued on the December 21, 2007 note discount (Note 14)	220,588	221	(221)		-
Shares issued on March 14, 2008 for the common stock to be issued on the January 7, 2008 note (Note 14)	220,588	221	(221)		-
Shares issued on March 14, 2008 for the common stock to be issued on the February 11, 2008 note (Note 14)	58,824	59	(59)		-
Shares issued on March 14, 2008 for the common stock to be issued on the February 14, 2008 note (Note 14)	185,185	185	(185)		-
Shares issued on March 14, 2008 for the common stock to be issued on the February 28, 2008 note (Note 14)	32,609	32	(32)		-

Discount on note payable for common stock to be issued- March 17, 2008 (Note 14)	90,909	90,909
Share based compensation for the three months ended March 31, 2008	74,454	74,454
Proceeds received on March 27, 2008 for issuance of common stock in relation to the April 9, 2008 private placement (Note 17)	150,000	150,000
Proceeds received on March 28, 2008 for issuance of common stock in relation to the April 9, 2008 private placement (Note 17)	160,000	160,000
Proceeds received on April 1, 2008 for the issuance of common stock in relation to the April 9, 2008 private placement (Note 17)	100,000	100,000
Compensation expense on repriced stock options April 2, 2008	76,338	76,338
Proceeds received on April 2, 2008 for the issuance of common stock in relation to the April 9, 2008 private placement (Note 17)	150,000	150,000
Proceeds received on April 3, 2008 for the issuance of common stock in relation to the April 9, 2008 private placement (Note 17)	45,000	45,000
Proceeds received on April 4, 2008 for the issuance of common stock in relation to the April 9, 2008 private placement (Note 17)	215,000	215,000
Proceeds received on April 7, 2008 for the issuance of common stock in relation to the April 9, 2008 private placement (Note 17)	65,000	65,000
Proceeds received on April 9, 2008 for the issuance of common stock in relation to the April 9, 2008 private placement (Note 17)	200,000	200,000

Exchange of $705,000 of secured promissory notes, net of unamortized discount of $186,413 and accrued interest of $6,114 for private placement units on April 9, 2008 (Note 17)			524,701	524,701
Fee expense on additional shares to be issued to secured promissory note holders in lieu of principal and interest payment as of April 9, 2008 (Note 17)			186,413	186,413
Private placement units from April 9, 2008 offering to be issued to non-employee and advisory board members in lieu of payment of fees owed (Note 17)			40,645	40,645
Proceeds received on April 11, 2008 for the issuance of common stock in relation to the April 9, 2008 private placement (Note 17)			600,000	600,000
Proceeds received on April 12, 2008 for the issuance of common stock in relation to the April 9, 2008 private placement (Note 17)			220,000	220,000
Proceeds received on April 15, 2008 for the issuance of common stock in relation to the April 9, 2008 private placement (Note 17)			20,000	20,000
Proceeds received on April 16, 2008 for the issuance of common stock in relation to the April 9, 2008 private placement (Note 17)			10,000	10,000
Issuance of shares on April 18, 2008 in relation to March 17, 2008 promissory note (Note 17)	568,182	569	(569)	-
Shares issued on May 28, 2008 related to private placement cash proceeds received in March and April 2008, less direct costs of $66,547 (Note 17)	9,675,000	9,675	(76,222)	(66,547)
Shares issued on May 28, 2008 related to exchange of promissory notes in April 9, 2008 private placement (Note 17)	3,525,000	3,525	(3,525)	-

Shares issued on May 28, 2008 for Fee Expense in relation to additional shares on exchange of promissory notes (Note 17)	316,298	316	(316)	-
Shares issued on May 28, 2008 in relation to April 9, 2008 private placement for payment of fees due to non-employee board and advisory board members (Note 17)	203,225	203	(203)	-
Shares issued on May 28, 2008 to consultant in relation to the April 9, 2008 private placement (Note 17)	100,000	100	(100)	-
Share-based compensation for the three months ended June 30, 2008			76,102	76,102
Proceeds received on September 4, 2008 for the issuance of common stock in relation to the September 2008 private placement			125,000	125,000
Proceeds received on September 5, 2008 for the issuance of common stock in relation to the September 2008 private placement			50,000	50,000
Proceeds received on September 10, 2008 for the issuance of common stock in relation to the September 2008 private placement			20,000	20,000
Proceeds received on September 18, 2008 for the issuance of common stock in relation to the September 2008 private placement			50,000	50,000
Share-based compensation for the three months ended September 30, 2008			114,418	114,418
Escrow Shares returned and canceled on September 20, 2008 pursuant to terms of March 20, 2006 Exchange Transaction (Note 1)	(72,689)	(73)	73	-
Shares issued on October 30, 2008 to the Company’s Chief Financial Officer pursuant to employment letter	400,000	400	91,600	92,000

Shares issued on October 30, 2008 to the Consultant pursuant to July 30, 2008 letter agreement	200,000	200	9,800		10,000
Proceeds received on November 7, 2008 for the issuance of common stock in relation to the September 2008 private placement			150,000		150,000
Shares issued on November 18, 2008 to consultants in lieu of payment for services	1,900,000	1,900	121,100		123,000
Proceeds received on November 19, 2008 for the issuance of common stock in relation to the September 2008 private placement			80,000		80,000
Proceeds received on November 26, 2008 for the issuance of common stock in relation to the September 2008 private placement			10,000		10,000
Shares issued on December 19, 2008 related to private placement cash proceeds received in September and November 2008	9,700,000	9,700	(9,700)		-
Shares issued on December 19, 2008 related to units from September 2008 offering issued to a former non-employee Board member and two former Advisory board members in lieu of payment of fees owed	414,367	414	20,304		20,718
Share-based compensation for the three months ended December 31, 2008			16,137		16,137
Net loss				(4,621,672)	(4,621,672)
Balances at December 31, 2008	68,608,471	68,608	14,484,778	(15,643,305)	(1,089,919)

Proceeds received on January 16, 2009 for the issuance of common stock in relation to the January 2009 private placement (Note 17)			70,000		70,000

Proceeds received on January 29, 2009 for the issuance Of common stock in relation to the January 2009 private placement (Note 17)			7,875		7,875
Shares issued on February 18, 2009 related to private placement cash proceeds received in January 2009 (Note 17)	1,557,500	1,558	(1,558)		-
Shares issued on March 27, 2009 in relation to the JED conversion of accounts payable (Note 11)	350,878	351	19,649		20,000
Shares issued on March 30, 2009 to a consultant pursuant to a March 2, 2009 agreement (Note 17)	57,143	57	5,943		6,000

Shares issued on March 31, 2009 to a consultant -pursuant to a February 19, 2009 agreement (Note 17 )	250,000	250	33,500		33,750

Shares issued on March 31, 2009 to a consultant—an affiliate of Tangiers—for legal services (Note 17)	300,000	300	40,200		40,500
Share-based compensation for the three months ended March 31, 2009 (Note 16)			307,610		307,610
Stock options granted in lieu of payment for board fees and salary (Note 16)			301,063		301,063
Net loss				(2,061,182)	(2,061,182)
Balances at March 31, 2009 (unaudited)	71,123,992	$71,124	$15,269,060	$(17,704,487)	$(2,364,303)

The accompanying notes are an integral part of the consolidated interim financial statements.

SKINS INC. AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,		Period from Inception (May 18, 2004) to March 31,
	2009	2008	2009
Cash flows used in operating activities:
Net loss	$(2,061,182)	$(1,122,116)	$(18,080,345)

Adjustments to reconcile net loss from operations to net cash used in operating activities:
Depreciation	91,651	1,675	311,642
Amortization	13,440	7,512	69,103
Issuance of common stock for services	39,750	18,150	539,152
Share based compensation expense	307,610	74,454	2,232,476
Loss on extinguishment of debt	103,938	-	103,938
Allowance for doubtful accounts	10,388	-	10,388
Loss on write down of molds	-	-	243,156
Loss on disposal of property and equipment	-	1,993	24,172
Amortization on discount of note payable	-	86,590	104,003
Unrealized loss on derivative instruments	812,530	-	2,119,284
Changes in operating assets and liabilities:
Accounts receivable	(32,125)	-	(32,125)
Inventory	(207,314)	(245,678)	(207,314)
Prepaid expenses	37,705	107,883	4,721
Accounts payable, convertible payable, and accrued liabilities	626,261	386,474	2,185,355
Liquidated Damages	-	-	21,988
Net cash used in operating activities	(257,348)	(683,063)	(10,350,406)

Cash flows used in investing activities:
Purchases of molds	(40,707)	(73,100)	(283,863)
Software costs	-	-	(31,551)
Purchase of property and equipment	-	(96,065)	(415,256)
Patent Costs	-	(9,545)	(211,061)
Other intangibles	-	-	(4,589)
Cash used in investing activities	(40,707)	(178,710)	(946,320)

Cash flows provided by financing activities:
Cash assumed in connection with Recapitalization	-	-	2,261,462
Related-party payments	-	-	(26,924)
Proceeds from issuance of Common Stock (net of issuance costs)	77,875	310,000	8,017,541
Proceeds from issuance of convertible debentures	250,000	-	250,000
Proceeds from notes payable	-	555,000	855,000
Repurchase of options (Note 16)	-	-	(30,445)
Net cash provided by financing activities	327,875	865,000	11,326,634

Net increase in cash and cash equivalents	29,820	3,227	29,908
Cash and cash equivalents at beginning of period	88	6,186	-
Cash and cash equivalents at end of period	$29,908	$9,413	$29,908

Supplemental Disclosure of Cash Flow Information
Cash paid during this year for:
Interest	$-	$-	$10,162

Supplemental Schedule of Non-Cash Investing and Financing Activities:
On May 18, 2004 the Company received Net Liabilities from a predecessor entity totaling	$-	$-	$32,312
Net liabilities assumed from reverse acquisition on March 20, 2006, net of cash of $2,261,462	-	-	552,755
Conversion of convertible debenture, assumed from reverse acquisition, to common stock	-	-	120,000
Conversion of convertible debenture, assumed from reverse acquisition, to warrant liability	-	-	30,000
Transfer of deficit due to merger of Skin Shoes, LLC into Skin Shoes, Inc. on October 20, 2005	-	-	375,568
Issuance of Common Stock to consultants on April 3, 2006 for services to be provided for a two year term	-	-	145,180
Reclassification of share based liability awards to equity awards upon the re-adoption of the 2005 Incentive Stock Plan on March 16, 2006	-	-	241,157
Reclassification of derivative liability to equity upon the declaration of the SB-2 registration statement as effective.	-	-	1,890,600
Exchange of $705,000 of secured promissory notes, net of unamortized discount of $186,413 and accrued interest of $6,114, for private placement units on April 9, 2008	–	-	524,701
Discounts on notes payable for common stock to be issued December 31, 2007, January 7, February 11, February 24, February 28, March 17, 2008 (Note 14)	–	233,063	290,416

617,592 shares of common stock issued to non-employee and Advisory Board members for payment of fees due	–	–	61,363

Issuance of Common Stock to a consultant on November 18, 2008 for services to be provided over a three month term	–	–	60,000

Issuance of Common Stock on October 30, 2008 for a payable to a consultant	–	–	10,000

Issuance of Common Stock to Consultants on March 3, 2006 for services to be provided for a Two year term	–	–	127,030

Conversion of accounts payable into 350,878 shares of common stock	20,000	–	20,000

Issuance of 11,918,182 stock options on February 5, 2009 to board members, company officers, employees, and a consultant in payment of accrued board fees, salaries, and consulting fees	197,125	–	197,125

Issuance of Common Stock to a consultant on March 31, 2009 for legal services (Note 17)	40,500	–	40,500

Assignment and Assumption of accounts payable on March 27, 2009	$262,314	$–	$262,314

The accompanying notes are an integral part of the consolidated interim financial statements.

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 1: DESCRIPTION OF BUSINESS

Overview

Skins Inc. and subsidiary (“Company”), a Nevada corporation with its corporate office located in Hoboken, New Jersey, has designed and continues to develop a patented two-part, footwear structure consisting of an outer collapsible “Skin” and an inner orthopedic support section called the “Bone.” The design is intended to allow consumers to purchase one inner section, the Bone, and numerous outer Skins, resulting in multiple style variations from the same pair of shoes, with the same feel and fit despite which Skin is being worn.

Basis of presentation, organization and other matters

On March 20, 2006, the Company, as Logicom Inc. (“Logicom”), acquired all of the outstanding capital stock of Skins Footwear Inc. (formerly known as Skin Shoes, Inc.) (“Skins Footwear”). Skins Footwear thereupon became a wholly owned subsidiary of Logicom, and the former shareholders of Skins Footwear became shareholders of the Company. The business of Skins Footwear became the only business of Logicom.

Logicom was incorporated in the State of Nevada on January 23, 2004. Logicom was in the development stage since its formation and it had not realized any revenues from its planned operations. Logicom entered into a share exchange agreement with all of the shareholders of Skins Footwear, a privately held development stage footwear company, on November 2, 2005.

Skins Footwear was originally organized on May 18, 2004 as a New Jersey limited liability company under the name Skin Shoes, LLC. On October 11, 2005, Skins Shoes, LLC created a Delaware corporation under the name Skin Shoes, Inc. as a wholly owned subsidiary and merged with and into Skin Shoes, Inc. on October 20, 2005, resulting in Skins Shoes, Inc. becoming the surviving Delaware corporation and the limited liability company ceasing to exist. The merger on October 20, 2005 was a conversion of a non-taxable entity to a taxable corporation. The deficit accumulated in the development stage on October 20, 2005 was treated as a return of capital to the members of Skin Shoes, LLC, which was then contributed to Skin Shoes, Inc., and as a result the accumulated deficit was reclassified to additional paid in capital at October 20, 2005 in the consolidated statements of stockholders' equity.

On April 10, 2006, Logicom changed its corporate name to Skins Inc. and Skins Shoes, Inc. changed its corporate name to Skins Footwear Inc.

The acquisition of Skins Footwear by the Company on March 20, 2006 was accounted for as a recapitalization by the Company. The recapitalization was the merger of a private operating company (Skins Footwear) into a non-operating public shell corporation (the Company) with nominal net assets and as such is treated as a capital transaction, rather than a business combination. As a result no Goodwill is recorded. The transaction is the equivalent to the issuance of stock by the private company for the net monetary assets of the shell corporation. The pre acquisition financial statements of Skins Footwear are treated as the historical financial statements of the consolidated companies. The financial statements presented reflect the change in capitalization for all periods presented, therefore the capital structure of the consolidated enterprise, being the capital structure of the legal parent, is different from that appearing in the financial statements of Skins Shoes, LLC and Skins Shoes, Inc. in earlier periods due to the recapitalization.

Development Stage

The Company is in the development stage. Since its formation the Company has not realized any significant revenues from its planned operations. The Company intends to design, manufacture and market high quality men's and women's footwear. The Company's primary activities since incorporation have been conducting research and development, performing business, strategic and financial planning, and raising capital. The deficit accumulated in the development stage presented on the consolidated balance sheet on March 31, 2009 will not agree with the total loss from May 18, 2004 (inception date) to March 31, 2009 due to the treatment of the merger of the non-taxable entity to a taxable corporation on October 20, 2005 described in paragraph three of Note 1, basis of presentation, organization and other matters.

Going Concern

The financial statements have been prepared using accounting principles generally accepted in the United States of America applicable for a going concern which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business. As of March 31, 2009, the Company has no significant established source of revenues, a working capital deficit of approximately $2,528,479, and has accumulated losses of $18,080,345 since its inception. Its ability to continue as a going concern is dependent upon achieving production and sale of goods, the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due and upon profitable operations. The outcome of these matters cannot be predicted with any certainty at this time and raises substantial doubt that the

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 1: DESCRIPTION OF BUSINESS (continued)

Company will be able to continue as a going concern. These consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, may require that the Company relinquish valuable rights.

NOTE 2: CONDENSED PRESENTATION

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and in accordance with the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

In the opinion of management, these financial statements contain all material adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial condition, results of operations, and cash flows of the Company for the interim periods presented.

The results for the nine months ended March 31, 2009 are not necessarily indicative of the results of operations for the full year. These financial statements should be read in conjunction with the summary of accounting policies and the notes to condensed consolidated interim financial statements for the year ended December 31, 2008 included in our annual report on Form 10-K.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Allowance for Uncollectible Accounts

The allowance for uncollectible accounts receivable is an estimate of losses that might be realized as a result of customers’ inability to pay.   Management estimates this allowance based a review of customer status.  Adjustments to these estimates may be required if the financial condition of the customers change.

Inventories

Inventory is valued at the lower of cost or market using the first-in, first-out (“FIFO”) method or methods that approximate the FIFO method.   Inventory costs include costs of finished goods from third party manufacturers, inbound freight, duties, and sourcing agent fees.  Costs of warehousing and distribution are expensed as incurred and are included in selling, general and administrative expenses.

Revenue Recognition

Revenue is recognized when products have been shipped, persuasive evidence of an arrangement exists, the customer takes legal title, the sales price is fixed or determinable, and collectability of the related receivable is reasonably assured.  Estimated allowances for returns and discounts are recorded as a reduction of gross revenue during the same period as the related revenue is recorded.  These estimates are based on factors that include, but not limited to, analysis of credit memorandum activity and management’s current expectations.  The ultimate amount realized from the sale of products could differ from management estimates.

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Adopted and Issued Accounting Pronouncements

Effective January 1, 2008, the Company adopted the provisions of Statement of Financial Accounting Standards No. 157; “Fair Value Measurements” (“SFAS 157”), which did not have a material impact on the Company’s consolidated financial statements except for disclosures found in Note 13. SFAS 157 establishes a common definition for fair value, a framework for measuring fair value under generally accepted accounting principles in the United States, and enhances disclosures about fair value measurements. In February 2008, the Financial Accounting Standards Board (“FASB”) issued Staff Position No. 157-2, which delays the effective date of SFAS 157 for all nonrecurring fair value measurements of nonfinancial assets and nonfinancial liabilities until fiscal years beginning after November 15, 2008.   FSP FAS 157-2 is effective for the financial statements included in the Company’s quarterly report for the three months ended March 31, 2009 and application of FSA FAS 157-2 had no impact on the Company’s consolidated financial statements.

In October 2008 the FASB issued FSP FAS No. 157-3 (“FSP FAS 157-3”), “Determining Fair Value of a Financial Asset When the Market for That Asset is Not Active.” FSP FAS 157-3 clarifies the application of SFAS No. 157 in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. FSP FAS 157-3 is effective upon issuance, including prior periods for which financial statements have not been issued. Revisions resulting from a change in the valuation technique or its application should be accounted for as a change in accounting estimate following the guidance in FASB Statement No. 154, “Accounting Changes and Error Corrections.” FSP 157-3 is effective for the financial statements included in the Company’s quarterly report for the three months ended March 31, 2009 and application of FSP FAS 157-3 had no impact on the Company’s consolidated financial statements.

In April 2009 the FASB issued FASB Staff Position (FSP) FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”. This FSP: (1) affirms that the objective of fair value when the market for an asset is not active is the price that would be received to sell the asset in an orderly transaction, (2) clarifies and includes additional factors for determining whether there has been a significant decrease in market activity for an asset when the market for that asset is not active, and (3) eliminates the proposed presumption that all transactions are distressed (not orderly) unless proven otherwise. The FSP instead (1) requires an entity to base its conclusion about whether a transaction was not orderly on the weight of the evidence, (2) includes an example that provides additional explanation on estimating fair value when the market activity for an asset has declined significantly, (3) requires an entity to disclose a change in valuation technique (and the related inputs) resulting from the application of the FSP and to quantify its effects, if practicable, and (4) applies to all fair value measurements when appropriate.  FSP FAS 157-4 must be applied prospectively and retrospective application is not permitted. FSP FAS 157-4 is effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. An entity early adopting FSP FAS 157-4 must also early adopt FSP FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments, as discussed below.

In April 2009 the FASB issued FSP FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments”. This FSP: (1) changes existing guidance for determining whether an impairment is other than temporary to debt securities, (2) replaces the existing requirement that the entity’s management assert it has both the intent and ability to hold an impaired security until recovery with a requirement that management assert: (a) it does not have the intent to sell the security; and (b) it is more likely than not it will not have to sell the security before recovery of its cost basis, (3) incorporates examples of factors from existing literature that should be considered in determining whether a debt security is other-than-temporarily impaired, (4) requires that an entity recognize noncredit losses on held-to-maturity debt securities in other comprehensive income and amortize that amount over the remaining life of the security in a prospective manner by offsetting the recorded value of the asset unless the security is subsequently sold or there are additional credit losses, (5) requires an entity to present the total other-than-temporary impairment in the statement of earnings with an offset for the amount recognized in other comprehensive income, and (6) when adopting FSP FAS 115-2 and FAS 124-2, an entity is required to record a cumulative-effect adjustment as of the beginning of the period of adoption to reclassify the noncredit component of a previously recognized other-temporary impairment from retained earnings to accumulated other comprehensive income if the entity does not intend to sell the security and it is not more likely than not that the entity will be required to sell the security before recovery.  FSP FAS 115-2 and FAS 124-2 are effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. FSP 157-4, FSP 115-2 and FAS 124-2 will not have a material impact on the Company’s consolidated financial statements upon adoption.

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In April 2009 the FASB issued FSP FAS 107-1 and APB 28-1 “Interim Disclosures about Fair Value of Financial Instruments”.  This FSP amends FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, to require an entity to provide disclosures about fair value of financial instruments in interim financial information. This FSP also amends APB Opinion No. 28, Interim Financial Reporting, to require those disclosures in summarized financial information at interim reporting periods. Under this FSP, a publicly traded company shall include disclosures about the fair value of its financial instruments whenever it issues summarized financial information for interim reporting periods. In addition, an entity shall disclose in the body or in the accompanying notes of its summarized financial information for interim reporting periods and in its financial statements for annual reporting periods the fair value of all financial instruments for which it is practicable to estimate that value, whether recognized or not recognized in the statement of financial position, as required by Statement 107.

FSP 107-1 and APB 28-1 are effective for interim periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. However, an entity may early adopt these interim fair value disclosure requirements only if it also elects to early adopt FSP FAS 157-4 and FSP FAS 115-2 and FAS 124-2.   The Company is currently evaluating the impact adoption of FSP 107-1 and APB 28-1may have on the consolidated financial statements.

In December 2007, the FASB issued Statement No. 160, "Non-controlling Interests in Consolidated Financial Statements - an amendment of ARB No. 51 (Consolidated Financial Statements)" ("SFAS 160"). SFAS 160 establishes accounting and reporting standards for a non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. In addition, SFAS 160 requires certain consolidation procedures for consistency with the requirements of SFAS 141(R) "Business Combinations." SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 with earlier adoption prohibited. The Company has adopted the accounting and reporting standards of SFAS 160 in its March 31, 2009 consolidated financial statements.  SFAS 160 had no impact on the Company’s financial statements.

In December 2007, the FASB issued Statement No. 141(R), "Business Combinations” (“SFAS 141(R)”). SFAS 141(R) expands the definition of transactions and events that qualify as business combinations; requires that the acquired assets and liabilities, including contingencies, be recorded at the fair value determined on the acquisition date and changes thereafter reflected in revenue, not goodwill; changes the recognition timing for restructuring costs; and requires acquisition costs to be expensed as incurred. Adoption of SFAS 14 1(R) is required for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Early adoption and retroactive application of SFAS 141(R) to fiscal years preceding the effective date are not permitted.

In April 2009 the FASB issued FASB Staff Position (FSP) FAS 141(R)-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies”. This FSP amends the guidance in SFAS 141 (R). This FSP is effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

SFAS 141(R) and FSP FAS 141(R)-1 are effective for the financial statements included in the Company’s quarterly report for the three months ended March 31, 2009, and application of SFAS 141(R) and FSP FAS 141(R)-1  had no impact on the Company’s consolidated financial statements.

In March 2008 FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133” (“SFAS 161”).  SFAS 161 requires enhanced disclosures about an entity’s derivative and hedging activities. Entities will be required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedge items are accounted for under SFAS 133 and its related interpretations; and (c) how derivative instruments and related hedge items affect an entity’s financial position, financial performance and cash flows. The Company has adopted the disclosure provisions of SFAS 161 as described in Note 12.

In May 2008, the financial accounting standards Board (“FASB”) issued FASB Staff Position (“FSP”) APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”). FSP APB 14-1 clarifies that convertible debt instruments may be settled in cash upon either mandatory or optional conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14, “Accounting for Convertible Debt and Debt issued with Stock Purchase Warrants.” Management is currently evaluating the impact the adoption FSP APB-14-1 may have on the consolidated financial statements.  FSP APB-14-1 is effective for the Financial Statements included in the Company’s quarterly report for the three months ended March 31, 2009 and application of FSP APB 14-1 had no impact on the Company’s consolidated financial statements.

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In June 2008 the FAB issued FSP Emerging Task Force (“EITF”) 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.” FSP EITF 03-6-1 provides that unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. FSP EITF-03-6-1 is effective for fiscal years beginning after December 15, 2008, and interim periods within those years. Upon adoption, a company is required to retrospectively adjust its earnings per share data (including any amounts related to interim periods, summaries of earnings and selected financial data) to conform to the provisions of FSP EITF 03-6-1.  FSP EITF 03-6-1 is effective for the financial statements included in the Company’s quarterly report for the three months ended March 31, 2009, and application of FSP EITF 03-6-1 had no impact on the Company’s consolidated financial statements.

NOTE 4:  NET LOSS PER COMMON SHARE

Net Loss per Common Share

Basic net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period for the three months ended March 31, 2009 and 2008 the Company had 1,404,000 common shares held in escrow through September 20, 2008 and zero held in escrow thereafter. . The shares held in escrow were excluded from the weighted average common share calculation at each date because all the necessary conditions for the release of the escrow shares had not been satisfied at that time.

Diluted net loss per share is computed by dividing the net loss by the weighted average number of common and common equivalent shares outstanding during the period. Basic and diluted net loss per share are the same.

	Three Months Ended March 31,
	2009	2008
Numerator:
Net loss - basic and diluted	$(2,061,182)	$(1,122,116)

Denominator:
Weighted average shares – basic	69,361,544	39,692,878

Effect of dilutive stock options and warrants	-	-

Denominator for diluted earnings per share	69,361,544	39,692,878
Loss per share
Basic	$(0.03)	$(0.03)

Diluted	$(0.03)	$(0.03)

At March 31, 2009 and 2008 the Company stock options outstanding totaled 17,702,274 and 3,366,500, respectively. In addition, at March 31, 2009 and 2008, the Company’s warrants outstanding represented 35,161,026 and 4,714,714 common shares, respectively. Inclusion of the Company’s options and warrants in diluted loss per share for the three months ended March 31, 2009 and 2008 have an anti-dilutive effect because the Company incurred a loss from operations.

SKINS INC. AND SUBSIDIARY
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 5: PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	March 31, 2009	December 31, 2008
Sewing equipment	$1,882	$1,882
Computer equipment	18,624	18,623
Store displays	360,343	360,343
	380,848	380,848
Less accumulated depreciation	299,428	207,777
	$81,420	$173,071

Depreciation expense related to property and equipment was $91,651 and $1,675 for the three months ended March 31, 2009 and 2008, respectively.

NOTE 6: SOFTWARE COSTS

Software costs, net consist of the following:

	March 31, 2009	December 31, 2008
Website design costs	$31,551	$31,551
Less accumulated amortization	31,551	31,117
	$-	$434

Amortization expense related to software costs was $434 and $5,258 for the three months ended March 31, 2009 and 2008, respectively.

NOTE 7: CAPITALIZED PRODUCTION MOLDS

During the three months ended March 31, 2009, and 2008, respectively, the Company purchased $40,707 and $73,100, respectively of production molds. The Company periodically evaluates the value of its assets and will write off the unamortized value if it is determined that the asset will not be recovered in the ordinary course of business.  The Company’s capitalized production molds are $30,530 and $0 at March 31, 2009 and December 31, 2008, respectively.   For the three months ended March 31, 2009 amortization expense related to the production molds was $10,177.  For the three months ended March 31, 2008 no amortization of production molds is included in the consolidated statement of operations as they were not placed in service.

NOTE 8: PATENT COSTS

The Company periodically evaluates the recoverability of unamortized patents and will write off the unamortized value if it is determined they no longer have value. Patent costs consists of:

	March 31, 2009	December 31, 2008
Patent costs	$219,512	$219,512

Less accumulated amortization	26,869	24,155

	$192,643	$195,357

Amortization expense related to patents was $2,714 and $2,219 for the three months ended March 31, 2009 and 2008, respectively. The estimated aggregate amortization expense for the next five years is estimated to be approximately $10,900 for each year.

SKINS INC. AND SUBSIDIARY
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 9: OTHER INTANGIBLES

The Company’s capitalized internet brand name was $4,589  at March 31, 2009 and December 31, 2008,  and is being amortized using the straight line method over an estimated useful life of 10 years. Accumulated amortization at March 31, 2009 and December 31, 2008 is $506 and $391, respectively. Amortization expense related to other intangibles was $115 and $379 for the three months ended March 31, 2009 and 2008, respectively

NOTE 10: ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

           Accounts payable and accrued liabilities consist of the following:

	March 31, 2009	December 31, 2008

Trade payables	$833,183	$828,078
Professional fees	454,939	320,084
Commissions payable	30,000	30,000
Board Fees and Director Fees	7,500	92,500
Payroll and payroll taxes payable	332,283	212,965
Other accrued liabilities	6,351	13,807
	$1,664,256	$1,497,434

NOTE 11: CONVERTIBLE DEBENTURES AND CONVERTIBLE PAYABLES

$85,000 Convertible Debenture

On March 23, 2009, as part of a Securities Purchase Agreement (“SPA”) with Tangiers Investors, LP, a limited partnership (“Tangiers”), the Company sold a one-year 7% Convertible Debenture to Tangiers for $85,000 (“Tangiers Debenture”).

The Tangiers Debenture matures on March 23, 2010 (“Maturity Date”) and accrues interest, which is payable on the Maturity date in cash or with shares of Common Stock, at the Company’s sole discretion. The Tangiers Debenture may not be prepaid without the written consent of Tangiers. The Tangiers Debenture may be converted, in whole or in part, at any time at the sole discretion of Tangiers, at the Conversion Price (“Conversion Price”), which shall be equal to 75% of the average of the three lowest volume weighted average trading prices of the Company’s Common Stock during the five Trading Days prior to conversion. However, if the average of the three lowest volume weighted average trading prices is below $0.01 the Company can elect to prepay at a premium of 125% the portion of the Tangier Debenture which was subject to the conversion election. The Conversion Price shall be subject to adjustment as defined in the SPA and the conversion privileges shall not be effective if a conversion shall cause Tangiers to own more than 9.9% of the then outstanding Common Stock of the Company.

In the case of an Event of Default, as defined, or a Fundamental Corporate Change, as defined, the Maturity Date shall be accelerated and the principal amount due shall be increased by 150%. In the event of late payment of principal or interest the Conversion Price shall be subject to adjustment, as defined.  During March 2009 the Company received $58,200 in proceeds from the sale of the debenture after deduction of $6,800 of fees payable to a consultant.  On April 1, 2009 the Company received the remaining $20,000 of the proceeds.

On June 22, 2009 the Tangiers Debenture was amended to remove the conversion feature (Note 18).

JED Convertible Debentures

On March 19, 2009 and March 25, 2009 the Company issued two 8% Convertible Debentures (“the Debentures”) to JED Management Corp. (“JED”) for $185,000 each.

Principal and accrued interest on the Debentures matures on as follows: $76,000 on March 19, 2011, $109,000 on March 25, 2011 for the first of the Debentures, and $185,000 on March 25, 2011on the second of the Debentures.  The Company may prepay, at its sole discretion, any portion of the principal for 125% of the amount being prepaid plus any portion of the accrued interest.   JED, at its sole discretion, may convert the principal plus accrued interest into shares of Common Stock at a price of (60%) of the lowest closing bid price, determined on the then current trading market for the Company’s Common Stock, for 10 trading days prior to conversion.  In addition, one of the Debenture’s, in lieu of conversion may be exchanged, including all principal and interest, for non-trade debt of upto $275,000.

SKINS INC. AND SUBSIDIARY
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 11: CONVERTIBLE DEBENTURES AND CONVERTIBLE PAYABLES (continued)

For a period of six months from March 19, 2009 and March 25, 2009, respectively, JED shall be entitled to “piggyback” registration rights on registration statements being filed by the Company except if the registration statements are being filed for the purposes of “Pipe” transactions.

In the case of an Event of Default, as defined, the payment of principal and accrued interest shall be immediately due and payable if JED so elects.

For the three months ended March 31, 2009 the Company recognized $343 of interest expense on the convertible debentures.

The Convertible Debentures mature as follows:

2010	$65,000
2011	185,000
$250,000

JED Convertible Accounts Payable

On March 27, 2009 JED exchanged, in settlement of second of the debentures,  $262,314 of payables of the Company pursuant to Assignment and Assumption Agreements (“A-A Agreements”) between JED and two of the Company’s vendors.  Pursuant to the A-A Agreements JED purchased from the vendors, at a discount, payables owed to the vendors provided that the Company agrees to convert to common stock the payables, now owned by JED (“JED Convertible Payables”), at 60% of the lowest closing bid price for 10 days prior to the conversion date.   All conversions of the Convertible Payables into common stock are made at the sole discretion of JED.  The Convertible Payables do not carry an interest charge.

The exchange of was accounted for pursuant to EITF No. 96-19 “Debtors Accounting for a Modification or Exchange of Debt Instruments” (“EITF 96-19”). Under terms of  EITF 96-19 if the debt instruments being exchanged are substantially different, as defined, then the new debt instrument should be recorded at fair value and that amount is used to determine the debt extinguishment gain or loss to be recognized.  The Company has determined that the instruments exchanged were substantially different but the fair values of the new instrument equaled the debt instrument modified, therefore no gain or loss extinguishment was recognized (Note 13).

On March 27, 2009-March 31, 2009 JED converted $20,000 of trade payables due under the A-A Agreements into 350,878 shares of common stock.

NOTE 12: EMBEDDED DERIVATIVES

Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended and EITF Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock," require all derivatives to be recorded on the balance sheet at fair value. The conversion features on the convertible debentures disclosed in Note 11 are variable and contain embedded derivatives. The embedded derivatives are separately valued and accounted for on the balance sheet with changes in fair value recognized during the period of change as a separate component of other income/expense. The pricing model used for determining the fair value of embedded derivatives is the Black- Scholes Pricing Model. Valuations derived from this model are subject to ongoing internal and external verification and review. The model uses market-sourced inputs such as interest rates and stock price volatilities. Selection of these inputs involves management's judgment and may impact net income.

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 12: EMBEDDED DERIVATIVES (continued)

The fair value and balance sheet location of derivative instruments are as follows:

		Fair
	Location	Value
Embedded derivative instruments	Liability for derivative instruments	$812,530

The amount of unrealized losses and statement of operations location of derivative instruments are as follows:

		Unrealized
	Location	Losses
Embedded derivative instruments	Unrealized losses on derivative instruments	$812,530

NOTE 13: FAIR VALUE MEASUREMENTS

As discussed in Note 3, “Recently Adopted and Issued Accounting Pronouncements”, the Company adopted FAS 157 effective January 1, 2008.

SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.  SFAS 157 applies to reported balances that are required or permitted to be measured at fair value under existing accounting pronouncements; accordingly, the standard amends numerous accounting pronouncements but does not require any new fair value measurements of reported balances. SFAS 157 emphasizes that fair value, among other things, is based on exit price versus entry price, should include assumptions about risk such as nonperformance risk in liability fair values, and is a market-based measurement, not an entity-specific measurement. When considering the assumptions that market participants would use in pricing the asset or liability, SFAS 157 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy). The fair value hierarchy prioritizes inputs used to measure fair value into three broad levels.

Level 1 inputs	Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access.

Level 2 inputs
Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.  Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals.

Level 3 inputs	Level 3 inputs are unobservable inputs for the asset or liability, which is typically based on an entity’s own assumptions, as there is little, if any, related market activity.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

Embedded Derivative Liability

The conversion features on the convertible debentures disclosed in Note 11 are variable and contain embedded derivatives. The embedded derivatives are separately valued and accounted for at fair value using the Black Scholes Pricing Model.  The Black Scholes Pricing valuation model considers various assumptions, including the current market price for the Company’s common stock, current conversion price on the debt, risk free interest rate, volatility on the Company’s common stock and remaining maturity date of the convertible debt, as well as other relevant economic measures (Level 2 of fair value hierarchy).

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 13: FAIR VALUE MEASUREMENTS (continued)

Modification of Debt Instrument

The Company modified $262,314 of its trade accounts payable by adding a conversion feature to a holder who purchased the trade accounts payable from its existing vendors (through the exchange and settlement of the March 25, 2009 convertible debenture-Note 11). Under the terms of EITF 96-19, a debt instrument should be recorded at fair value and a debt extinguishment gain or loss to be recognized if the debt instrument has been exchanged or modified and those changes are substantially different, as defined.  The Company has determined that adding the conversion feature to the $262,214 of trade accounts payable has rendered the debt substantially different.  Based on a discounted cash flow approach the Company concluded that the fair value of the debt approximated its carrying value and therefore no debt extinguishment gain or loss was recorded (Level 2 of fair value hierarchy).

The following items are measured at fair value on a recurring basis subject to disclosure requirements of SFAS 157 at March 31, 2009.

Assets and Liabilities Measured at Fair Value on a Recurring Basis

	March 31,	Fair Value Measurements Using
	2009	Level 1	Level 2	Level 3
Liabilities:
Embedded Derivative Liability	$812,530	$-	$812,530	$-

The Company has consistently applied valuation techniques in all periods presented and believes it has obtained the most accurate information available for the types of derivative contracts it holds.

NOTE 14: NOTES PAYABLE

On December 21, 2007, January 7, 2008, February 11, 2008, February 24, 2008, February 28, 2008 and March 17, 2008, the Company issued Secured Promissory Notes totaling $705,000 to various lenders (the “Notes”). The Notes bore interest at a rate of 5% per annum compounded annually and were secured by the grant of a security interests by the Company to the lenders in all of its intellectual property rights, patents, copyrights, trademarks which the Company now has or acquires and all proceeds and products thereof. The Company agreed to repay the loans upon the Company’s completion of a financing, and in no event later than six months from the Notes’ respective date of issuance. Pursuant to the Notes, and in consideration of entering into the Notes, the lenders collectively received a total of 1,285,976 shares of the Company’s common stock (the “Shares”). In addition, the lenders received piggy-back registration rights with respect to the Shares.

A total discount of $290,416 was taken on the Notes for the fair value of the shares of common stock issuable upon each note's issuance date.  The Company amortized the discount using the effective interest rate method over the term of the Notes.

The Company issued 717,794 and 568,182 common shares on March 14 and April 18, 2008, respectively, related to the issuance of the notes.

Amortization of discounts was $0 and $86,590 for the three months ended March 31, 2009 and 2008, respectively.

On April 9, 2008, the Company conducted a private placement and all the lenders invested their principal amount due under the Notes of $705,000 net of amortized discount of $186,413 into the placement and waived interest due under the Notes of $6,114 for 3,525,000 shares of common stock. As part of the consideration, the Company issued an additional 316,298 shares of common stock to the lenders as part of the transaction (Note 17).

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 15: COMMITMENTS AND CONTINGENCIES

On September 28, 2007, the Company and Mark Klein executed an Amended and Restated Employment Agreement (the “Agreement”) in connection with the continued employment of Mr. Klein as the Company's Chief Executive Officer and President. The Agreement supersedes, amends and restates the prior employment agreement entered into by Mr. Klein and the Company when Mr. Klein was initially appointed Chief Executive Officer and President on March 20, 2006. Pursuant to the terms of the Agreement, the Company will continue to employ Mr. Klein for a period of three years with successive one-year automatic renewals unless either party provides 180-days advance notice of intent not to renew the Company will pay Mr. Klein an annual base salary of $250,000 with a bonus of up to 50% of the base salary at the discretion of the Board of Directors. Mr. Klein is also eligible to receive paid vacation and other benefits made available by the Company to its executives, including a Company-owned or leased automobile. If Mr. Klein's employment is terminated with cause, as defined in the Agreement, Mr. Klein will receive that portion of any unpaid base salary that has been earned through the termination date and any accrued but unpaid vacation pay as well as any expense reimbursements due and owing to him. If Mr. Klein is terminated without cause, resigns with good reason or is terminated upon a change of control, he will receive, in addition to his accrued base salary, bonus compensation, vested deferred compensation, any benefits under any plans of the Company in which he is a participant to the full extent of his rights under such plan, and accrued vacation benefits prorated through the termination date, 12 months of his base salary along with health benefits, to be paid out proportionally, on the Company's usual paydays, over a 12 month period.  Mr. Klein has agreed not to compete with the Company during his employment or in the 12 months that severance payments are made.

On November 7, 2006 the Company entered into a factoring agreement with FCC, LLC (“First Capital”) through October 31, 2008. The agreement provided for the Company to sell its credit-approved accounts receivable to First Capital without recourse as to bad debts but with recourse as to all future customer claims. First Capital  was to provide cash advances to the Company in an amount equal to 85% of the value of the assigned accounts receivable, as defined. In addition the First Capital will make cash advances to the Company against the value of the Company’s future finished goods inventory, up to a maximum of $500,000.  Unpaid advances  were to bear interest at the greater of 6% or 1% above the prime rate. Upon commencement of factoring, the Company’s obligation to First Capital will be secured by all of its tangible and intangible assets. This agreement expired on October 31, 2008.   The Company settled the minimum fees due under the First Capital agreement for $35,000 of which $30,000 remains outstanding as of March 31, 2009.

 On June 16, 2008 the Company appointed Michael Solomon as its new Chief Financial Officer and executed an employment letter on July 9, 2008. Pursuant to the terms of the employment letter Mr. Solomon will be paid $175,000 base salary per year which will be increased to $200,000 per year after the Company completes a financing transaction or series of financing transactions cumulatively totaling in excess of $1 million.

On November 11, 2008 the Company closed on a Revolving Loan and Security Agreement (the “Loan Agreement) which included a September 12, 2008 Facility Letter signed with Ashford Finance, LLC (“Ashford”), the terms of which provide for a $3 million Letter of Credit and Accounts Receivable financing facility. The Loan Agreement terminates on November 30, 2009. All financings by Ashford are subject to Ashford’s sole discretion. All Letters of Credit funded for inventory production will be based upon purchase orders from customers acceptable to Ashford. In addition Ashford will finance up to 75% of eligible accounts receivable, as defined. This agreement is collateralized by a first priority security interest in all Company assets, as defined. In addition all borrowings under the terms of the Facility are personally guaranteed by Mark Klein, the Company’s Chief Executive Officer. As of March 31, 2009 the Company has not made any borrowings under the Loan Agreement.

Further, Ashford will only finance Letters of Credit or accounts receivable for transactions involving customers for whom the Company has obtained credit insurance. Accordingly, on September 15, 2008 the Company obtained a one-year $500,000 credit insurance policy on certain customers for a total cost of $13,080 which represents the annual insurance premium plus expenses which is being amortized on a straight-line basis over the policy term. For the three months ended March 31, 2009 the Company recorded insurance expense of $3,225 which is included in selling, general and administrative expenses.

All financings by Ashford will be charged interest at a rate of Prime plus 3%, as defined. Ashford will also charge an account management fee between 2.25% and 3% per month on the face value of each Letter of Credit issued, the fee depending upon total volume of Letters of Credit issued. Accounts receivable financing will be charged an account management fee ranging from 1.75%-2.5% per month depending on the total volume of accounts receivable financed. On any default, as defined, both the interest rate and the account management fees will be increased by an additional 4% per annum.

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 15: COMMITMENTS AND CONTINGENCIES (continued)

On November 24, 2008 the Company entered into a Buying Agency Agreement with LJP International, LLC (“LJP”).  Pursuant to the agreement, LJP will serve as the Company’s non-exclusive buying and sourcing agent and will be responsible for sourcing of raw materials, arranging manufacturing facilities, monitoring manufacturer quality, finished product inspection, and coordinating freight forwarders.  The Company will pay LJP an amount equal to 8% of the FOB country of origin price for product ordered, shipped, and accepted by the Company.   Either party may terminate the agreement at any time upon providing the other party with 90 days written notice.  At March 31, 2009 the amount due to LJP totaled $18,398 and is included in Accounts Payable and Accrued Expenses.

The Company entered into an agreement with SLAM (Sportie LA Media) in March 2007 to obtain SLAM’s advertising, marketing, promoting and consulting services. The agreement between the Company and SLAM has an effective date of March 1, 2007 and expired on February 29, 2008.

On February 9, 2008, the Company and Dennis Walker executed an Employment Agreement (the “Agreement”) in connection with the employment of Mr. Walker as the Company’s Senior Vice President of Sales. Pursuant to the terms of the Agreement, the Company will employ Mr. Walker for a period of three years with successive one-year automatic renewals unless either party provides 180-days’ advance notice of intent not to renew. The Company will pay Mr. Walker an annual base salary of $200,000 with a bonus of up to 40% of the base salary at the discretion of the Board of Directors or its Compensation Committee. Mr. Walker is also eligible to receive paid vacation and other benefits made available by the Company to its executives, including a monthly automobile allowance. The Company also agreed to grant Mr. Walker 50,000 options exercisable at fair market value on the date of grant under the Company’s Amended and Restated 2005 Incentive Plan. In the event Mr. Walker is terminated without cause or he resigns with good reason, as defined in the agreement, he will be entitled to severance pay from the Company. The amount of the severance pay will be an amount equal to (i) ten months of his base pay if the termination of his employment occurs during the first year of employment under the Agreement, (ii) eleven months of his base pay if termination of his employment occurs during the second year of employment under the Agreement, or (iii) twelve months of his base pay if the termination occurs during the third year of employment under the Agreement. The severance pay would be paid in accordance with the Company’s usual paydays during the applicable severance period.

On March 27, 2008, the Company received the resignation  from its then Chief Operating Officer (“COO”), from his position with the Company effective immediately. On April 8, 2008, the Company entered into a separation agreement and release (“Separation Agreement”) with its COO in connection with his resignation as COO of the Company. Pursuant to the Separation Agreement, the COO agreed that he was not entitled to any further payments or benefits, including any annual incentive/performance bonus, under his employment agreement with the Company. The COO also agreed to release the Company from any and all claims and rights that the COO may have against the Company, including, but not limited to, any claims arising out of or relating to the employment agreement, those claims of which the COO is not aware, and all claims for attorney’s fees, costs, and interest. In exchange, the Company agreed to amend the COO’s stock option agreement to permit the vesting of 250,000 options, permit participation of such options in the option repricing, and permit the options to be exercisable for one year from the date of the termination of its COO’s employment.

On May 27, 2008, the Company amended its agreement with TLD Asian Pacific Ltd (“TLD”) with an effective date of August 10, 2007 for a period of twelve months from the effective date. According to the amended agreement the Company agreed to pay TLD $9,000 monthly totaling $108,000 over the twelve month period pursuant to which TLD will continue to be responsible for conceptualization, development, commercialization, product and consulting on the engineering and further development of Skins and Bones on a non-exclusive basis. Prior to the signing of the agreement the Company was paying TLD $9,600 monthly. TLD agreed to payback retroactively to August 10, 2007, $6,000 of previously paid fees.  The contracted expired on August 10, 2008.

On July 31, 2008 the Company signed a one year agreement with a Consultant  for, among other things, introductions to institutional financing sources. For any non-equity financing received from funding sources introduced by the Consultant the Consultant shall be paid a cash fee of 2% of the gross proceeds of the funding and an equal amount in Warrants to purchase Company stock. For any equity financing received from sources introduced by the Consultant the Consultant shall be paid a finders fee of 2% in cash and 3% in Warrants to purchase Company stock. The Warrants will be issued at the closing bid price on the day the financing is procured, receive Piggy Back Registration Rights, and shall expire one year from the date of issuance.   There are no amounts due under this agreement for the three months ended March 31, 2009.

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 15: COMMITMENTS AND CONTINGENCIES (continued)

On September 26, 2008 the Company entered into a one year lease, beginning October 1, 2008, for new office space in Hoboken, New Jersey. The minimum monthly rental under the lease is $2,200 per month. The Company also paid a one-month security deposit. The lease is renewable for one year at a minimum rental rate of $2,200 per month.

On February 5, 2009 the Company signed a consulting agreement which requires that the Company pay certain fees to the consultant based upon funding obtain by the Company though any contacts introduced by the consultant.  Tangiers was introduced to the Company by the consultant.  The Company will pay fees on funds actually received by the company equaling 8% of the first $1million dollars, 6.50% of the next $1million dollars, 4.5% of the next $2 million dollars, and 4% of any funding received by the Company in excess of $4 million.  For the Tangiers Debenture the consultant received $6,800 as a fee which was directly deducted from the $65,000 proceeds (Note 11).

On February 19, 2009 the Company entered into a one-year agreement with a consultant for investor relations consulting services.   The terms of this agreement provide for a fee to be paid to the consultant in the amount of 1,000,000 shares of common stock, and 1,000,000 stock options. The common stock is to be paid in four equal monthly installments of 250,000 shares commencing March 1, 2009 and the stock options vest in equal installments over the same period.  The stock options have an exercise price of $0.35 and expire March 1, 2012.  In addition the Company will reimburse the consultant for all pre-approved expenses not to exceed $6,000.

On March 2, 2009 the Company entered into a seven-month services agreement with a public relations consultant.  Pursuant to terms of the agreement the Company will pay the consultant a $7,500 monthly fee which is payable of which $2,500 is payable in cash and $5,000 is payable in shares of common stock for April-September 2009.  For the month of March 2009 the monthly fee was $1,500 in cash and $6,000 payable in shares of common stock.  The agreement expires on September 30, 2009.  The agreement also provides for the reimbursement to the consultant for out-of-pocket expenses.

NOTE 16: STOCK OPTIONS

In October 2005, Skins Footwear's Board of Directors approved the 2005 Incentive Plan (the “2005 Plan”). The 2005 Plan provides that the following types of awards may be granted under the 2005 Plan: stock appreciation rights (“SARs”); incentive stock options (“ISOs”); non-qualified stock options (“NQSOs”); restricted stock awards; unrestricted stock awards; and performance share awards which entitle recipients to acquire shares upon the attainment of specified performance goals, stock units and other stock-based awards, short-term cash incentive awards or any other award. Under the 2005 Plan, awards may be granted with respect to a maximum of 3,375,000 shares of Skins Footwear's common stock, subject to adjustment in connection with certain events such as a stock split, merger or other recapitalization of the Company. On September 28, 2007, the Company held its annual meeting of stockholders at which an amendment of our 2005 Incentive Plan was approved to increase the authorized number of shares that are available for issuance under the 2005 Incentive Plan by 1,625,000 shares, to a total of 5,000,000 shares.

On October 29, 2008 the Company’s Board of Directors approved an increase in the number of shares authorized to be issued under the Company’s 2005 Incentive Plan from 5,000,000 to 13,000,000. The Directors also approved the registering of the shares authorized under the plan on Form S-8 with the Securities and Exchange Commission, which the Company filed on November 12, 2008.

On February 5, 2009 the Company Board of Directors approved an increase in the number of shares authorized to be issued under the Company’s 2005 Incentive Plan from 13,000,000 to 30,000,000.

On October 24, 2005 Skins Footwear granted the following individuals options under the 2005 Plan:

•	Two board members were granted 421,875 options each at an exercise price of $0.80 that vest ratably over a 36-month period.

•	Two consultants were granted 421,875 options each at an exercise price of $0.80 a share that vests ratably over a 36-month period.

•	One consultant was granted 421,875 options at an exercise price of $0.80 that vested immediately for finder fee services.

As part of the Share Exchange Agreement (Note 1) dated November 2, 2005, the Company assumed Skins Footwear’s 2005 Incentive Plan.

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 16: STOCK OPTIONS (continued)

The awards granted to the two board members were treated as liability awards upon the grant on October 24, 2005. The treatment of the awards as liability was due to an insufficient number of authorized shares at the time of issuance. The Company used the intrinsic value method to determine compensation on these liability awards.

March 16, 2006 Replacement Option Grants

On March 16, 2006 as a result of the granting of options in excess of the authorized shares allowed, Skins Footwear canceled and re-adopted its 2005 Incentive Stock Plan. In connection thereof, Skins Footwear increased its authorized shares to 4,000,000. Additionally, all options granted under the original plan were canceled and re-granted in accordance with the terms of the re-adopted 2005 Incentive Stock Option Plan.

The replacement options to the two board members were treated as replacement equity awards. On the date of replacement the Company calculated the fair value (calculated method) of the replacement options using a Black-Scholes option valuation model that uses the assumptions noted in the following table. At the time of the replacement of the options the Company was non-public and calculated its expected volatility based on the calculated method using the Dow Jones US Footwear Index. The Company elected to use the calculated method because it did not have a trading history for its stock and it was a development stage company. The Company chose the Dow Jones US Footwear Index because it represents an industry index closest to which the Company operates. The Company estimates option exercise and employee termination within the valuation model; separate groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. The expected term of options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

Expected volatility	17.30%
Expected dividends	0
Expected Term (Years)	3
Risk free interest rate	4.70%

The total incremental compensation expense from the cancellation and replacement of the awards was $196,763, which is expected to be recognized over a period of 32 months from March 16, 2006. For the three months ended March 31, 2009 and 2008, the Company recorded no compensation expense  related to the replacement option grants to the board members. On October 19, 2007, one of the board members that was granted 421,875 replacement options resigned. Any non vested portion of the option expired immediately and the vested portion of the option was exercisable for a period of 90 days following optionee’s termination. As of January 19, 2008, the former board member did not exercise any of the vested options; subsequently all options have been forfeited.

On July 25, 2008 Steve Reimer, a member of the Company’s board of directors resigned his board seat, effective on July 31, 2008. As a result of his resignation, Mr. Reimer forfeited 39,551 options originally granted to him on March 16, 2006. The Company recorded compensation expense of $9,732 in July 2008 based on Mr. Reimer's fully vested options on July 31, 2008.

•
The 421,875 options granted to two-consultants that vest over a 36-month period were granted for services not yet rendered. The Company used the provisions of FAS 123(R) and EITF 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services to account for the compensation expense associated with these grants. The Company measured the compensation associated with these grants based on the fair value of the equity instruments issued. There is no measurement date to calculate the fair value of the options at the date of grant because the performance commitment had not yet occurred (there are no sufficiently large disincentives for non-performance) and the performance by the two consultants was not complete. The Company calculated the expense at each reporting period based upon fair value of the options that vested during the reporting period using the fair value on the reporting date. Fair value was calculated using the Black-Scholes model. The options were treated as liability awards upon the original grant because the Company did not have a sufficient number of authorized shares. The options became equity awards on the date they were cancelled and re-granted. For the years ended March 31, 2009 and 2008, the Company recorded compensation expense of $0 and $12,720, respectively.

•
The remaining 421,875 options were granted to a non-employee for services that had already been provided. The Company used the provisions of EITF-00-19 to account for these options. At the grant date and at December 31, 2005, the Company treated the option grant as a liability award because it did not have enough authorized shares to settle the contract in equity. Therefore, these options were recorded at fair value as a liability at December 31, 2005. The fair value of the options was calculated using the Black-Scholes model at December 31, 2005. On March 16, 2006 the Company increased its authorization of Common Stock therefore alleviating the potential liability. The Company recorded the fair value of the options using a Black-Scholes model as of March 16, 2006 and reclassified the total remaining liability from these awards to additional paid in capital.

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 16: STOCK OPTIONS (continued)

2006 Option Grants

On May 15, 2006 the Company granted 150,000 options to the Vice President of Sales.. The options vest quarterly beginning three months after the grant date at 12,500 per quarter and have an exercise price of $1.10. The options expire on May 15, 2011.

On June 19, 2006 the Company granted 150,000 options to the Vice President of Finance and Operations. The options vest quarterly beginning three months after the grant date at 12,500 per quarter and have an exercise price of $1.19. In March 2007 the Company cancelled all of these options in exchange for a cash payment to this Vice President of $88,500.

For the three months ended March 31, 2007, the Company recorded a total compensation expense of $67,190 related to the Former Vice President's June 19, 2006 option grant. Total compensation was made up of the $9,135 service period expense and $58,055 from the unrecognized compensation that effectively vests upon repurchase of the options. The $30,445 cost in excess of the repurchase amount is the difference between the $88,500 and the cash paid less the unrecognized cost of $58,055 and is recognized as a charge to additional paid in capital.

The total compensation expense related to the non-vested options on 2006 awards at March 31, 2009 is $3,819.  For the three months ended March 31, 2009 and 2008 the Company recorded compensation expense of $7,614 and $2,417, respectively related to the two grants above.

On May 9, 2006 the Company granted 300,000 options to a consultant at a per share exercise price of $1.06. The options vest quarterly beginning three months from the date of the agreement and expire 30 days after the related investor relations agreement is terminated. The Company used the provisions of FAS 123(R) and EITF 96-18 to account for the compensation expense associated with this grant. The Company measured the compensation associated with this grant based on the fair value of the equity instrument. There is no measurement date to calculate the fair value of this grant at the date of grant because the performance commitment had not yet occurred and the performance by the consultant was not complete. The Company calculated the expense at each reporting period based on the fair value of the options that vested during the reporting period. For the three months ended March 31, 2009 and 2008, the Company recorded compensation expense of $0 and $35, respectively.

On October 12, 2006 the Company granted 375,000 options to a consultant. 175,000 options vest immediately with the remaining 175,000 vesting annually over a three-year period with the first vesting occurring one year after the year of grant. In addition, the Company granted three other consultants a total of 80,000 options that vest annually over a three-year period with the first vesting occurring one year after the year of grant. The 455,000 options were granted for services not yet occurred. The Company used the provisions of FAS 123(R) and EITF 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services to account for the compensation expense associated with these grants. The Company measured the compensation associated with these grants based on the fair value of the equity instruments issued. There is no measurement date to calculate the fair value of the options at the date of grant because the performance commitment had not yet occurred (there are no sufficiently large disincentives for non-performance) and the performance by the consultants were not complete. The Company will calculate the expense at each reporting period based upon fair value of the options that vested during the reporting period using the fair value on the reporting date. Fair value was calculated using the Black-Scholes model. For the three months ended March 31, 2009 and 2008 no options under this grant vested and so no expense had been recorded.

2007 Option Grants

On March 14, 2007 the Company granted 20,000 options to an employee of the Company. The options vest on an annual basis over three years, with the first one-third vesting on the one year anniversary of the grant date and have a per share exercise price of $1.63. The options expire on March 14, 2011. On November 8, 2007, the employee resigned and the options were forfeited.

On April 13, 2007 the Company granted 500,000 options to its then  Chief Operating Officer. The options vest in six semi-annual installments from the date of grant over three years, and have a per share exercise price of $1.25. The options expire on April 13, 2012.

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 16: STOCK OPTIONS (continued)

On March 27, 2008, the Company received the resignation of its then Chief Operating Officer (“COO”), from his position with the Company effective immediately. On April 8, 2008, the Company entered into a separation agreement and release (“Separation Agreement”) with its COO in connection with his resignation as COO of the Company. Pursuant to the Separation Agreement, the COO agreed that he was not entitled to any further payments or benefits, including any annual incentive/performance bonus, under his employment agreement with the Company. The COO also agreed to release the Company from any and all claims and rights that the COO may have against the Company, including, but not limited to, any claims arising out of or relating to the employment agreement, those claims of which the COO is not aware, and all claims for attorney’s fees, costs, and interest. In exchange, the Company agreed to amend the COO’s stock option agreement to permit the vesting of 250,000 options, permit participation of such options in the option repricing on April 2, 2008, and permit the options to be exercisable for one year from the date of the termination of its COO’s employment.  The option expired on April 8, 2009 unexercised.

On July 3, 2007, the Company granted 200,000 options to its then Chief Financial Officer. The options vest on an annual basis over three years, with the first one-third vesting on the one year anniversary of the grant date and have a per share exercise price of $1.29. The options expire on July 3, 2011. On the same date, the Company granted 25,000 options to the Vice President of Sales. The options vest on an annual basis over three years, with the first one-third vesting on the one year anniversary of the grant date and have a per share exercise price of $1.29. The options expire on July 3, 2011. The stock options as of the date of the grant shall be expensed as compensation in the Company's consolidated statement of operations ratably over a 36 month service period.

On May 22, 2008, effective immediately, Deborah A. Gargiulo tendered her resignation as Chief Financial Officer of the Company. As of the date of her resignation, 200,000 options were forfeited, which resulted in the reversal of unvested cumulative compensation of $41,679 and the reversal of $11,300 of additional compensation related to the non-vested options that were repriced dated April 2, 2008.

On August 27, 2007, the Company granted 20,000 options to an employee of the Company. The options vest on an annual basis over three years, with the first one-third vesting on the one year anniversary of the grant date and have a per share exercise price of $1.37. The options expire on August 27, 2012. On March 14, 2008 the employee resigned and the options were forfeited.

On August 27, 2007, the Company granted 150,000 options to a Director of the Company’s Board of Directors (the “Appointment Date”). The options vest on an annual basis from January 9, 2007, the date the Director was appointed to the Company, and vest over three years, with the first one-third vesting to occur one year from the Appointment Date. The grant has a per share exercise price of $1.37. The options expire on August 27, 2012. The stock options as of the date of the grant shall be expensed as compensation in the Company's consolidated statement of operations ratably over a 36 month service period.

On September 28, 2007, the Company granted warrants to a consultant to purchase up to 150,000 shares of common stock from the Company at an exercise price of $1.38 per share. The warrants were granted to the consultant in accordance with an Investor Relations Agreement dated May 9, 2006, as amended by the First Addendum dated September 19, 2007, entered into by the Company and the consultant. The vesting schedule of the consultant warrants are contingent upon the number of shares issued upon the exercise of investor warrants sold by the Company in a private placement in May 2007. A total of 4,000,000 warrants were issued in that private placement. The warrants become exercisable, subject to terms and conditions of the investor relations agreement, as follows: the first one-third of the consultant’s warrants vest upon the exercise of 1,217,200 investor warrants, the second one-third of the consultant’s warrants vest upon the exercise of 2,434,400 investor warrants, and the final one-third of the consultant’s warrants vest upon the exercise of 3,651,600 investor warrants. The Company used the provisions of FAS 123(R) and EITF 96-18 to account for the compensation expense associated with this warrant issuance. The Company measures the compensation associated with this issuance based on the fair value of the equity instrument. There was no measurement date to calculate the fair value of this issuance at the date of grant because the performance commitment had not yet occurred and the performance by the consultant was not complete. The Company calculates the expense at each reporting period based on the fair value of the warrants that will vest during the reporting period. At March 31, 2009 no warrants under this issuance had vested, therefore no expense had been incurred.

On November 12, 2007, the Company granted 24,000 options to a consultant. The first one-third of the options vest on December 1, 2007, and the second and final one-third of the options vest on December 1, 2008 and 2009, respectively. The grant has an exercise price of $0.78 per share. The options expire on April 7, 2012. The Company will use the provisions of FAS 123(R) and EITF 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services to account for the compensation expense associated with this grant. The Company will measure the compensation associated with these grants based on the fair value of the equity instruments. For the three months ended March 31, 2009 and 2008,  no options under this granted vested and so no expense had been recorded.

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 16: STOCK OPTIONS (continued)

The total compensation expense related to the non-vested options on 2008 awards to employees for the three months ended   March 31, 2009 is $78,857.  For the three months ended March 31, 2009 and 2008 the Company recorded compensation expense of $14,142 and $56,577, respectively.

2008 Option Grants

On February 29, 2008, the Company granted 50,000 options to its Senior Vice President of Sales. On the same date, the Company granted 50,000 options to an employee. The options vest on an annual basis over three years, with the first one-third vesting on the one year anniversary of the grant date and have a per share exercise price of $0.24. The options expire on February 29, 2012 and February 28, 2013, respectively. The stock options as of the date of the grant have a fair value of $18,956, which shall be expensed as compensation in the Company’s consolidated statement of operations ratably over a 36 month service period.

On November 19, 2008 the Company received a resignation from an employee effective immediately. As of the date of his resignation 50,000 options were forfeited.

On March 26, 2008, the Company granted 50,000 options to an employee. The options vest on an annual basis over three years, with the first one-third vesting on the one year anniversary of the grant date and have a per share exercise price of $0.31. The options expire on March 26, 2013. The stock options as of the date of the grant have a fair value of $13,175, which shall be expensed as compensation in the Company’s consolidated statement of operations ratably over a 36 month service period.  The employee terminated before vesting occurred so no expense was recorded related to these options.

On April 9, 2008, the Company granted 125,000 options to an employee. The options vest on an annual basis over three years, with the first one-third vesting on the one year anniversary of the grant date and have a per share exercise price of $0.59. The options expire on April 9, 2012. The stock options as of the date of the grant have a fair value of $60,216, which shall be expensed as compensation in the Company’s consolidated statement of operations ratably over a 36 month service period.  The employee terminated before vesting occurred so no expense was recorded related to these options.

On June 10, 2008, in accordance with a May 27, 2008 revised agreement with TLD Asian Pacific Ltd (“TLD”), the Company granted a designee of TLD 257,143 options with an exercise price of $0.28 a share. The 257,143 options were calculated dividing $72,000 by the closing price of the Company’s common stock on the date of grant or $0.28 per share.   The Company will use the provisions of FAS 123(R) and EITF 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services to account for the compensation expense associated with this grant. The Company will measure the compensation associated with these grants based on the fair value of the equity instruments. The options have a term of five years from the date of grant and have the following vesting schedule: 214,290 options vested upon grant, 21,427 options vest on July 10, 2008, and 21,426 options vest on August 10, 2008. During the three months ended March 31, 2009 and 2008 under this grant no option had vested and therefore no expense had been recorded.

The total compensation expense related to the non-vested options on 2008 awards to employees for the three months ended March 31, 2009 is $5,855. For the three months ended March 31, 2009 and 2008, the Company recorded compensation expense of $765 and $469, respectively.

The fair value of the options granted to employees on February 29, 2008 and March 26, 2008 were calculated using the Black-Scholes option valuation model with the following assumptions:

	February 29, 2008	March 26, 2008
	Option Grants	Option Grant
Expected volatility	115.51%	125.74%
Expected dividends	None	None
Expected term (in years)	4-5	5
Risk-free interest rate	2.50%	2.55%

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 16: STOCK OPTIONS (continued)

On April 2, 2008, the Board of Directors of the Company acted to reprice a total of 2,794,625 options that it had previously granted to certain employees, directors and consultants of the Company. The options, all of which had been previously issued pursuant to the Amended And Restated 2005 Incentive Plan (the “Plan”), were repriced to be $0.40 per share, which is greater than the $0.33 closing trading price of the

Company’s common stock on the date of approval by the Board of Directors. The Board of Directors resolved that an exercise of $0.40 per share would provide an incentive to the recipients of the repriced options to continue to work in the best interests of the Company. The other terms of the options, including the vesting schedules, remained unchanged as a result of the repricing.   Additional compensation expense on unvested options relating to the April 2, 2008 repricing is $1,542 and is included in selling, general and administrative expenses for the three months ended March 31, 2009.

The repriced options had originally been issued with $0.80 to $1.37 per share option exercise prices, which prices reflected the then current market prices of the Company’s stock on the dates of original grant. As a result of the sharp reduction in the Company’s stock price, the Board of Directors believed that such options no longer would properly incentivize the Company’s employees, officers and consultants who held such options to work in the best interests of the Company and its stockholders. Moreover, the Board of Directors believed that if these options were repriced, that such options would provide better incentives to such employees, officers and directors.

2009 Option Grants

On February 5, 2009 the Company Board of Directors approved the issuance of 13,418,182 stock options to Board members, Company officers, employees, and consultants.    All stock options were issued at an exercise price of  $0.055 which was the fair market value of the Common Stock on the date of grant (February 5, 2009) and expire 24 months from the date of grant.   Of the total 1,000,000 stock options were issued to two Source Agent consultants which vest within one year depending on the completion of certain deliverables and the achievement of certain product quality standards, and 827,273 fully vested stock options were granted to a design consultant of which 500,000 stock options represented compensation and  327,273 stock options represented payment lieu of $9,000 accrued consultant fees.   The Company issued 11,590,909 fully vested stock options to Board members, Company officers, and employees of which 4,750,000 stock options represented compensation, 3,363,636 stock options represented payment in lieu of $92,500 of accrued Board member fees through December 31, 2008, and 3,477,273 stock options represented payment in lieu of $95,625 of accrued salaries through January 31, 2009.

The issuance of stock options to the Company’s board members, officers and employees in lieu of their accrued board fees and salary resulted in the loss on extinguishment of debt of $103,938.  The loss was determined by the Company’s exchange of accounts payable and accrued liabilities with a carrying value of $197,125 for stock options with a fair value of $301,063.

On February 5, 2009 the stock option grants made to Board Members and Company Officers were as follows:

Michael J. Rosenthal, Company Chairman, was granted 2,727,273 stock options in lieu of $75,000 accrued Board fees through December 31, 2008 plus 500,000 stock options as compensation.

Mark Klein, Board member and Chief Executive Officer, was granted 363,636 stock options in lieu of $10,000 of accrued Board fees through December 31, 2008, 1,136,363 stock options in lieu of $31,250 of accrued salary through January 31, 2009 plus 2,000,000 stock options as  compensation for issuing a personal guarantee on the Ashford Loan Agreement (Note 15).

Frank Zambrelli, Board Member, was granted 272,727 Stock Options in lieu of $7,500 of accrued Board fees through December 31, 2008 plus 500,000 stock options as compensation.

Michael Solomon, Chief Financial Officer, was granted 795,454 stock options in lieu of $21,875 accrued salary through January 31, 2009  plus 750,000 stock options as compensation.

Two employees were granted a total of 1,545,456 stock options in lieu of $42,500 accrued salary through January 31, 2009 plus a total of 1,000,000 stock options as compensation.

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 16: STOCK OPTIONS (continued)

On the Date of Grant the stock options granted to officers, employees, board members, and one consultant, had a fair market value of $521,903, of which $220,839 was recognized as an expense on the date of grant and $301,063 was exchanged for $197,125 of accounts payable and accrued expenses.  The 1,000,000 stock options granted to the source agent consultants was accounted for using the provisions of FAS 123(R) and EITF 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services to account for the compensation expense associated with these grants upon which the Company recorded compensation expense of $41,833 for the three months ended March 31, 2009.

Consulting Agreement:

On February 19, 2009, commencing on March 1, 2009, the Company entered into a one-year agreement, with a consultant for investor relations consulting services. The consulting fee is 1 million shares of common stock (Note 12) and 1 million stock options.   The stock options vest in four equal monthly installments of 250,000 with the an initial vesting date of March 1, 2009.  The stock options have an exercise price of $0.35 and expire March 1, 2012.  The stock option granted to a consultant was accounted for using the provisions of FAS 123R and EITF 96-18, Accounting for Equity Instruments that are issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods or Services  to account for the compensation expense associated with these grants which amounted to $20,875 for the three months ended March 31, 2009.

The fair value of the 2009 stock options was determined by the Black-Scholes option valuation model with the following assumptions:

	February 5, 2009	March 1, 2009	March 1, 2009
Expected volatility	166.81%	168.67%	192.74%
Expected dividends	None	None	None
Expected term (in years)	2.0	3.0	2.0
Risk-free interest rate	0.98%	1.28%	. 81%

A summary of option activity under the 2005 Plan as of March 31, 2009 and changes during the three months then ended is presented below:

	Shares	Weighted Average Exercise Price	Weighted - Average Remaining Contractual Term	Aggregate Intrinsic Value

Options
Outstanding, January 1, 2009	3,459,092	$0.39	2.36
Granted	14,418,182	0.08
Cancelled	(175,000)	0.51
Outstanding, March 31, 2009	17,702,274	$0.12	4.35		$-

Exercisable, March 31, 2009	16,073,165	$0.12	4.36	$

A summary of the status of the Company's non-vested shares as of March 31, 2009, and changes during thethree months ended March 31, 2009, is presented below:

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 16: STOCK OPTIONS (continued)

A summary of the status of the Company's non-vested shares as of March 31, 2009, and changes during thethree months ended March 31, 2009, is presented below:

	Shares	Weighted- Average Grant-Date Fair Value
Non-vested Shares
Non-vested, January 1, 2009	459,666	$0.51
Granted	14,418,182	0.06
Cancelled	(175,000)	0.51
Vested	(13,073,739)	0.06
Non-vested, March 31, 2009	1,629,109	$0.19

NOTE 17: STOCKHOLDERS’ DEFICIENCY

2008

On April 9, 2008, the Company sold a total of 13,403,225 units to 27 investors and raised aggregate gross proceeds of approximately $2,680,645 in a private offering. Of the gross proceeds of $2,680,645 raised in the offering,

(i)	$1,935,000 represents cash received by the Company from investors,

(ii)	$705,000 represents an amount due under six secured promissory notes previously issued by the Company that was invested by five holders into this offering, and

(iii)	$40,645 represents amounts owed by the Company to three non-employee board members and two advisory board members in lieu of payment for fees due to them.

In addition, the Company issued 100,000 units to a financial consultant that provided services in connection with the offering in lieu of a $20,000 payment in cash for such services.

The offering was made pursuant to a U.S. investor subscription agreement and an offshore subscription agreement, each dated April 9, 2008, Each unit was sold for $0.20 and consists of one share of common stock of the Company and one share purchase warrant, exercisable at an exercise price of $0.40 per share at any time upon election of the holder during the 24 month period following the offering. The Company agreed to register the shares of common stock and the shares of common stock underlying the warrants on a registration statement that must be filed with the Securities and Exchange Commission within the earlier of 21 days after the closing of the offering or 10 days after the Company filed its Annual Report on Form 10-KSB. The Company filed the registration statement on Form S-1 on April 24, 2008. The registration statement was declared effective on August 7, 2008.

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 17: STOCKHOLDERS’ DEFICIENCY (continued)

In an effort to preserve cash for Company operations, it agreed to convert the $40,645 in debt owed to the non-employee board members and advisory board members into the private placement in lieu of payment for fees due to them.

Upon execution of the secured notes (Note 10), the holders received shares of common stock in an amount that was equal to (x) half of the principal amount of the note divided by (y) the closing trading price of the Company’s common stock on the date of the note. The lowest trading price used to calculate the number so shares to be issued under the secured notes was $0.22 per share. In consideration of the holders investing the principal due into private placement in lieu of  payment and waiving any and all interest due, each holder that received shares upon the execution of the note based on a trading price higher than $0.22 per share were issued additional shares of common stock. These additional shares were equal to the number of shares that would have been received if $0.22 were in the formula, minus the number of shares actually received upon execution of the secured note. A total of 316,298 additional shares were issued to these secured note holders. The Company booked a fee expense equal to the fair value of the additional common shares issuable at April 9, 2008 or approximately $187,000 in its consolidated statement of operations for the year ended December 31, 2008. Our former Chief Financial Officer and Chairman of the Board were each note holders that converted amounts of $15,000 and $100,000, respectively, in the private placement on the same terms and conditions as the rest of the investors.

On October 31, 2008 the Company entered into a one year Consulting Agreement for, among other things, strategic planning and marketing services. For its services the Company shall pay to the consultant a total of 1,400,000 shares of unrestricted Company common stock as follows: 900,000 shares upon execution of the agreement, 250,000 shares 30 days after execution of the agreement, and 250,000 shares 60 days after the execution of the agreement. Pursuant to this agreement the Company issued 900,000 shares of its common stock on November 17, 2008. The Company has recorded an accrual of $24,000 for the remaining 500,000 shares of common stock have not yet been issued. On November 5, 2008 the Company entered into a three month Consulting Agreement for corporate planning services for a fee of 1,000,000 shares of Company common stock. Pursuant to this agreement the Company issued these shares on November 17, 2008.

2009

January 2009 Private Placement

On January 16, 2009 and January 20, 2009 the Company sold 600,000 and 200,000 private placement units, respectively, for $40,000. Also during January 2009 the Company sold 757,500 private placement units to Michael J. Rosenthal, the Company Chairman, for $37,875. Each unit was sold for $0.05 and consisted of one share of Company Common stock and one purchase Warrant representing one and one-half shares of Company Common Stock, exercisable at an exercise price of $0.05 per share. The Warrants expire 30 months from the date of issuance.

$2 million Securities Purchase Agreement

On March 23, 2009 the Company signed with Tangiers Investors, LP, a limited partnership (“Tangiers”) a Securities Purchase Agreement (“SPA”) and a Registration Rights Agreement. (“Registration Rights Agreement”). In addition, the Company sold a one-year 7% Convertible Debenture to Tangiers for $85,000 (Note 11).

Under terms of the SPA Tangiers will purchase from the Company up to $2 million of Common Stock during an 18 month commitment period (“Commitment Period”) commencing with a registration statement, filed by the Company being declared effective by the Securities and Exchange Commission. Under the Registration Rights Agreement the registration statement must remain effective during the Commitment Period, and must include all shares anticipated being sold to Tangiers. Any sales of Common Stock to Tangiers will be made at the Company’s sole discretion. Any funding under the SPA will be used for general corporate purposes.

The Company may sell to Tangiers shares of Common Stock every 10 Trading Days (“Trading Days”),as defined. The purchase price of the Common Stock shall be 90% of the Market Price which is defined as the lowest daily volume weighted average price of the Common Stock during the five consecutive Trading Days after the Company gives Notice (“Notice”) to Tangiers of its intent to sell Common Shares under the SPA. The maximum total dollar amount sold to Tangiers will equal be equal to the average daily trading volume in dollar amount during the ten Trading Days preceding the notice of sale by the Company to Tangiers but in no case shall be more than $250,000. In addition the total number of shares of Common Stock purchased by Tangiers during the Commitment Period shall not exceed 9.9% of the then outstanding Common Stock of the Company. For at least ten days after any Notice is given to Tangiers the Company may not sell or issue Common Stock, Preferred Stock, purchase warrants, or stock options except on terms or exceptions described in the SPA. Further, the Company will not, without prior written consent of Tangiers and which shall not be unreasonably withheld, enter into any other equity line of credit financing agreement.

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 17: STOCKHOLDERS’ DEFICIENCY (continued)

Upon execution of the SPA the Company will pay a $100,000 Commitment Fee (“Commitment Fee”) to Tangiers payable in shares of Common Stock which shall be determined by dividing the Commitment Fee by the lowest volume weighted average price of the Company’s Common Stock during the ten business days immediately following the execution of the SPA (March 23, 2009). The shares to be issued as payment of the Commitment Fee have no registration rights.  On April 21, 2009 the Company issued 1,111,111 shares of common stock in payment of the Commitment Fee.

On March 19, 2009, prior to closing the Tangiers SPA, the Company entered into a consulting agreement with an affiliate of Tangiers in which the consultant will receive 300,000 shares of common stock, registered on Form S-8 (Note 11), for the purposes of providing legal services for the preparation of the registration statement to be filed by the Company pursuant to the terms of the SPA.  Accordingly, the Company issued the 300,000 to the consultant on March 20, 2009 which was valued at $40,500 and is recorded in Deferred Financing Costs.  The Company will charge the Deferred Financing Costs against Additional paid-in capital on a pro-rata basis as shares are sold to Tangiers, based upon the ratio of the proceeds received compared to the estimate of total proceeds to be received over the life of the SPA.

The Tangiers transactions closed on April 1, 2009.

On May 6, 2009 pursuant to terms of the SPA the Company filed a Form S-1 Registration Statement with the Securities and Exchange Commission.  The Registration Statement has not yet been declared effective.

Consulting Agreements

On February 19, 2009 the Company entered into a one-year agreement with a consultant for investor relations consulting services.   The terms of this agreement, commencing March 1, 2009, provide for a fee to be paid to the consultant in the amount of 1,000,000 shares of common stock, and 1,000,000 stock options (Note 16). The common stock is to be paid in four equal monthly installments of 250,000 shares commencing March 1, 2009 and the stock options vest in equal installments over the same period.  The stock options have an exercise price of $0.35 and expire March 1, 2012.  In addition the Company will reimburse the consultant for all pre-approved expenses not to exceed $6,000. As of March 31, 2009 management estimates that the agreement with the consultant is substantially complete and therefore has recognized an expense of $33,750 for the 250,000 shares issued on March 31, 2009.

On March 2, 2009 the Company entered into a seven-month services agreement with a public relations consultant. Pursuant to terms of the agreement the Company will pay the consultant a $7,500 monthly fee which is payable of which $2,500 is payable in cash and $5,000 is payable in shares of common stock for April-September 2009. For the month of March 2009 the monthly fee will be $1,500 in cash and $6,000 payable in shares of common stock.  On  March 30, 2009 the Company issued 57,143 shares of common stock to the consultant in payment of the $6,000.  The agreement expires on September 30, 2009. The agreement also provides for the reimbursement to the consultant for out-of-pocket expenses.

NOTE 18: SUBSEQUENT EVENTS

On April 24, 2009 the Company executed an Amendment (the “Amendment”) to the  8% 185,000 Debenture issued to JED on March 19, 2009.   The Amendment provide that JED, at its sole discretion, may convert the principal plus accrued interest into shares of Common Stock at a price of (35%) of the lowest closing bid price, determined on the then current trading market for the Company’s Common Stock, for 10 trading days prior to conversion.   Before the Amendment the conversion rate was 60%.

The Amendment also added to the Debentures that if the Company does not request the issuance of shares underlying the Debentures after receipt of a Notice of Conversion within 4 business days following the period allowed for any objection, Mark Klein, the Company’s Chief Executive Officer, shall, in his personal capacity, be responsible for any differential in the value of the converted shares underlying the Debentures between the value of the closing price on the date the shares should have been delivered and the date the shares are delivered.

On April 22, 2009 the Company issued two 8% Convertible Debentures (“the April 2009 Debentures”) to JED for $70,000 and $104,250, respectively.

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 18: SUBSEQUENT EVENTS (continued)

Principal and accrued interest on the Debentures matures on April 22, 2011.   The Company may prepay, at its sole discretion, any portion of the principal for 125% of the amount being prepaid plus any portion of the accrued interest.   JED, at its sole discretion, may convert the principal plus accrued interest into shares of Common Stock at a price of (35%) of the lowest closing bid price, determined on the then current trading market for the Company’s Common Stock, for 10 trading days prior to conversion.  In addition, one of the April 2009 Debenture’s, in lieu of conversion may be exchanged, including all principal and interest, for payables of $104,250.   On April 22, 2009 JED elected to settle a debenture by exchanging it for $104,250 of payables.

For a period of six months from April 22, 2009, JED shall be entitled to “piggyback” registration rights on registration statements being filed by the Company except if the registration statements are being filed for the purposes of “Pipe” transactions.

In the case of an Event of Default, as defined, the payment of principal and accrued interest shall be immediately due and payable if JED so elects.

The closing date of both the Amendments and the April 2009 Debentures was April 27, 2009.

On June 1, 2009 the Company sold an 8% Convertible Debenture to JED for $74,192. The Debenture matures on June 1, 2011.

The Company may prepay, at its sole discretion, any portion of the principal for 150% of the amount being prepaid plus any portion of the accrued interest. JED, at its sole discretion, may convert the principal plus accrued interest into shares of Common Stock at a price of (35%) of the lowest closing bid price, determined on the then current trading market for the Company’s Common Stock, for 10 trading days prior to conversion.

For a period of six months from June 1, 2009, respectively, JED shall be entitled to “piggyback” registration rights on registration statements being filed by the Company except if the registration statements are being filed for the purposes of “Pipe” transactions.

In the case of an Event of Default, as defined, the payment of principal and accrued interest shall be immediately due and payable if JED so elects.

The transaction closed on June 8, 2009.

In addition, in a private transaction. JED purchased and assumed $90,530.83 of our debt.

From April 1, 2009-June 17, 2009 JED converted $130,000 of trade payables due under the A-A Agreements into 7,547,061 shares of common stock.

On June 22, 2009 the Company and Tangiers agreed to amend and restate the Tangiers Debenture to remove the conversion features of the debenture so that the debenture would no longer be convertible into shares of the Company’s common stock. This was the only change that was made to the convertible debenture (Note 11).  Accordingly, on June 22, 2009 the Company reversed $80,817 of the liability for derivative instruments related to the Tangiers Debenture (Notes 11, 12 and 13).

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Skins Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of Skins Inc. and Subsidiary (a development stage company) as of December 31, 2008, and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for the year then ended and for the period from May 18, 2004, date of inception, to December 31, 2008. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Skins Inc. and Subsidiary at December 31, 2008, and the results of their operations and their cash flows for the year ended December 31, 2008, and for the period from May 18, 2004, date of inception, to December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Skins, Inc. and Subsidiary will continue as a going concern. As more fully described in Note 1, at December 31, 2008, the Company has no established source of revenues, a working capital deficit of $1,462,979, and has accumulated losses of $16,019,163 since inception. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ MHM Mahoney Cohen  CPAs
(The New York Practice of Mayer Hoffman McCann P.C.)

New York, New York
April 9, 2009, except for paragraph 5 and paragraphs 18-25 of Note 14 which are dated May 6, 2009 and paragraph 12 and paragraphs 26-32 of Note 14 which are dated June 24, 2009

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Skins Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of Skins Inc. and Subsidiary (a development stage company) as of December 31, 2007, and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for the year then ended and for the period from May 18, 2004, date of inception, to December 31, 2007. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Skins Inc. and Subsidiary at December 31, 2007, and the results of their operations and their cash flows for the year ended December 31, 2007, and for the period from May 18, 2004, date of inception, to December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Skins, Inc. and Subsidiary will continue as a going concern. As more fully described in Note 1, at December 31, 2007, the Company has no established source of revenues and has accumulated losses of $11,397,491 since inception. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Mahoney Cohen & Company, CPA, P.C.

New York, New York
April 12, 2008

SKINS INC. AND SUBSIDIARY
(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2008	2007

ASSETS
Current assets:
Cash and cash equivalents	$88	$6,186
Prepaid expenses	56,355	251,034
Total current assets	56,443	257,220

Property and equipment, net (Note 3)	173,071	13,209
Software costs, net (Note 4)	434	16,634
Capitalized production molds (Note 5)	-	10,660
Patent costs, net (Note 6)	195,357	159,400
Other intangibles, net (Note 7)	4,198	1,378
Total Assets	$429,503	$458,501

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
Accounts payable and accrued liabilities (Note 8)	$1,497,434	$750,425
Liquidated damages	21,988	21,988
Notes Payable, net of discounts (Note 9)	-	95,777
Total current liabilities	1,519,422	868,190

Commitments and contingencies (Note 10)

Stockholders' Deficiency (Notes 1 and 12)
Common Stock, $.001 par value; 436,363,650 shares authorized; 68,608,471 and 40,961,294 shares issued and outstanding at December 31, 2008 and 2007, respectively	68,608	40,961
Additional paid in capital	14,484,778	10,570,983
Deficit accumulated in the development stage	(15,643,305)	(11,021,633)
Total stockholders' deficiency	(1,089,919)	(409,689)

Total Liabilities and Stockholders' Deficiency	$429,503	$458,501

The accompanying notes are an integral part of the consolidated financial statements.

SKINS INC. AND SUBSIDIARY
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,		Period from Inception (May 18, 2004) to December 31,
	2008	2007	2008
Operating expenses:

Design and development	$858,261	$1,859,238	$3,193,105

Selling, general and administrative	3,651,975	4,780,436	11,430,675

Total operating expenses	4,510,236	6,639,674	14,623,780

Operating loss	(4,510,236)	(6,639.674)	(14,616,114)

Unrealized (loss) on derivative instruments	-	-	(1,306,754)
Liquidated damages	-	5,290	(21,988)
Interest income	2,235	47,705	77,810
Loss on disposal of property and equipment	(1,993)	(22,179)	(24,172)
Amortization of discount on notes payable	(100,873)	(3,130)	(104,003)
Interest expense	(10,805)	(205)	(16,276)

Net loss	$(4,621,672)	$(6,612,193)	$(16,019, 163)

Basic and diluted loss per share	$(0.09)	$(0.18)

Weighted average number of common shares outstanding, basic and diluted	53,694,274	37,888,638

The accompanying notes are an integral part of the consolidated financial statements.

SKINS INC. AND SUBSIDIARY
(A Development Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)

				Deficit
			Additional	Accumulated	Total
			Paid-in	In The	Stockholders'
	Common Stock		(deficit in)	Development	Equity/
	Shares	Amounts	Capital	Stage	(Deficiency)
Transfer of net liabilities from a predecessor entity - May 18, 2004		$-	$(32,312)	$-	$(32,312)
Shares issued on June 1, 2004	954,513	955	9,045		10,000
Shares issued on July 2, 2004	954,513	955	9,045		10,000
Shares issued on August 4, 2004	1,909,026	1,909	18,091		20,000
Shares issued on August 10, 2004	1,909,026	1,909	18,091		20,000
Shares issued on December 1, 2004	8,338,484	8,338	79,162		87,500
Shares issued on December 30, 2004	144,077	144	1,356		1,500
Shares issued on December 31, 2004	3,818,053	3,818	36,182		40,000
Net Loss	-	-	-	(152,706)	(152,706)
Balances at December 31, 2004	18,027,692	18,028	138,660	(152,706)	3,982

Shares issued for services on October 20, 2005	1,376,308	1,376	(1,370)	-	6
Net Loss January 1, 2005 to October 20, 2005				(223,152)	(223,152)
Recapitalization of deficit upon merger of Skins Shoes, LLC into Skin Shoes, Inc. on October 20, 2005 (Note 1)			(375,858)	375,858	-
Net Loss Oct 21, 2005 to Dec 31, 2005		-	-	(309,162)	(309,162)
Balances at December 31, 2005	19,404,000	19,404	(238,568)	(309,162)	(528,326)

Reclassification of Share based liability Awards to equity Awards upon the re-Adoption of the 2005 Incentive Stock Plan on March 16, 2006	-	-	241,157	-	241,157
Skins Inc. net assets assumed - March 20, 2006	14,821,434	14,821	1,693,886		1,708,707
Conversion of convertible debenture - Common Stock - March 20, 2006	178,572	179	119,821		120,000
Shares issued for consulting services on April 3, 2006	122,000	122	145,058		145,180
Share based Compensation, June 30, 2006			86,156		86,156
Share based Compensation, September 30, 2006			130,218		130,218
Reclassification of Derivative Liability as Form SB-2 became effective on October 10, 2006			1,890,600		1,890,600
Warrants Exercised December 5, 2006	30,000	30	29,970		30,000
Warrants Exercised December 8, 2006	120,000	120	119,880		120,000
Warrants Exercised December 11, 2006	320,000	320	319,680		320,000
Warrants Exercised December 12, 2006	115,715	116	115,599		115,715
Warrants Exercised December 14, 2006	119,000	119	118,881		119,000
Warrants Exercised December 15, 2006	274,000	274	273,726		274,000
Warrants Exercised December 19, 2006	363,476	363	363,113		363,476
Warrants Exercised December 21, 2006	238,572	238	238,334		238,572
Warrants Exercised December 22, 2006	100,000	100	99,900		100,000
Share based Compensation, December 31, 2006			356,240		356,240
Net Loss				(4,100,278)	(4,100,278)
Balances at December 31, 2006	36,206,769	36,206	6,103,651	(4,409,440)	1,730,417

Warrants Exercised January 5, 2007	100,000	100	99,900		100,000
Warrants Exercised January 6, 2007	11,904	12	11,882		11,894
Warrants Exercised January 10, 2007	100,000	100	99,900		100,000
Warrants Exercised January 25, 2007	200,000	200	199,800		200,000
Warrants Exercised February 7, 2007	59,524	60	59,464		59,524
Warrants Exercised February 26, 2007	138,070	138	137,906	-	138,044
Repurchase of options	-	-	(30,445)	-	(30,445)
Share based Compensation, March 31, 2007			195,381		195,381
Shares issued on May 21, 2007 (net of issuance costs of $37,987)	4,000,000	4,000	2,958,013		2,962,013
Share based Compensation, June 30, 2007			156,138		156,138
Warrants exercised July 24, 2007	60,000	60	59,865		59,925
Warrants exercised August 7, 2007	10,000	10	9,965		9,975
Warrants exercised August 14 2007	75,000	75	75,000		75,075
Share based compensation, September 30, 2007			213,453		213,453
Shares issued on October 31, 2007 to correct prior balances	2
Discount on note payable for common stock to be issued - December 21, 2007 (Note 9)			57,353		57,353
Share based compensation for the three months ended December 31, 2007			163,757		163,757
Net Loss	-	-		(6,612,193)	(6,612,193)
Balances at December 31, 2007	40,961,294	40,961	10,570,983	(11,021,633)	(409,689)

Discount on notes payable for common stock to be issued - January 7, 2008 (Note 9)			68,382		68,382
Discount on note payable for common stock to be issued- February 11, 2008 (Note 9)			15,294		15,294
Discount on note payable for common stock to be issued- February 14, 2008 (Note 9)			50,000		50,000
Discount on note payable for common stock to be issued- February 28, 2008 (Note 9)			8,478		8,478
Shares issued on March 14, 2008 for the common stock to be issued on the December 21, 2007 note discount (Note 9)	220,588	221	(221)		-
Shares issued on March 14, 2008 for the common stock to be issued on the January 7, 2008 note (Note 9)	220,588	221	(221)		-
Shares issued on March 14, 2008 for the common stock to be issued on the February 11, 2008 note (Note 9)	58,824	59	(59)		-
Shares issued on March 14, 2008 for the common stock to be issued on the February 14, 2008 note (Note 9)	185,185	185	(185)		-
Shares issued on March 14, 2008 for the common stock to be issued on the February 28, 2008 note (Note 9)	32,609	32	(32)		-
Discount on note payable for common stock to be issued- March 17, 2008 (Note 9)			90,909		90,909
Share based compensation for the three months ended March 31, 2008			74,454		74,454
Proceeds received on March 27, 2008 for issuance of common stock in relation to the April 9, 2008 private placement (Note 12)			150,000		150,000
Proceeds received on March 28, 2008 for issuance of common stock in relation to the April 9, 2008 private placement (Note 12)			160,000		160,000
Proceeds received on April 1, 2008 for the issuance of common stock in relation to the April 9, 2008 private placement (Note 12)			100,000		100,000
Compensation expense on repriced stock options April 2, 2008 (Note 12)			76,338		76,338
Proceeds received on April 2, 2008 for the issuance of common stock in relation to the April 9, 2008 private placement (Note 12)			150,000		150,000
Proceeds received on April 3, 2008 for the issuance of common stock in relation to the April 9, 2008 private placement (Note 12)			45,000		45,000
Proceeds received on April 4, 2008 for the issuance of common stock in relation to the April 9, 2008 private placement (Note 12)			215,000		215,000
Proceeds received on April 7, 2008 for the issuance of common stock in relation to the April 9, 2008 private placement (Note 12)			65,000		65,000
Proceeds received on April 9, 2008 for the issuance of common stock in relation to the April 9, 2008 private placement (Note 12)			200,000		200,000
Exchange of $705,000 of secured promissory notes, net of unamortized discount of $186,413 and accrued interest of $6,114 for private placement units on April 9, 2008 (Note 12)			524,701		524,701
Fee expense on additional shares to be issued to secured promissory note holders in lieu of principal and interest payment as of April 9, 2008 (Note 12)			186,413		186,413
Private placement units from April 9, 2008 offering to be issued to non-employee and advisory board members in lieu of payment of fees owed (Note 12)			40,645		40,645
Proceeds received on April 11, 2008 for the issuance of common stock in relation to the April 9, 2008 private placement (Note 12)			600,000		600,000
Proceeds received on April 12, 2008 for the issuance of common stock in relation to the April 9, 2008 private placement (Note 12)			220,000		220,000
Proceeds received on April 15, 2008 for the issuance of common stock in relation to the April 9, 2008 private placement (Note 12)			20,000		20,000
Proceeds received on April 16, 2008 for the issuance of common stock in relation to the April 9, 2008 private placement (Note 12)			10,000		10,000
Issuance of shares on April 18, 2008 in relation to March 17, 2008 promissory note (Note 12)	568,182	569	(569)		-
Shares issued on May 28, 2008 related to private placement cash proceeds received in March and April 2008, less direct costs of $66,547 (Note 12)	9,675,000	9,675	(76,222)		(66,547)
Shares issued on May 28, 2008 related to exchange of promissory notes in April 9, 2008 private placement (Note 12)	3,525,000	3,525	(3,525)		-
Shares issued on May 28, 2008 for Fee Expense in relation to additional shares on exchange of promissory notes (Note 12)	316,298	316	(316)		-
Shares issued on May 28, 2008 in relation to April 9, 2008 private placement for payment of fees due to non-employee board and advisory board members (Note 12)	203,225	203	(203)		-
Shares issued on May 28, 2008 to consultant in relation to the April 9, 2008 private placement (Note 12)	100,000	100	(100)		-
Share-based compensation for the three months ended June 30, 2008			76,102		76,102
Proceeds received on September 4, 2008 for the issuance of common stock in relation to the September 2008 private placement (Note 12)			125,000		125,000
Proceeds received on September 5, 2008 for the issuance of common stock in relation to the September 2008 private placement (Note 12)			50,000		50,000
Proceeds received on September 10, 2008 for the issuance of common stock in relation to the September 2008 private placement (Note 12)			20,000		20,000
Proceeds received on September 18, 2008 for the issuance of common stock in relation to the September 2008 private placement (Note 12)			50,000		50,000
Share-based compensation for the three months ended September 30, 2008			114,418		114,418
Escrow Shares returned and canceled on September 20, 2008 pursuant to terms of March 20, 2006 Exchange Transaction (Note 2)	(72,689)	(73)	73		-
Shares issued on October 30, 2008 to the Company’s Chief Financial Officer pursuant to employment letter (Note 12)	400,000	400	91,600		92,000
Shares issued on October 30, 2008 to the Consultant pursuant to July 30, 2008 letter agreement (Note 12	200,000	200	9,800		10,000
Proceeds received on November 7, 2008 for the issuance of common stock in relation to the September 2008 private placement (Note 12)			150,000		150,000
Shares issued on November 18, 2008 to consultants in lieu of payment for services (Note 12)	1,900,000	1,900	121,100		123,000
Proceeds received on November 19, 2008 for the issuance of common stock in relation to the September 2008 private placement (Note 12)			80,000		80,000
Proceeds received on November 26, 2008 for the issuance of common stock in relation to the September 2008 private placement (Note 12)			10,000		10,000
Shares issued on December 19, 2008 related to private placement cash proceeds received in September and November 2008 (Note 12)	9,700,000	9,700	(9,700)		-
Shares issued on December 19, 2008 related to units from September 2008 offering issued to a former non-employee Board member and two former Advisory board members in lieu of payment of fees owed (Note 12)	414,367	414	20,304		20,718
Share-based compensation for the three months ended December 31, 2008			16,137		16,137

Net loss				(4,621,672)	(4,621,672)
Balances at December 31, 2008	68,608,471	$68,608	$14,484,778	$(15,643,305)	$(1,089,919)

The accompanying notes are an integral part of the consolidated financial statements.

SKINS INC. AND SUBSIDIARY
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,		Period from Inception (May 18, 2004) to December 31,
	2008	2007	2008
Cash flows used in operating activities:
Net loss	$(4,621,672)	$(6,612,193)	$(16,019,163)

A Adjustments to reconcile net loss from operations to net cash used in operating activities:
Depreciation	200,022	15,623	219,991
Amortization	26,330	21,670	55,663
Issuance of common stock for services	397,273	72,590	499,402
Share based compensation expense	357,449	728,729	1,924,866
Loss on write down of molds	128,780	114,376	243,156
Loss on disposal of property and equipment	1,993	22,179	24,172
Amortization on discount of note payable	100,873	3,130	104,003
Unrealized loss on derivative instruments	-	-	1,306,754
Changes in operating assets and liabilities:
Prepaid expenses	198,819	(158,366)	(32,984)
Accounts payable and accrued liabilities	824,486	472,830	1,559,094
Liquidated Damages	-	5,290	21,988
Net cash used in operating activities	(2,385,647)	(5,324,722)	(10,093,058)

Cash flows used in investing activities:
Purchases of molds	(118,120)	(125,036)	(243,156)
Software costs	-	(31,551)	(31,551)
Purchase of property and equipment	(361,877)	(44,756)	(415,256)
Patent Costs	(45,708)	(57,290)	(211,061)
Other intangibles	(3,199)	(1,390)	(4,589)
Cash used in investing activities	(528,904)	(260,023)	(905,613)

Cash flows provided by financing activities:
Cash assumed in connection with Recapitalization	-	-	2,261,462
Related-party payments	-	-	(26,924)
Proceeds from issuance of Common Stock (net of issuance costs)	2,353,453	3,716,450	7,939,666
Proceeds from notes payable	555,000	150,000	855,000
Repurchase of options (Note 11)	-	(30,445)	(30,445)
Net cash provided by financing activities	2,908,453	3,836,005	10,998,759
Net increase (decrease) in cash and cash equivalents	(6,098)	(1,748,740)	88
Cash and cash equivalents at beginning of year	6,186	1,754,926	-
Cash and cash equivalents at end of year	$88	$6,186	$88
Supplemental Disclosure of Cash Flow Information
Cash paid during this year for:
Interest	$4,896	$-	$10,162

Supplemental Schedule of Non-Cash Investing and Financing Activities:
On May 18, 2004 the Company received Net Liabilities from a predecessor entity totaling	-	-	32,312
Net liabilities assumed from reverse acquisition on March 20, 2006, net of cash of $2,261,462	-	-	552,755
Conversion of convertible debenture, assumed from reverse acquisition, to common stock	-	-	120,000
Conversion of convertible debenture, assumed from reverse acquisition, to warrant liability	-	-	30,000
Transfer of deficit due to merger of Skin Shoes, LLC into Skin Shoes, Inc. on October 20, 2005	-	-	375,568
Issuance of Common Stock to consultants on April 3, 2006 for services to be provided for a two year term	-	-	145,180
Reclassification of share based liability awards to equity awards upon the re-adoption of the 2005 Incentive Stock Plan on March 16, 2006	-	-	241,157
Reclassification of derivative liability to equity upon the declaration of the SB-2 registration statement as effective.	-	-	1,890,600
Exchange of $705,000 of secured promissory notes, net of unamortized discount of $186,413 and accrued interest of $6,114, for private placement units on April 9, 2008	524,701	-	524,701
Discounts on notes payable for common stock to be issued December 31, 2007, January 7, February 11, February 24, February 28, March 17, 2008 (Note 9)	233,063	57,353	290,416

617,592 shares of common stock issued to non-employee and Advisory Board members for payment of fees due	$61,363	$-	$61,363

Issuance of Common Stock to a consultant on November 18, 2008 for services to be provided over a three month term	$60,000	–	$60,000

Issuance of Common Stock on October 30, 2008 for a payable to a consultant	$10,000	–	$10,000

Issuance of Common Stock to Consultants on March 3, 2006 for services to be provided for a two year term	$-	-	$127,030

The accompanying notes are an integral part of the consolidated  financial statements.

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements
NOTE 1: DESCRIPTION OF BUSINESS

Overview

Skins Inc. and subsidiary (“Company”), a Nevada corporation with its corporate office located in Hoboken, New Jersey, has designed and continues to develop a patented two-part, footwear structure consisting of an outer collapsible “Skin” and an inner orthopedic support section called the “Bone.” The design is intended to allow consumers to purchase one inner section, the Bone, and numerous outer Skins, resulting in multiple style variations from the same pair of shoes, with the same feel and fit despite which Skin is being worn.

Basis of presentation, organization and other matters

On March 20, 2006, the Company, as Logicom Inc. (“Logicom”), acquired all of the outstanding capital stock of Skins Footwear Inc. (formerly known as Skin Shoes, Inc.) (“Skins Footwear”). Skins Footwear thereupon became a wholly owned subsidiary of Logicom, and the former shareholders of Skins Footwear became shareholders of the Company. The business of Skins Footwear became the only business of Logicom.

Logicom was incorporated in the State of Nevada on January 23, 2004. Logicom was in the development stage since its formation and it had not realized any revenues from its planned operations. Logicom entered into a share exchange agreement with all of the shareholders of Skins Footwear, a privately held development stage footwear company, on November 2, 2005.

Skins Footwear was originally organized on May 18, 2004 as a New Jersey limited liability company under the name Skin Shoes, LLC. On October 11, 2005, Skins Shoes, LLC created a Delaware corporation under the name Skin Shoes, Inc. as a wholly owned subsidiary and merged with and into Skin Shoes, Inc. on October 20, 2005, resulting in Skins Shoes, Inc. becoming the surviving Delaware corporation and the limited liability company ceasing to exist. The merger on October 20, 2005 was a conversion of a non-taxable entity to a taxable corporation. The deficit accumulated in the development stage on October 20, 2005 was treated as a return of capital to the members of Skin Shoes, LLC, which was then contributed to Skin Shoes, Inc., and as a result the accumulated deficit was reclassified to additional paid in capital at October 20, 2005 in the consolidated statements of stockholders' equity.

On April 10, 2006, Logicom changed its corporate name to Skins Inc. and Skins Shoes, Inc. changed its corporate name to Skins Footwear Inc.

The acquisition of Skins Footwear by the Company on March 20, 2006 was accounted for as a recapitalization by the Company. The recapitalization was the merger of a private operating company (Skins Footwear) into a non-operating public shell corporation (the Company) with nominal net assets and as such is treated as a capital transaction, rather than a business combination. As a result no Goodwill is recorded. The transaction is the equivalent to the issuance of stock by the private company for the net monetary assets of the shell corporation. The pre acquisition financial statements of Skins Footwear are treated as the historical financial statements of the consolidated companies. The financial statements presented reflect the change in capitalization for all periods presented, therefore the capital structure of the consolidated enterprise, being the capital structure of the legal parent, is different from that appearing in the financial statements of Skins Shoes, LLC and Skins Shoes, Inc. in earlier periods due to the recapitalization.

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements
Development Stage

The Company is in the development stage. Since its formation the Company has not realized any revenues from its planned operations. The Company intends to design, manufacture and market high quality men's and women's footwear. The Company's primary activities since incorporation have been conducting research and development, performing business, strategic and financial planning, and raising capital. The deficit accumulated in the development stage presented on the consolidated balance sheet on December 31, 2008 will not agree with the total loss from May 18, 2004 (inception date) to December 31, 2008 due to the treatment of the merger of the non-taxable entity to a taxable corporation on October 20, 2005 described in paragraph three of Note 1, basis of presentation, organization and other matters.

Going Concern

The financial statements have been prepared using accounting principles generally accepted in the United States of America applicable for a going concern which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business. As of December 31, 2008, the Company has no established source of revenues, a working capital deficit of approximately $1,500,000, and has accumulated losses of $16,019,163 since its inception.  Its ability to continue as a going concern is dependent upon achieving production  and sale of goods, the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due and upon profitable operations. The outcome of these matters cannot be predicted with any certainty at this time and raises substantial doubt that the Company will be able to continue as a going concern. These consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, may require that the Company relinquish valuable rights

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Skins Footwear. All significant inter-company transactions and balances have been eliminated in consolidation.

Concentration of Credit Risk

The Company maintains cash balances at one financial institution. At various times throughout the years, the Company's cash balances exceeded FDIC insurance limits.

Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents.

Property and Equipment

        Equipment is stated at cost, less accumulated depreciation, which is calculated using the straight-line method over the estimated useful lives of the respective assets, ranging between one and five years.

Software Costs

In accordance with Statement of Position 98-1 “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”, the Company capitalized software costs related to the design up to the point when the software was operating. Software costs are being amortized by the straight-line method over estimated useful life of 18 months. Subsequent maintenance and modification costs are charged to operations as incurred.

Impairment of Long Lived Assets

The Company assesses the valuation of components of its property and equipment and other long-lived assets whenever events or circumstance dictate that the carrying value might not be recoverable. The Company bases its evaluation on indicators such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements and other external market conditions or factors that may be present. If such factors indicate that the carrying amount of an asset group may not be recoverable, the Company determines whether an impairment has occurred by analyzing an estimate of undiscounted future cash flows at the lowest level for which identifiable cash flows exist. If the estimate of the undiscounted cash flows during the estimated useful like of the asset if less than the carrying value of the asset the Company recognizes a loss for the difference between the carrying value of the asset and its estimated fair value, generally measured by the present value of the estimated cash flows.

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Production Molds

Production molds to be used in production of inventory are stated at cost.

Patent Costs

     Costs associated with the development and filing of patent applications are capitalized and amortized over the useful life of 20 years, using the straight-line method.

Design and Development

      Costs to develop the Company's products are expensed as incurred in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 2, “Accounting for Research and Development Costs.” These costs include research, related overhead expenses, including salaries and other personnel related expenses, travel costs, supplies and depreciation of equipment.

Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Estimated Fair Value of Financial Instruments

       The Company's financial instruments include cash, accounts payable and liquidated damages payable. Management believes the estimated fair value of cash, accounts payable and liquidated damages payable at December 31, 2008 approximate their carrying value as reflected in the balance sheets due to the short-term nature of these instruments

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. At December 31, 2008 and 2007, the Company had a full valuation allowance against its deferred tax assets.

SKINS INC. AND SUBSIDIARY
(A Development Stage Company)
Notes to Consolidated Financial Statements

The Company files an income tax return in the U.S. federal jurisdiction,  New York, and New Jersey. Tax returns for the years 2005 through 2007 remain open for examination in various tax jurisdictions in which it operates. The Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-An Interpretation of FASB Statement No. 109, Accounting for Income Taxes” (“FIN 48”), on January 1, 2007. As a result of the implementation of FIN 48, the Company recognized no material adjustment in the liability for unrecognized income tax benefits. At the adoption date of January 1, 2007, and at December 31, 2008 and 2007, there were no unrecognized tax benefits. Interest and penalties related to uncertain tax positions will be recognized in income tax expense. As of December 31, 2008 and 2007, no interest and penalties related to uncertain tax positions had been accrued.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued

Stock Options

 The Company has elected to adopt the intrinsic-value method of accounting for liability awards and the fair value (calculated) method for equity awards issued to employees under SFAS No. 123 (R), “Share Based Payment” (SFAS No. 123(R)”) that were granted prior to the Company becoming a public company. The Company uses the fair value method for all liability and equity awards after it became a public company.

The Company accounts for its stock-based employee compensation arrangements under SFAS No. 123R, which requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements.

Derivative Instruments

In accordance with the Emerging Issues Task Force (EITF) 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company's Own Stock, the Company records a liability for the derivative instrument that results due to the number of potential common stock shares plus outstanding shares that exceed the number of authorized common stock shares. At each balance sheet date, the liability for these potential excess shares is adjusted to fair value with the change being recorded as a gain or loss on the statement of operations. At December 31, 2005, the Company had 1,000 common authorized shares and had 515,725 of outstanding shares plus potential shares from the exercise of options that had vested. The 514,725 excess potential shares were attributed to the option grants that had vested. The Company calculated the fair value of these potential shares using the Black-Scholes model and recorded a derivative liability of $22,191 at December 31, 2005. The liability booked was net of the derivative recorded for the options granted to non-employees where services were provided (Note 2) because the options used in that calculation are also part of the derivative calculation for the shares and potential shares over the authorized share amount. On March 16, 2006 the Company increased its authorization of common stock and cured this liability. At March 16, 2006, the Company reversed out the liability through a charge to unrealized gains on derivative instruments.

SKINS INC. AND SUBSIDIARY
(A Development Stage Company)
Notes to Consolidated Financial Statements

In accordance with EITF 00-19, the Company recorded a liability for the derivative instruments that result from the liquidated damages provision it had with stockholders who also held warrants to purchase common stock in accordance with the Share Exchange Agreement. At each balance sheet date after the March 20, 2006 Share Exchange Close, a liability was calculated for 3,000,000 warrants subject to the liquidated damages provision. On March 20, 2006, 2,821,428 of the 3,000,000 warrants were granted upon the close of the private placement which occurred immediately prior to the close of the share exchange transaction (Note 12). The Company assumed a derivative liability of $553,846 which was reflected in the net assets assumed on the Company's Statement of Shareholder Equity (Deficit). The change in the value of the derivative liability from March 20, 2006 to October 10, 2006 was recorded in the Statement of Operations. The remaining 178,572 warrants were granted in conjunction with the conversion of the convertible debenture. The Company calculated a fair value of $30,000 for the 178,572 warrants issued upon conversion of the convertible debenture in accordance with EITF 00-27 and treated these warrants as a liability in accordance with EITF 00-19. The change in fair value of the derivative liability from the conversion date, March 20, 2006, to October 10, 2006 was recorded in the Statement of Operations. The provision required the Company to have its Registration Statement declared effective (to register the common stock and common stock equivalents issued in relation to the Share Exchange Agreement (Note 12) by the middle of August 2006. If the Registration Statement was not declared effective before the effectiveness date, the Company was required to pay liquidated damages to each Share Exchange Common Stock holder equal to 0.025% for each day after the effectiveness date until the Registration Statement is declared effective by the United States Securities and Exchange Commission. At December 31, 2006 The Company accrued approximately $27,000 for the potential liquidated damages payable. During the year ended December 31, 2007, waivers and releases were obtained from shareholders of approximately $5,000.

On October 10, 2006 the registration statement was declared effective by the United States Securities and Exchange Commission. As a result the Company reclassified its derivative liability at October 10, 2006 to additional paid in capital in accordance with paragraph 10 of EITF 00-19.

Net Loss per Common Share

Basic net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period  For the years ended December 31, 2008 and 2007 the Company had 1,404,000 common shares held in escrow through September 20, 2008 and zero held in escrow thereafter.  . The shares held in escrow were excluded from the weighted average common share calculation at each date because all the necessary conditions for the release of the escrow shares had not been satisfied at that time.

Diluted net loss per share is computed by dividing the net loss by the weighted average number of common and common equivalent shares outstanding during the period. Basic and diluted net loss per share are the same.

SKINS INC. AND SUBSIDIARY
(A Development Stage Company)
Notes to Consolidated Financial Statements

	Years ended December 31,
	2008	2007
Numerator:
Net loss - basic and diluted	$(4,621,672)	$(6,612,193)

Denominator:
Weighted average shares – basic	53,694,274	37,888,638

Effect of dilutive stock options and warrants	-	-

Denominator for diluted earnings per share	53,694,274	37,888,638
Loss per share
Basic	$(0.09)	$(0.18)

Diluted	$(0.09)	$(0.18)

At December 31, 2008 and 2007 the Company stock options outstanding totaled 3,459,092 and 3,336,500, respectively. In addition, at December 31, 2008 and 2007, the Company’s warrants outstanding represented 32,824,775 and 4,714,714 common shares, respectively. Inclusion of the Company’s options and warrants in diluted loss per share for the years ended December 31, 2008 and 2007 have an anti-dilutive effect because the Company incurred a loss from operations.

Recently Adopted and Issued Accounting Pronouncements

Effective January 1, 2008, the Company adopted the provisions of Statement of Financial Accounting Standards No. 157; “Fair Value Measurements” (“SFAS 157”), which did not have a material impact on the Company’s consolidated financial statements. SFAS 157 establishes a common definition for fair value, a framework for measuring fair value under generally accepted accounting principles in the United States, and enhances disclosures about fair value measurements. In February 2008, the Financial Accounting Standards Board (“FASB”) issued Staff Position No. 157-2, which delays the effective date of SFAS 157 for all nonrecurring fair value measurements of nonfinancial assets and nonfinancial liabilities until fiscal years beginning after November 15, 2008. The Company is evaluating the expected impact of SFAS 157 for nonfinancial assets and nonfinancial liabilities on its consolidated financial position and results of operations.

In October 2008 the FASB issued FSP FAS No. 157-3 (“FSP FAS 157-3”), “Determining Fair Value of a Financial Asset When the Market for That Asset is Not Active.” FSP FAS 157-3 clarifies the application of SFAS No. 157 in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. FSP FAS 157-3 is effective upon issuance, including prior periods for which financial statements have not been issued. Revisions resulting from a change in the valuation technique or its application should be accounted for as a change in accounting estimate following the guidance in FASB Statement No. 154, “Accounting Changes and Error Corrections.” FSP 157-3 is effective for the financial statements included in the Company’s annual report for the year ended December 31, 2008 and application of FSP FAS 157-3 had no impact on the Company’s consolidated financial statements.

SKINS INC. AND SUBSIDIARY
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In December 2007, the FASB issued Statement No. 160, "Non-controlling Interests in Consolidated Financial Statements - an amendment of ARB No. 51 (Consolidated Financial Statements)" ("SFAS 160"). SFAS 160 establishes accounting and reporting standards for a non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. In addition, SFAS 160 requires certain consolidation procedures for consistency with the requirements of SFAS 141(R) "Business Combinations." SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 with earlier adoption prohibited. The Company is currently evaluating the impact adoption of SFAS 160 may have on the financial statements.

In December 2007, the FASB issued Statement No. 141(R), "Business Combinations” (“SFAS 141(R)”). SFAS 141(R) expands the definition of transactions and events that qualify as business combinations; requires that the acquired assets and liabilities, including contingencies, be recorded at the fair value determined on the acquisition date and changes thereafter reflected in revenue, not goodwill; changes the recognition timing for restructuring costs; and requires acquisition costs to be expensed as incurred. Adoption of SFAS 141(R) is required for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Early adoption and retroactive application of SFAS 141(R) to fiscal years preceding the effective date are not permitted. The Company is currently evaluating the impact adoption of SFAS 141(R) may have on the financial statements.

SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities - An Amendment of FASB Statement No. 133 (Summary - On March 19, 2008, the FASB issued FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities - an Amendment of FASB Statement 133. Statement 161 enhances required disclosures regarding derivatives and hedging activities, including enhanced disclosures regarding how: (a) an entity uses derivative instruments; (b) derivative instruments and related hedged items are accounted for under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities and (c) derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. Specifically, Statement 161 requires:

	Disclosure of the objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation;

	Disclosure of the fair values of derivative instruments and their gains and losses in a tabular format;

	Disclosure of information about credit-risk-related contingent features; and

	Cross-reference from the derivative footnote to other footnotes in which derivative-related information is disclosed.

SKINS INC. AND SUBSIDIARY
(A Development Stage Company)
Notes to Consolidated Financial Statements

Statement 161 is effective for fiscal years and interim periods beginning after November 15, 2008. Early application is encouraged. The Company is currently evaluating the impact that adoption of SFAS 161 may have on the financial statements.

In May 2008, the FASB issued Statement No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”). The new standard is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for nongovernmental entities. Prior to the issuance of SFAS 162, GAAP hierarchy was defined in the American Institute of Certified Public Accountants (AICPA) Statement on Auditing Standards (SAS) No. 69, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. SAS 69 has been criticized because it is directed to the auditor rather than the entity. SFAS 162 addresses these issues by establishing that the GAAP hierarchy should be directed to entities because it is the entity (not its auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP.

SFAS 162 is effective November 15, 2008 and is only effective for nongovernmental entities; therefore, the GAAP hierarchy will remain in SAS 69 for state and local governmental entities and federal governmental entities.  Adoption of  SFAS 162 did not have a material impact on the Company’s  consolidated financial statements.

In May 2008, the financial accounting standards Board (“FASB”) issued FASB Staff Position (“FSP”) APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”). FSP APB 14-1 clarifies that convertible debt instruments may be settled in cash upon either mandatory or optional conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14, “Accounting for Convertible Debt and Debt issued with Stock Purchase Warrants.” Management is currently evaluating the impact the adoption FSP APB-14-1 may have on the consolidated financial statements.

In June 2008 the FAB issued FSP Emerging Task Force (“EITF”) 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.” FSP EITF 03-6-1 provides that unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. FSP EITF-03-6-1 is effective for fiscal years beginning after December 15, 2008, and interim periods within those years. Upon adoption, a company is required to retrospectively adjust its earnings per share data (including any amounts related to interim periods, summaries of earnings and selected financial data) to conform to the provisions of FSP EITF 03-6-1. Management is currently evaluating the requirements of FSP EITF 03-6-1 and has not yet determined the impact on the Company’s consolidated financial statements.

NOTE 3: PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	December 31, 2008	December 31, 2007
Sewing equipment	$1,882	$1,882
Computer equipment	18,623	19,652
Store displays	360,343	-
	380,848	21,534
Less accumulated depreciation	207,777	8,325
	$173,071	$13,209

The Company determined that $419 of office equipment and $21,760 of displays to be obsolete for the year ended December 31, 2007.

Depreciation expense related to property and equipment was $200,022 and $15,623 for the years ended December 31, 2008 and 2007, respectively.

NOTE 4: SOFTWARE COSTS

Software costs, net consist of the following:

	December 31, 2008	December 31, 2007
Website design costs	$31,551	$31,551
Less accumulated amortization	31,117	14,917
	$434	$16,634

Amortization expense related to software costs was $16,200 and $14,917 for the years ended December 31, 2008 and 2007, respectively.

NOTE 5: CAPITALIZED PRODUCTION MOLDS

During the year ended December 31, 2008, and  2007, respectively, the Company purchased $118,120 and $125,036, respectively of production molds. The Company periodically evaluates the value of its assets and will write off the unamortized value if it is determined that the asset will not be recovered in the ordinary course of business. During the years ended December 31, 2008, and 2007 the Company determined that capitalized molds of $128,780 and $114,376, respectively, to be obsolete. The Company’s capitalized production molds are $0 and $10,660 at December 31, 2008 and 2007, respectively.

No amortization of production molds is included in the December 31, 2008 and 2007 consolidated statement of operations as they were not placed in service.

NOTE 6: PATENT COSTS

The Company periodically evaluates the recoverability of unamortized patents and will write off the unamortized value if it is determined they no longer have value. Patent costs consists of:

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 6: PATENT COSTS (continued)

	December 31, 2008	December 31, 2007
Patent costs	$219,512	$173,804

Less accumulated amortization	24,155	14,404

	$195,357	$159,400

Amortization expense related to patents was $9,751 and $6,741 for the years ended December 31, 2008 and 2007, respectively.  The estimated aggregate amortization expense for the next five years is estimated to be approximately $10,900 for each year.

NOTE 7: OTHER INTANGIBLES

The Company’s capitalized internet brand name was $4,589 and $1,390 at December 31, 2008 and 2007, respectively, and is being amortized using the straight line method over an estimated useful life of 10 years. Accumulated amortization at December 31, 2008 and  2007 is $391 and $12, respectively. Amortization expense related to other intangibles was $379 and $12 for the years ended December 31, 2008 and 2007, respectively.

NOTE 8: ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

           Accounts payable and accrued liabilities consist of the following:

	December 31, 2008	December 31, 2007

Trade payables	$828,078	$590,556
Professional fees	320,084	87,943
Commissions payable	30,000	28,000
Board Fees and Director Fees	92,500	18,750
Payroll and payroll taxes payable	212,965	-
Other accrued liabilities	13,807	25,176
	$1,497,434	$750,425

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 9: NOTES PAYABLE

On December 21, 2007, January 7, 2008, February 11, 2008, February 24, 2008, February 28, 2008 and March 17, 2008, the Company issued Secured Promissory Notes totaling $705,000 to various lenders (the “Notes”). The Notes bore interest at a rate of 5% per annum compounded annually and were secured by the grant of a security interests by the Company to the lenders in all of its intellectual property rights, patents, copyrights, trademarks which the Company now has or acquires and all proceeds and products thereof. The Company agreed to repay the loans upon the Company’s completion of a financing, and in no event later than six months from the Notes’ respective date of issuance. Pursuant to the Notes, and in consideration of entering into the Notes, the lenders collectively received a total of 1,285,976 shares of the Company’s common stock (the “Shares”). In addition, the lenders received piggy-back registration rights with respect to the Shares.

A total discount of $290,416 was taken on the Notes for the fair value of the shares of common stock issuable upon each note's issuance date. At December 31, 2007  Notes Payable was $150,000, net of $54,223 unamortized discount . The Company amortized the discount using the effective interest rate method over the term of the Notes.

The Company issued 717,794 and 568,182 common shares on March 14 and April 18, 2008, respectively, related to the issuance of the notes.

Amortization of discounts was $100,873 and $3,130 for the years ended December 31, 2008 and 2007, respectively.

On April 9, 2008, the Company conducted a private placement and all the lenders invested their principal amount due under the Notes of $705,000 net of amortized discount of $186,413 into the placement and waived interest due under the Notes of $6,114 for 3,525,000 shares of common stock. As part of the consideration, the Company issued an additional 316,298 shares of common stock to the lenders as part of the transaction (Note 12).

NOTE 10: COMMITMENTS AND CONTINGENCIES

On September 28, 2007, the Company and Mark Klein executed an Amended and Restated Employment Agreement (the “Agreement”) in connection with the continued employment of Mr. Klein as the Company's Chief Executive Officer and President. The Agreement supersedes, amends and restates the prior employment agreement entered into by Mr. Klein and the Company when Mr. Klein was initially appointed Chief Executive Officer and President on March 20, 2006. Pursuant to the terms of the Agreement, the Company will continue to employ Mr. Klein for a period of three years with successive one-year automatic renewals unless either party provides 180-days advance notice of intent not to renew the Company will pay Mr. Klein an annual base salary of $250,000 with a bonus of up to 50% of the base salary at the discretion of the Board of Directors. Mr. Klein is also eligible to receive paid vacation and other benefits made available by the Company to its executives, including a Company-owned or leased automobile. If Mr. Klein's employment is terminated with cause, as defined in the Agreement, Mr. Klein will receive that portion of any unpaid base salary that has been earned through the termination date and any accrued but unpaid vacation pay as well as any expense reimbursements due and owing to him. If Mr. Klein is terminated without cause, resigns with good reason or is terminated upon a change of control, he will receive, in addition to his accrued base salary, bonus compensation, vested deferred compensation, any benefits under any plans of the Company in which he is a participant to the full extent of his rights under such plan, and accrued vacation benefits prorated through the termination date, 12 months of his base salary along with health benefits, to be paid out proportionally, on the Company's usual paydays, over a 12 month period.  Mr. Klein has agreed not to compete with the Company during his employment or in the 12 months that severance payments are made.

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 10: COMMITMENTS AND CONTINGENCIES (continued)

On November 7, 2006 the Company entered into a factoring agreement with FCC, LLC (“First Capital”) through October 31, 2008. The agreement provided for the Company to sell its credit-approved accounts receivable to First Capital without recourse as to bad debts but with recourse as to all future customer claims. First Capital  was to provide cash advances to the Company in an amount equal to 85% of the value of the assigned accounts receivable, as defined. In addition the First Capital will make cash advances to the Company against the value of the Company’s future finished goods inventory, up to a maximum of $500,000.  Unpaid advances  were to bear interest at the greater of 6% or 1% above the prime rate. Upon commencement of factoring, the Company’s obligation to First Capital will be secured by all of its tangible and intangible assets. This agreement expired on October 31, 2008.   The Company settled the minimum fees due under the First Capital agreement for $35,000 of which $30,000 remains outstanding as of December 31, 2008.

On June 16, 2008 the Company appointed Michael Solomon as its new Chief Financial Officer and executed an employment letter on July 9, 2008. Pursuant to the terms of the employment letter Mr. Solomon will be paid $175,000 base salary per year which will be increased to $200,000 per year after the Company completes a financing transaction or series of financing transactions cumulatively totaling in excess of $1 million.

On November 11, 2008 the Company closed on a Revolving Loan and Security Agreement (the “Loan Agreement) which included a September 12, 2008 Facility Letter signed with Ashford Finance, LLC (“Ashford”), the terms of which provide for a $3 million Letter of Credit and Accounts Receivable financing facility. The Loan Agreement terminates on November 30, 2009. All financings by Ashford are subject to Ashford’s sole discretion. All Letters of Credit funded for inventory production will be based upon purchase orders from customers acceptable to Ashford. In addition Ashford will finance up to 75% of eligible accounts receivable, as defined. This agreement is collateralized by a first priority security interest in all Company assets, as defined. In addition all borrowings under the terms of the Facility are personally guaranteed by Mark Klein, the Company’s Chief Executive Officer. As of December 31, 2008 the Company has not made any borrowings under the Loan Agreement.

Further, Ashford will only finance Letters of Credit or accounts receivable for transactions involving customers for whom the Company has obtained credit insurance. Accordingly, on September 15, 2008 the Company obtained a one-year $500,000 credit insurance policy on certain customers for a total cost of $13,080 which represents the annual insurance premium plus expenses which is being amortized on a straight-line basis over the policy term. For the year ended December 31, 2008 the Company recorded insurance expense of $3,834 which is included in selling, general and administrative expenses.

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 10: COMMITMENTS AND CONTINGENCIES (continued)

All financings by Ashford will be charged interest at a rate of Prime plus 3%, as defined. Ashford will also charge an account management fee between 2.25% and 3% per month on the face value of each Letter of Credit issued, the fee depending upon total volume of Letters of Credit issued. Accounts receivable financing will be charged an account management fee ranging from 1.75%-2.5% per month depending on the total volume of accounts receivable financed. On any default, as defined, both the interest rate and the account management fees will be increased by an additional 4% per annum.

On November 24, 2008 the Company entered into a Buying Agency Agreement with LJP International, LLC (“LJP”).  Pursuant to the agreement, LJP will serve as the Company’s non-exclusive buying and sourcing agent and will be responsible for sourcing of raw materials, arranging manufacturing facilities, monitoring manufacturer quality, finished product inspection, and coordinating freight forwarders.  The Company will pay LJP an amount equal to 8% of the FOB country of origin price for product ordered, shipped, and accepted by the Company.   Either party may terminate the agreement at any time upon providing the other party with 90 days written notice.  There were no amounts due under this agreement for the year ended December 31, 2008.

The Company entered into an agreement with SLAM (Sportie LA Media) in March 2007 to obtain SLAM’s advertising, marketing, promoting and consulting services. The agreement between the Company and SLAM has an effective date of March 1, 2007 and expired on February 29, 2008.

On February 9, 2008, the Company and Dennis Walker executed an Employment Agreement (the “Agreement”) in connection with the employment of Mr. Walker as the Company’s Senior Vice President of Sales. Pursuant to the terms of the Agreement, the Company will employ Mr. Walker for a period of three years with successive one-year automatic renewals unless either party provides 180-days’ advance notice of intent not to renew. The Company will pay Mr. Walker an annual base salary of $200,000 with a bonus of up to 40% of the base salary at the discretion of the Board of Directors or its Compensation Committee. Mr. Walker is also eligible to receive paid vacation and other benefits made available by the Company to its executives, including a monthly automobile allowance. The Company also agreed to grant

Mr. Walker 50,000 options exercisable at fair market value on the date of grant under the Company’s Amended and Restated 2005 Incentive Plan. In the event Mr. Walker is terminated without cause or he resigns with good reason, as defined in the agreement, he will be entitled to severance pay from the Company. The amount of the severance pay will be an amount equal to (i) ten months of his base pay if the termination of his employment occurs during the first year of employment under the Agreement, (ii) eleven months of his base pay if termination of his employment occurs during the second year of employment under the Agreement, or (iii) twelve months of his base pay if the termination occurs during the third year of employment under the Agreement. The severance pay would be paid in accordance with the Company’s usual paydays during the applicable severance period.

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 10: COMMITMENTS AND CONTINGENCIES (continued)

On March 27, 2008, the Company received the resignation  from its then Chief Operating Officer (“COO”), from his position with the Company effective immediately. On April 8, 2008, the Company entered into a separation agreement and release (“Separation Agreement”) with its COO in connection with his resignation as COO of the Company. Pursuant to the Separation Agreement, the COO agreed that he was not entitled to any further payments or benefits, including any annual incentive/performance bonus, under his employment agreement with the Company. The COO also agreed to release the Company from any and all claims and rights that the COO may have against the Company, including, but not limited to, any claims arising out of or relating to the employment agreement, those claims of which the COO is not aware, and all claims for attorney’s fees, costs, and interest. In exchange, the Company agreed to amend the COO’s stock option agreement to permit the vesting of 250,000 options, permit participation of such options in the option repricing, and permit the options to be exercisable for one year from the date of the termination of its COO’s employment.

On May 27, 2008, the Company amended its agreement with TLD Asian Pacific Ltd (“TLD”) with an effective date of August 10, 2007 for a period of twelve months from the effective date. According to the amended agreement the Company agreed to pay TLD $9,000 monthly totaling $108,000 over the twelve month period pursuant to which TLD will continue to be responsible for conceptualization, development, commercialization, product and consulting on the engineering and further development of Skins and Bones on a non-exclusive basis. Prior to the signing of the agreement the Company was paying TLD $9,600 monthly. TLD agreed to payback retroactively to August 10, 2007, $6,000 of previously paid fees.  The contracted expired on August 10, 2008.

On July 31, 2008 the Company signed a one year agreement with a Consultant  for, among other things, introductions to institutional financing sources. For any non-equity financing received from funding sources introduced by the Consultant the Consultant shall be paid a cash fee of 2% of the gross proceeds of the funding and an equal amount in Warrants to purchase Company stock. For any equity financing received from sources introduced by the Consultant the Consultant shall be paid a finders fee of 2% in cash and 3% in Warrants to purchase Company stock. The Warrants will be issued at the closing bid price on the day the financing is procured, receive Piggy Back Registration Rights, and shall expire one year from the date of issuance.   There was no amounts due under this agreement for the year ended December 31, 2008.

On September 26, 2008 the Company entered into a one year lease, beginning October 1, 2008, for new office space in Hoboken, New Jersey. The minimum monthly rental under the lease is $2,200 per month. The Company also paid a one-month security deposit. The lease is renewable for one year at a minimum rental rate of $2,200 per month.

NOTE 11: STOCK OPTIONS

In October 2005, Skins Footwear's Board of Directors approved the 2005 Incentive Plan (the “2005 Plan”). The 2005 Plan provides that the following types of awards may be granted under the 2005 Plan: stock appreciation rights (“SARs”); incentive stock options (“ISOs”); non-qualified stock options (“NQSOs”); restricted stock awards; unrestricted stock awards; and performance share awards which entitle recipients to acquire shares upon the attainment of specified performance goals, stock units and other stock-based awards, short-term cash incentive awards or any other award. Under the 2005 Plan, awards may be granted with respect to a maximum of 3,375,000 shares of Skins Footwear's common stock, subject to adjustment in connection with certain events such as a stock split, merger or other recapitalization of the Company. On September 28, 2007, the Company held its annual meeting of stockholders at which an amendment of our 2005 Incentive Plan was approved to increase the authorized number of shares that are available for issuance under the 2005 Incentive Plan by 1,625,000 shares, to a total of 5,000,000 shares.

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 11: STOCK OPTIONS (continued)

On October 29, 2008 the Company’s Board of Directors approved an increase in the number of shares authorized to be issued under the Company’s 2005 Incentive Plan from 5,000,000 to 13,000,000. The Directors also approved the registering of the shares authorized under the plan on Form S-8 with the Securities and Exchange Commission, which the Company filed on November 12, 2008.
On February 5, 2009 the Company Board of Directors approved an increase in the number of shares authorized to be issued under the Company’s 2005 Incentive Plan from 13,000,000 to 30,000,000.

On October 24, 2005 Skins Footwear granted the following individuals options under the 2005 Plan:

	Two board members were granted 421,875 options each at an exercise price of $0.80 that vest ratably over a 36-month period.

	Two consultants were granted 421,875 options each at an exercise price of $0.80 a share that vests ratably over a 36-month period.

	One consultant was granted 421,875 options at an exercise price of $0.80 that vested immediately for finder fee services.

As part of the Share Exchange Agreement dated November 2, 2005, the Company assumed Skins Footwear’s 2005 Incentive Plan.

The awards granted to the two board members were treated as liability awards upon the grant on October 24, 2005. The treatment of the awards as liability was due to an insufficient number of authorized shares at the time of issuance. The Company used the intrinsic value method to determine compensation on these liability awards.

March 16, 2006 Replacement Option Grants

On March 16, 2006 as a result of the granting of options in excess of the authorized shares allowed, Skins Footwear canceled and re-adopted its 2005 Incentive Stock Plan. In connection thereof, Skins Footwear increased its authorized shares to 4,000,000. Additionally, all options granted under the original plan were canceled and re-granted in accordance with the terms of the re-adopted 2005 Incentive Stock Option Plan.

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 11: STOCK OPTIONS (continued)

The replacement options to the two board members were treated as replacement equity awards. On the date of replacement the Company calculated the fair value (calculated method) of the replacement options using a Black-Scholes option valuation model that uses the assumptions noted in the following table. At the time of the replacement of the options the Company was non-public and calculated its expected volatility based on the calculated method using the Dow Jones US Footwear Index. The Company elected to use the calculated method because it did not have a trading history for its stock and it was a development stage company. The Company chose the Dow Jones US Footwear Index because it represents an industry index closest to which the Company operates. The Company estimates option exercise and employee termination within the valuation model; separate groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. The expected term of options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

Expected volatility	17.30%

Expected dividends	0

Expected Term (Years)	3

Risk free interest rate	4.70%

The total incremental compensation expense from the cancellation and replacement of the awards was $196,763, which is expected to be recognized over a period of 32 months from March 16, 2006. For the years ended December 31, 2008 and 2007, the Company recorded compensation expense of $21,977 and $66,102, respectively related to the replacement option grants to the board members.  On October 19, 2007, one of the board members that was granted 421,875 replacement options resigned. Any non vested portion of the option expired immediately and the vested portion of the option was exercisable for a period of 90 days following optionee’s termination. As of January 19, 2008, the former board member did not exercise any of the vested options; subsequently all options have been forfeited.

On July 25, 2008 Steve Reimer, a member of the Company’s board of directors resigned his board seat, effective on July 31, 2008. As a result of his resignation, Mr. Reimer forfeited 39,551 options originally granted to him on March 16, 2006. The Company recorded compensation expense of $9,732 in July 2008 based on Mr. Reimer's fully vested options on July 31, 2008.


The 421,875 options granted to two-consultants that vest over a 36-month period were granted for services not yet rendered. The Company used the provisions of FAS 123(R) and EITF 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services to account for the compensation expense associated with these grants. The Company measured the compensation associated with these grants based on the fair value of the equity instruments issued. There is no measurement date to calculate the fair value of the options at the date of grant because the performance commitment had not yet occurred (there are no sufficiently large disincentives for non-performance) and the performance by the two consultants was not complete. The Company calculated the expense at each reporting period based upon fair value of the options that vested during the reporting period using the fair value on the reporting date. Fair value was calculated using the Black-Scholes model. The options were treated as liability awards upon the original grant because the Company did not have a sufficient number of authorized shares. The options became equity awards on the date they were cancelled and re-granted. For the years ended December 31, 2008 and 2007, the Company recorded compensation expense of $21,655 and $256,059, respectively.


The remaining 421,875 options were granted to a non-employee for services that had already been provided. The Company used the provisions of EITF-00-19 to account for these options. At the grant date and at December 31, 2005, the Company treated the option grant as a liability award because it did not have enough authorized shares to settle the contract in equity. Therefore, these options were recorded at fair value as a liability at December 31, 2005. The fair value of the options was calculated using the Black-Scholes model at December 31, 2005. On March 16, 2006 the Company increased its authorization of Common Stock therefore alleviating the potential liability. The Company recorded the fair value of the options using a Black-Scholes model as of March 16, 2006 and reclassified the total remaining liability from these awards to additional paid in capital.

The fair value of the options granted to consultants was calculated using the Black-Scholes option valuation model with the following assumptions at the applicable dates noted:

	March 16, 2006	December 31, 2008	December 31, 2007
Expected volatility	17.30%	159.89%	111.71%
Expected dividends	None	None	None
Expected term (in years)	4.6	2	2.82
Risk-free interest rate	4.7%	1.57%	3.25%

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 11: STOCK OPTIONS (continued)

2006 Option Grants

On May 15, 2006 the Company granted 150,000 options to the Vice President of Sales.. The options vest quarterly beginning three months after the grant date at 12,500 per quarter and have an exercise price of $1.10. The options expire on May 15, 2011.

On June 19, 2006 the Company granted 150,000 options to the Vice President of Finance and Operations. The options vest quarterly beginning three months after the grant date at 12,500 per quarter and have an exercise price of $1.19. In March 2007 the Company cancelled all of these options in exchange for a cash payment to this Vice President of $88,500.

For the year ended December 31, 2007, the Company recorded a total compensation expense of $67,190 related to the Former Vice President's June 19, 2006 option grant. Total compensation was made up of the $9,135 service period expense and $58,055 from the unrecognized compensation that effectively vests upon repurchase of the options. The $30,445 cost in excess of the repurchase amount is the difference between the $88,500 and the cash paid less the unrecognized cost of $58,055 and is recognized as a charge to additional paid in capital.

The total compensation expense related to the non-vested options on 2006 awards at December 31, 2008 is $11,433. For the years ended December 31, 2008 and 2007 the Company recorded compensation expense of $30,456 and $39,434, respectively related to the two grants above.

On May 9, 2006 the Company granted 300,000 options to a consultant at a per share exercise price of $1.06. The options vest quarterly beginning three months from the date of the agreement and expire 30 days after the related investor relations agreement is terminated. The Company used the provisions of FAS 123(R) and EITF 96-18 to account for the compensation expense associated with this grant. The Company measured the compensation associated with this grant based on the fair value of the equity instrument. There is no measurement date to calculate the fair value of this grant at the date of grant because the performance commitment had not yet occurred and the performance by the consultant was not complete. The Company calculated the expense at each reporting period based on the fair value of the options that vested during the reporting period. For the years ended December 31, 2008 and 2007, the Company recorded compensation expense of $35 and $153,441, respectively.

On October 12, 2006 the Company granted 375,000 options to a consultant. 175,000 options vest immediately with the remaining 175,000 vesting annually over a three-year period with the first vesting occurring one year after the year of grant. In addition, the Company granted three other consultants a total of 80,000 options that vest annually over a three-year period with the first vesting occurring one year after the year of grant. The 455,000 options were granted for services not yet occurred. The Company used the provisions of FAS 123(R) and EITF 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services to account for the compensation expense associated with these grants. The Company measured the compensation associated with these grants based on the fair value of the equity instruments issued. There is no measurement date to calculate the fair value of the options at the date of grant because the performance commitment had not yet occurred (there are no sufficiently large disincentives for non-performance) and the performance by the consultants were not complete. The Company will calculate the expense at each reporting period based upon fair value of the options that vested during the reporting period using the fair value on the reporting date. Fair value was calculated using the Black-Scholes model. For the years ended December 31, 2008 and 2007, the Company recorded compensation expense of $3,485, and $62,748, respectively for these options.

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 11: STOCK OPTIONS (continued)

The fair value of the options granted to a consultants on May 9, 2006 and October 12, 2006 was calculated using the Black-Scholes option valuation model with the following assumptions:

	October, 12,	May 9, 2006
	2006 Grant	Consultant Grant
	(Vest 2008)	(Vest 2008)
Expected Volatility	156.13%	114.58%
Expected dividends	None	None
Expected Term (Years)	3	.25
Risk Free Interest Rate	2.06%	2.31%

2007 Option Grants

On March 14, 2007 the Company granted 20,000 options to an employee of the Company. The options vest on an annual basis over three years, with the first one-third vesting on the one year anniversary of the grant date and have a per share exercise price of $1.63. The options expire on March 14, 2011. On November 8, 2007, the employee resigned and the options were forfeited.
On April 13, 2007 the Company granted 500,000 options to its Chief Operating Officer. The options vest in six semi-annual installments from the date of grant over three years, and have a per share exercise price of $1.25. The options expire on April 13, 2012.

On March 27, 2008, the Company received the resignation of its Chief Operating Officer (“COO”), from his position with the Company effective immediately. On April 8, 2008, the Company entered into a separation agreement and release (“Separation Agreement”) with its COO in connection with his resignation as COO of the Company. Pursuant to the Separation Agreement, the COO agreed that he was not entitled to any further payments or benefits, including any annual incentive/performance bonus, under his employment agreement with the Company. The COO also agreed to release the Company from any and all claims and rights that the COO may have against the Company, including, but not limited to, any claims arising out of or relating to the employment agreement, those claims of which the COO is not aware, and all claims for attorney’s fees, costs, and interest. In exchange, the Company agreed to amend the COO’s stock option agreement to permit the vesting of 250,000 options, permit participation of such options in the option repricing on April 2, 2008, and permit the options to be exercisable for one year from the date of the termination of its COO’s employment.

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 11: STOCK OPTIONS (continued)

On July 3, 2007, the Company granted 200,000 options to its Chief Financial Officer. The options vest on an annual basis over three years, with the first one-third vesting on the one year anniversary of the grant date and have a per share exercise price of $1.29. The options expire on July 3, 2011. On the same date, the Company granted 25,000 options to the Vice President of Sales. The options vest on an annual basis over three years, with the first one-third vesting on the one year anniversary of the grant date and have a per share exercise price of $1.29. The options expire on July 3, 2011. The stock options as of the date of the grant shall be expensed as compensation in the Company's consolidated statement of operations ratably over a 36 month service period.

On May 22, 2008, effective immediately, Deborah A. Gargiulo tendered her resignation as Chief Financial Officer of the Company. As of the date of her resignation, 200,000 options were forfeited, which resulted in the reversal of unvested cumulative compensation of $41,679 and the reversal of $11,300 of additional compensation related to the non-vested options that were repriced dated April 2, 2008.

On August 27, 2007, the Company granted 20,000 options to an employee of the Company. The options vest on an annual basis over three years, with the first one-third vesting on the one year anniversary of the grant date and have a per share exercise price of $1.37. The options expire on August 27, 2012. On March 14, 2008 the employee resigned and the options were forfeited.

On August 27, 2007, the Company granted 150,000 options to a Director of the Company’s Board of Directors (the “Appointment Date”). The options vest on an annual basis from January 9, 2007, the date the Director was appointed to the Company, and vest over three years, with the first one-third vesting to occur one year from the Appointment Date. The grant has a per share exercise price of $1.37. The options expire on August 27, 2012. The stock options as of the date of the grant shall be expensed as compensation in the Company's consolidated statement of operations ratably over a 36 month service period.

On September 28, 2007, the Company granted warrants to a consultant to purchase up to 150,000 shares of common stock from the Company at an exercise price of $1.38 per share. The warrants were granted to the consultant in accordance with an Investor Relations Agreement dated May 9, 2006, as amended by the First Addendum dated September 19, 2007, entered into by the Company and the consultant. The vesting schedule of the consultant warrants are contingent upon the number of shares issued upon the exercise of investor warrants sold by the Company in a private placement in May 2007. A total of 4,000,000 warrants were issued in that private placement. The warrants become exercisable, subject to terms and conditions of the investor relations agreement, as follows: the first one-third of the consultant’s warrants vest upon the exercise of 1,217,200 investor warrants, the second one-third of the consultant’s warrants vest upon the exercise of 2,434,400 investor warrants, and the final one-third of the consultant’s warrants vest upon the exercise of 3,651,600 investor warrants. The Company used the provisions of FAS 123(R) and EITF 96-18 to account for the compensation expense associated with this warrant issuance. The Company measures the compensation associated with this issuance based on the fair value of the equity instrument. There was no measurement date to calculate the fair value of this issuance at the date of grant because the performance commitment had not yet occurred and the performance by the consultant was not complete. The Company calculates the expense at each reporting period based on the fair value of the warrants that will vest during the reporting period. At December 31, 2008 no warrants under this issuance had vested, therefore no expense had been incurred.

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 11: STOCK OPTIONS (continued)

On November 12, 2007, the Company granted 24,000 options to a consultant. The first one-third of the options vest on December 1, 2007, and the second and final one-third of the options vest on December 1, 2008 and 2009, respectively. The grant has an exercise price of $0.78 per share. The options expire on April 7, 2012. The Company will use the provisions of FAS 123(R) and EITF 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services to account for the compensation expense associated with this grant. The Company will measure the compensation associated with these grants based on the fair value of the equity instruments. For the years ended December 31, 2008 and 2007 the Company recorded compensation expense of $346 and $1,193, respectively.

The total compensation expense related to the non-vested options on 2007 awards to employees at December 31, 2008 is $92,999. For the years ended December 31, 2008 and 2007 the Company recorded compensation expense of $125,409 and $149,752, respectively.

The fair value of the options granted to consultants on November 12, 2007 were calculated using the Black-Scholes option valuation model with the following assumptions:

November 12, 2007 Option Grant (Vest 2008)
Expected volatility	165.64%
Expected dividends	None
Expected term (in years)	4
Risk-free interest rate	1.71%

 2008 Option Grants

On February 29, 2008, the Company granted 50,000 options to its Senior Vice President of Sales. On the same date, the Company granted 50,000 options to an employee. The options vest on an annual basis over three years, with the first one-third vesting on the one year anniversary of the grant date and have a per share exercise price of $0.24. The options expire on February 29, 2012 and February 28, 2013, respectively. The stock options as of the date of the grant have a fair value of $18,956, which shall be expensed as compensation in the Company’s consolidated statement of operations ratably over a 36 month service period.

On November 19, 2008 the Company received a resignation from an employee effective immediately. As of the date of his resignation 50,000 options were forfeited.

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 11: STOCK OPTIONS (continued)

On March 26, 2008, the Company granted 50,000 options to an employee. The options vest on an annual basis over three years, with the first one-third vesting on the one year anniversary of the grant date andhave a per share exercise price of $0.31. The options expire on March 26, 2013. The stock options as of the date of the grant have a fair value of $13,175, which shall be expensed as compensation in the Company’s consolidated statement of operations ratably over a 36 month service period.

On April 9, 2008, the Company granted 125,000 options to an employee. The options vest on an annual basis over three years, with the first one-third vesting on the one year anniversary of the grant date and have a per share exercise price of $0.59. The options expire on April 9, 2012. The stock options as of the date of the grant have a fair value of $60,216, which shall be expensed as compensation in the Company’s consolidated statement of operations ratably over a 36 month service period.

On June 10, 2008, in accordance with a May 27, 2008 revised agreement with TLD Asian Pacific Ltd (“TLD”), the Company granted a designee of TLD 257,143 options with an exercise price of $0.28 a share. The 257,143 options were calculated dividing $72,000 by the closing price of the Company’s common stock on the date of grant or $0.28 per share. The options have a term of five years from the date of grant and have the following vesting schedule: 214,290 options vested upon grant, 21,427 options vest on July 10, 2008, and 21,426 options vest on August 10, 2008. During the year ended December 31, 2008 the Company recognized $72,000 of expense relating to this grant.

The total compensation expense related to the non-vested options on 2008 awards to employees at December 31, 2008 is $6,620. For the years ended December 31, 2008 and 2007, the Company recorded compensation expense of $2,552 and $0, respectively.

The fair value of the options granted to employees on February 29, 2008, March 26, 2008, and April 9, 2008 were calculated using the Black-Scholes option valuation model with the following assumptions:

	February 29, 2008 Option Grants	March 26, 2008 Option Grant	April 9, 2008 Option Grant
Expected volatility	115.51%	125.74%	130.89%
Expected dividends	None	None	None
Expected term (in years)	4-5	5	4
Risk-free interest rate	2.50%	2.55%	2.59%

On April 2, 2008, the Board of Directors of the Company acted to reprice a total of 2,794,625 options that it had previously granted to certain employees, directors and consultants of the Company. The options, all of which had been previously issued pursuant to the Amended And Restated 2005 Incentive Plan (the “Plan”), were repriced to be $0.40 per share, which is greater than the $0.33 closing trading price of the

Company’s common stock on the date of approval by the Board of Directors. The Board of Directors resolved that an exercise of $0.40 per share would provide an incentive to the recipients of the repriced options to continue to work in the best interests of the Company. The other terms of the options, including the vesting schedules, remained unchanged as a result of the repricing. Total additional compensation expense on non-vested options relating to the April 2, 2008 repricing is approximately $26,000 which will be expensed ratably over the 7 to 29 months service periods that remain. Additional compensation expense on vested and unvested options relating to the April 2, 2008 repricing is $73,422 and $6,458, respectively, is included in selling, general and administrative expenses for the year ended December 31, 2008.

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 11: STOCK OPTIONS (continued)

The repriced options had originally been issued with $0.80 to $1.37 per share option exercise prices, which prices reflected the then current market prices of the Company’s stock on the dates of original grant. As a result of the sharp reduction in the Company’s stock price, the Board of Directors believed that such options no longer would properly incentivize the Company’s employees, officers and consultants who held such options to work in the best interests of the Company and its stockholders. Moreover, the Board of Directors believed that if these options were repriced, that such options would provide better incentives to such employees, officers and directors.

A summary of option activity under the 2005 Plan as of December 31, 2008 and 2007 and changes during the year then ended is presented below:

	Shares	Weighted Average Exercise Price	Weighted - Average Remaining Contractual Term	Aggregate Intrinsic Value

Options
Outstanding, January 1, 2007	3,139,375	$.91	3.79
Granted	939,000	1.28
Cancelled	(591,875)	.99
Outstanding, December 31, 2007	3,486,500	$1.00	3.21		$-

Granted	532,143	.35
Cancelled	(559,551)	.39

Outstanding, December 31, 2008	3,459,092	$.39	2.36	$

Exercisable, December 31, 2008	2,999,426	$.39	2.27	$

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 11: STOCK OPTIONS (continued)

A summary of the status of the Company's non-vested shares as of December 31, 2008, and changes during the year ended December 31, 2008, is presented below:

	Shares	Weighted- Average Grant-Date Fair Value
Non-vested Shares
Non-vested, January 1, 2008	1,461,225	$.72
Granted	532,143	.35
Cancelled	(559,551)	.96
Vested	(974,151)	.55
Non-vested, December 31, 2008	459,666	$.51

NOTE 12: STOCKHOLDERS’ DEFICIENCY

On April 9, 2008, the Company sold a total of 13,403,225 units to 27 investors and raised aggregate gross proceeds of approximately $2,680,645 in a private offering. Of the gross proceeds of $2,680,645 raised in the offering,

(i)	$1,935,000 represents cash received by the Company from investors,

(ii)	$705,000 represents an amount due under six secured promissory notes previously issued by the Company that was invested by five holders into this offering, and

(iii)	$40,645 represents amounts owed by the Company to three non-employee board members and two advisory board members in lieu of payment for fees due to them.

In addition, the Company issued 100,000 units to a financial consultant that provided services in connection with the offering in lieu of a $20,000 payment in cash for such services.

The offering was made pursuant to a U.S. investor subscription agreement and an offshore subscription agreement, each dated April 9, 2008, Each unit was sold for $0.20 and consists of one share of common stock of the Company and one share purchase warrant, exercisable at an exercise price of $0.40 per share at any time upon election of the holder during the 24 month period following the offering. The Company agreed to register the shares of common stock and the shares of common stock underlying the warrants on a registration statement that must be filed with the Securities and Exchange Commission within the earlier of 21 days after the closing of the offering or 10 days after the Company filed its Annual Report on Form 10-KSB. The Company filed the registration statement on Form S-1 on April 24, 2008. The registration statement was declared effective on August 7, 2008.

In an effort to preserve cash for Company operations, it agreed to convert the $40,645 in debt owed to the non-employee board members and advisory board members into the private placement in lieu of payment for fees due to them.

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 12: STOCKHOLDERS’ DEFICIENCY (Continued)

Upon execution of the secured notes (Note 9), the holders received shares of common stock in an amount that was equal to (x) half of the principal amount of the note divided by (y) the closing trading price of the Company’s common stock on the date of the note. The lowest trading price used to calculate the number so shares to be issued under the secured notes was $0.22 per share. In consideration of the holders investing the principal due into private placement in lieu of payment and waiving any and all interest due, each holder that received shares upon the execution of the note based on a trading price higher than $0.22 per share were issued additional shares of common stock. These additional shares were equal to the number of shares that would have been received if $0.22 were in the formula, minus the number of shares actually received upon execution of the secured note. A total of 316,298 additional shares were issued to these secured note holders. The Company booked a fee expense equal to the fair value of the additional common shares issuable at April 9, 2008 or approximately $187,000 in its consolidated statement of operations for the year ended December 31, 2008. Our former Chief Financial Officer and Chairman of the Board were each note holders that converted amounts of $15,000 and $100,000, respectively, in the private placement on the same terms and conditions as the rest of the investors.

On June 16, 2008 the Company appointed Michael Solomon as its new Chief Financial Officer and executed an employment letter on July 9, 2008. Mr. Solomon will be paid $175,000 base salary per year which will be increased to $200,000 per year after the Company completes a financing transaction or series of financing transactions cumulatively totaling in excess of $1 million. Mr. Solomon also was granted 150,000 shares of the Company’s common stock to be issued upon his appointment and will receive an additional 250,000 shares of common stock three months from the commencement of his employment. The common shares issued were originally subject to only certain legal restrictions. The total fair value of the common stock on the date of grant is $92,000. On October 30, 2008 the Company considered the shares granted to Mr. Solomon to be vested and, accordingly, issued the 400,000 shares , subject only to the conditions stated below. For the year ended December 31, 2008 the Company recognized $92,000 of compensation expense which is included in selling, general and administrative expenses.

On July 30, 2008, the Company and Mr. Solomon, entered into an amendment (the “Amendment”) to the employment letter agreement dated July 9, 2008.

Pursuant to the terms of the Amendment, the 400,000 restricted shares of the Company’s Common Stock originally granted to Mr. Solomon on June 16, 2008 were subject to certain additional restrictions and subject to forfeiture, including the following:

(i) While an employee of the Company, Mr. Solomon will only be able to sell the shares in the event of a corporate action such as a merger, acquisition, sale of substantially all of the Company’s assets, change in control (as defined in the agreement), dissolution, or windup of the Company; however Mr. Solomon may, at the sole discretion of the Company, be allowed to sell some or all of the shares outside of this restriction.

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 12: STOCKHOLDERS’ DEFICIENCY (Continued)

(ii) If Mr. Solomon is terminated without cause or terminates employment for good reason, each as defined in the Amendment, Mr. Solomon may keep any of the shares granted to him for five years from the date of termination; however, Mr. Solomon will only be able to sell the shares in the event of a corporate action, unless otherwise authorized by the Company in its discretion. If at the end of the five year period the Company has not completed a corporate action or the Company has not allowed Mr. Solomon to sell the shares then Mr. Solomon will lose rights in any remaining shares at that time.

(iii) If Mr. Solomon is terminated for cause, he will lose all rights to all shares granted to him or due to be granted to him immediately.

(iv) Any sales of the shares are further restricted by the applicable securities regulations and in no event may a sale of the shares be in violation of such regulations or in conflict with the Company’s insider trading policy.

The Company concluded that the modification of the restricted terms was a probable to probable modification as defined by FAS 123(R) and therefore would not affect the fair value of the original grant or result in additional compensation because the modification does not affect the number of shares expected to vest.

On July 30, 2008 (“date of grant”), the Company entered into a finder’s agreement with Alicia Johnson pursuant to which the Company agreed to issue 200,000 shares of common stock to Ms. Johnson in exchange for locating and placing Michael Solomon with the Company as its new Chief Financial Officer. Pursuant to the agreement, if during a six month probation period, starting on June 16, 2008, the Company terminates the employment of Mr. Solomon for cause or Mr. Solomon voluntarily terminates employment for any reason, Ms. Johnson agreed to use best efforts to locate the Company a suitable replacement candidate during the remaining portion of the six month period. Ms. Johnson agreed that the 200,000 shares to be issued to her can only be transferred or sold after the expiration of the six-month probation. In addition, if Ms. Johnson fails to present a suitable replacement candidate for the Company, if such requirement should arise, the 200,000 shares issued to her would be returned to the Company and cancelled. The Company will use the provisions of FAS 123(R) and EITF 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services to account for the finders fee expense associated with the common stock grant. The Company will measure the compensation associated with this grant based on the fair value of the common stock issued. There is no measurement date to calculate the fair value of the common stock at the date of grant because the performance commitment had not yet occurred (there are no sufficiently large disincentives for non-performance) and the performance by the Ms. Johnson was not complete. Pursuant to FAS 5, Accounting for Contingencies, the Company concluded that it is probable that a loss contingency related to the agreement with Ms. Johnson had occurred. As such, the Company has accrued on the date of grant a finders fee expense of $44,000 which equal to the fair value of the 200,000 common shares granted. On October 30, 2008 the Company considered the performance of Ms. Johnson complete and, accordingly, issued 200,000 shares to her. For the year ended December 31, 2008 the Company recognized an expense of $44,000 which is included in Selling, general, and administrative expenses.

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 12: STOCKHOLDERS’ DEFICIENCY (continued)

On October 31, 2008 the Company entered into a one year Consulting Agreement for, among other things, strategic planning and marketing services. For its services the Company shall pay to the consultant a total of 1,400,000 shares of unrestricted Company common stock as follows: 900,000 shares upon execution of the agreement, 250,000 shares 30 days after execution of the agreement, and 250,000 shares 60 days after the execution of the agreement. Pursuant to this agreement the Company issued 900,000 shares of its common stock on November 17, 2008. The Company has recorded an accrual of $24,000 for the remaining 500,000 shares of common stock have not yet been issued. On November 5, 2008 the Company entered into a three month Consulting Agreement for corporate planning services for a fee of 1,000,000 shares of Company common stock. Pursuant to this agreement the Company issued these shares on November 17, 2008.

Pursuant to a private placement offering the Company sold 4,900,000 private placement units for $245,000 in September 2008. On November 7, 2008 and November 19, 2008 the Company sold 3,000,000 and 1,800,000 private placement units for $150,000 and $90,000, respectively. Each Unit was sold for $0.05 and consists of one share of the Company Common stock and one purchase Warrant representing one and one-half shares of Company Common Stock, exercisable at an exercise price of $0.05 per Warrant. The Warrants expire 30 months from the date of issuance.

In addition, the Company, in lieu of cash, paid November 2008 private placement units to Steve Reimer, former Board member, and to William Priakos and Mark Itzkowitz, former Advisory Board members. In lieu of $10,718 of accrued Board fees, consulting fees, and expenses Mr. Reimer received 214,367 shares of common stock and 214,367 purchase warrants exercisable for 321,551 shares of common stock. In lieu of accrued Advisory board fees of $5,000 each Mr. Priakos and Mr. Itzkowitz each received 100,000 shares of common stock and 100,000 purchase warrants exercisable for 150,000 shares of common stock.

NOTE 13. INCOME TAXES

The components of the Company’s deferred tax assets as of December 31, 2008 and 2007 are as follows:

Fixed assets and start up costs	$3,417,000	2,270,000
Stock compensation	180,000	342,000
Net operating losses	1,369,000	689,000
Less: valuation allowance	(4,966,000)	(3,301,000)
Net deferred tax asset	$—	$—

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. As a result of uncertainty of achieving sufficient taxable income in the future, the Company has recorded a full valuation allowance against its deferred tax asset of $4,966,000 as of December 31, 2008 and $3,301,000 as of December 31, 2007 (an increase of approximately $1,665,000 and $873,000 from the year ended December 31, 2007 and 2006, respectively).

At December 31, 2008, the Company has accumulated net operating losses totaling approximately $3,424,000 that may be used to reduce future tax liabilities. Such net operating losses expire through 2028 and may be limited as the annual amount available for use under Internal Revenue Code Section 382.

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 13. INCOME TAXES (continued)

A reconciliation of the benefit from income taxes based on the Federal statutory rate to the Company’s effective rate for the years ended December 31, 2008 and 2007 is as follows:

	2008%	2007%
Federal income tax benefit at statutory rate	(34.0)	(34.0)
State income tax benefit, net of federal income tax	(6.0)	(6.0)
Change in valuation allowance	40.0	40.0
Total benefit from taxes	-	-

 NOTE 14: SUBSEQUENT EVENTS

January 2009 Private Placement

On January 16, 2009 and January 20, 2009 the Company sold 600,000 and 200,000 private placement units, respectively, for $40,000. Also during January 2009 the Company sold 757,500 private placement units to Michael J. Rosenthal, the Company Chairman, for $37,875. Each unit was sold for $0.05 and consisted of one share of Company Common stock and one purchase Warrant representing one and one-half shares of Company Common Stock, exercisable at an exercise price of $0.05 per share. The Warrants expire 30 months from the date of issuance.

$2 million Securities Purchase Agreement and $85,000 Debenture

On March 23, 2009 the Company signed with Tangiers Investors, LP, a limited partnership (“Tangiers”) a Securities Purchase Agreement (“SPA”) and a Registration Rights Agreement. (“Registration Rights Agreement”). In addition, the Company sold a one-year 7% Convertible Debenture to Tangiers for $85,000.

Under terms of the SPA Tangiers will purchase from the Company up to $2 million of Common Stock during an 18 month commitment period (“Commitment Period”) commencing with a registration statement, filed by the Company being declared effective by the Securities and Exchange Commission. Under the Registration Rights Agreement the registration statement must remain effective during the Commitment Period, and must include all shares anticipated being sold to Tangiers. Any sales of Common Stock to Tangiers will be made at the Company’s sole discretion. Any funding under the SPA will be used for general corporate purposes.

The Company may sell to Tangiers shares of Common Stock every 10 Trading Days (“Trading Days”),as defined. The purchase price of the Common Stock shall be 90% of the Market Price which is defined as the lowest daily volume weighted average price of the Common Stock during the five consecutive Trading Days after the Company gives Notice (“Notice”) to Tangiers of its intent to sell Common Shares under the SPA. The maximum total dollar amount sold to Tangiers will equal be equal to the average daily trading volume in dollar amount during the ten Trading Days preceding the notice of sale by the Company to Tangiers but in no case shall be more than $250,000. In addition the total number of shares of Common Stock purchased by Tangiers during the Commitment Period shall not exceed 9.9% of the then outstanding Common Stock of the Company. For at least ten days after any Notice is given to Tangiers the Company may not sell or issue Common Stock, Preferred Stock, purchase warrants, or stock options except on terms or exceptions described in the SPA. Further, the Company will not, without prior written consent of Tangiers and which shall not be unreasonably withheld, enter into any other equity line of credit financing agreement.

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 14: SUBSEQUENT EVENTS (continued)

Upon execution of the SPA the Company will pay a $100,000 Commitment Fee (“Commitment Fee”) to Tangiers payable in shares of Common Stock which shall be determined by dividing the Commitment Fee by the lowest volume weighted average price of the Company’s Common Stock during the ten business days immediately following the execution of the SPA (March 23, 2009). The shares to issued as payment of the Commitment Fee have no registration rights. On April 21, 2009 the Company paid 1,111,111 shares to Tangiers in payment of the Commitment Fee.

In addition, Tangiers purchased from the Company a 7% Convertible Debenture (“Tangiers Debenture”) for $85,000 cash. The Tangiers Debenture matures on March 23, 2011 (“Maturity Date”) and accrues interest, which is payable on the Maturity date in cash or with shares of Common Stock, at the Company’s sole discretion. The Tangiers Debenture may not be prepaid without the written consent of Tangiers. The Tangiers Debenture may be converted, in whole or in part, at any time at the sole discretion of Tangiers, at the Conversion Price (“Conversion Price”), which shall be equal to 75% of the average of the three lowest volume weighted average trading prices of the Company’s Common Stock during the five Trading Days prior to conversion. However, if the average of the three lowest volume weighted average trading prices is below $0.01 the Company can elect to prepay at a premium of 125% the portion of the Tangier Debenture which was subject to the conversion election. The Conversion Price shall be subject to adjustment as defined in the SPA and the conversion privileges shall not be effective if a conversion shall cause Tangiers to own more than 9.9% of the then outstanding Common Stock of the Company.

In the case of an Event of Default, as defined, or a Fundamental Corporate Change, as defined, the Maturity Date shall be accelerated and the principal amount due shall be increased by 150%. In the event of late payment of principal or interest the Conversion Price shall be subject to adjustment, as defined.

On March 19, 2009, prior to closing the Tangiers SPA, the Company entered into a consulting agreement with an affiliate of Tangiers in which the consultant will receive 300,000 shares of common stock, registered on Form S-8 (Note 11), for the purposes of providing legal services for the preparation of the registration statement to be filed by the Company pursuant to the terms of the SPA.

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 14: SUBSEQUENT EVENTS (continued)

On February 5, 2009 the Company signed a consulting agreement where the Company which requires that the Company pay certain fees to the consultant based upon funding obtain by the Company though any contacts introduced by the consultant. Tangiers was introduced to the Company by the consultant.

The Company will pay fees on funds actually received by the company equaling 8% of the first $1million dollars, 6.50% of the next $1million dollars, 4.5% of the next $2 million dollars, and 4% of any funding received by the Company in excess of $4 million. For the Tangiers Debenture the consultant received $6,800 as a fee which was directly deducted from the $85,000 proceeds.

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

 NOTE 14: SUBSEQUENT EVENTS (continued)

The Tangiers transactions closed on April 1, 2009.

On June 22, 2009 the Company and Tangiers agreed to amend and restate the Tangiers Debenture to remove the conversion features of the debenture so that the debenture would no longer be convertible into shares of the Company’s common stock. This was the only change that was made to the convertible debenture ..

JED Convertible Debentures.

On March 19, 2009 and March 25, 2009 the Company sold two 8% Convertible Debentures (“the Debentures”) to JED Management Corp. (“JED”) for $185,000 each.

Principal and accrued interest on the Debentures matures on as follows: $76,000 on March 19, 2011, $109,000 on March 25, 2011 for the first of the Debentures, and $185,000 on March 25, 2011on the second of the Debentures. The Company may prepay, at its sole discretion, any portion of the principal for 125% of the amount being prepaid plus any portion of the accrued interest. JED, at its sole discretion, may convert the principal plus accrued interest into shares of Common Stock at a price of (60%) of the lowest closing bid price, determined on the then current trading market for the Company’s Common Stock, for 10 trading days prior to conversion. In addition, one of the Debenture’s, in lieu of conversion may be exchanged, including all principal and interest, for non-trade debt of $275,000.

For a period of six months from March 19, 2009 and March 25, 2009, respectively, JED shall be entitled to “piggyback” registration rights on registration statements being filed by the Company except if the registration statements are being filed for the purposes of “Pipe” transactions.

In the case of an Event of Default, as defined, the payment of principal and accrued interest shall be immediately due and payable if JED so elects.

On March 27, 2009 JED exchanged the second of the debentures for $275,000 of payables of the Company pursuant to Assignment and Assumption Agreements (“A-A Agreements”) between JED and two of the Company’s vendors. Pursuant to the A-A Agreements JED purchased from the vendors, at a discount, payables owed to the vendors provided that the Company agrees to convert to common stock the payables, now owned by JED, at 60% of the lowest closing bid price for 10 days prior to the conversion date. All conversions of the payables into common stock are made at the sole discretion of JED.

On April 24, 2009 the Company executed two Amendments (the “Amendments”) to the two 8% 185,000 Debentures issued to JED on March 19, 2009 and March 25, 2009, respectively. The Amendments provide that JED, at its sole discretion, may convert the principal plus accrued interest into shares of Common Stock at a price of (35%) of the lowest closing bid price, determined on the then current trading market for the Company’s Common Stock, for 10 trading days prior to conversion. Before the Amendments the conversion rate was 60%.

The Amendments also added to the Debentures that if the Company does not request the issuance of shares underlying the Debentures after receipt of a Notice of Conversion within 4 business days following the period allowed for any objection, Mark Klein, the Company’s Chief Executive Officer, shall, in his personal capacity, be responsible for any differential in the value of the converted shares underlying the Debentures between the value of the closing price on the date the shares should have been delivered and the date the shares are delivered.

On April 22, 2009 the Company issued two 8% Convertible Debentures (“the April 2009 Debentures”) to JED for $70,000 and $104,250, respectively.

Principal and accrued interest on the Debentures matures on April 22, 2011. The Company may prepay, at its sole discretion, any portion of the principal for 125% of the amount being prepaid plus any portion of the accrued interest. JED, at its sole discretion, may convert the principal plus accrued interest into shares of Common Stock at a price of (35%) of the lowest closing bid price, determined on the then current trading market for the Company’s Common Stock, for 10 trading days prior to conversion. In addition, one of the April 2009 Debenture’s, in lieu of conversion may be exchanged, including all principal and interest, for debt of $104,250. On April 22, 2009 JED elected to exchange a Debenture for $104,250 of debt.

For a period of six months from April 22, 2009, JED shall be entitled to “piggyback” registration rights on registration statements being filed by the Company except if the registration statements are being filed for the purposes of “Pipe” transactions.

In the case of an Event of Default, as defined, the payment of principal and accrued interest shall be immediately due and payable if JED so elects.

If the Company does not request the issuance of shares underlying the Debentures after receipt of a Notice of Conversion within 4 business days following the period allowed for any objection, Mark Klein, the Company’s Chief Executive Officer, shall in his personal capacity, be responsible for any differential in the value of the converted shares underlying the April 2009 Debentures between the value of the closing price on the date the shares should have been delivered and the date the shares are delivered.

The closing date of both the Amendments and the April 2009 Debentures was April 27, 2009.

On June 1, 2009 the Company sold an 8% Convertible Debenture to JED for $74,192. The Debenture matures on June 1, 2011.

The Company may prepay, at its sole discretion, any portion of the principal for 150% of the amount being prepaid plus any portion of the accrued interest. JED, at its sole discretion, may convert the principal plus accrued interest into shares of Common Stock at a price of (35%) of the lowest closing bid price, determined on the then current trading market for the Company’s Common Stock, for 10 trading days prior to conversion.

For a period of six months from June 1, 2009, respectively, JED shall be entitled to “piggyback” registration rights on registration statements being filed by the Company except if the registration statements are being filed for the purposes of “Pipe” transactions.

In the case of an Event of Default, as defined, the payment of principal and accrued interest shall be immediately due and payable if JED so elects.

The transaction closed on June 8, 2009.

In addition, in a private transaction. JED purchased and assumed $90,530.83 of our debt.

From March 27, 2009-June 17, 2009 JED converted $150,000 of trade payables due under the A-A Agreements into 7,897,939 shares of common stock.

Consulting Agreements

On February 19, 2009 the Company entered into a one-year agreement with a consultant for investor relations consulting services. The terms of this agreement provide for a fee to be paid to the consultant in the amount of 1,000,000 shares of common stock, and 1,000,000 stock options. The common stock is to be paid in four equal monthly installments of 250,000 shares commencing March 1, 2009 and the stock options vest in equal installments over the same period. The stock options have an exercise price of $0.35 and expire March 1, 2012. In addition the Company will reimburse the consultant for all pre-approved expenses not to exceed $6,000.

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 14: SUBSEQUENT EVENTS (continued)

On March 2, 2009 the Company entered into a seven-month services agreement with a public relations consultant. Pursuant to terms of the agreement the Company will pay the consultant a $7,500 monthly fee which is payable of which $2,500 is payable in cash and $5,000 is payable in shares of common stock for April-September 2009. For the month of March 2009 the monthly fee will be $1,500 in cash and $6,000 payable in shares of common stock. The agreement expires on September 30, 2009. The agreement also provides for the reimbursement to the consultant for out-of-pocket expenses.

February 2009 Stock Option Grants

On February 5, 2009 the Company Board of Directors approved the issuance of 13,418,182 stock options to Board members, Company officers, employees, and consultants. All stock options were issued at an exercise price of $0.055 which was the fair market value of the Common Stock on the date of grant (February 5, 2009) and expire 24 months from the date of grant. Of the total 1,000,000 stock options were issued to two Source Agent consultants which vest within one year depending on the completion of certain deliverables and the achievement of certain product quality standards, and 827,273 fully vested stock options were granted to a design consultant of which 500,000 stock options represented compensation and 327,273 stock options represented payment lieu of $9,000 accrued consultant fees. The Company issued 11,590,909 fully vested stock options to Board members, Company officers, and employees of which 4,750,000 stock options represented compensation, 3,363,636 stock options represented payment in lieu of $92,500 of accrued Board member fees through December 31, 2008, and 3,477,273 stock options represented payment in lieu of $95,625 of accrued salaries through January 31, 2009.

On February 5, 2009 the stock option grants made to Board Members and Company Officers were as follows:

Michael J. Rosenthal, Company Chairman, was granted 2,727,273 stock options in lieu of $75,000 accrued Board fees through December 31, 2008 plus 500,000 stock options as compensation.

Mark Klein, Board member and Chief Executive Officer, was granted 363,636 stock options in lieu of $10,000 of accrued Board fees through December 31, 2008, 1,136,363 stock options in lieu of $31,250 of accrued salary through January 31, 2009 plus 2,000,000 stock options as compensation for issuing a personal guarantee on the Ashford Loan Agreement (Note 10).

Frank Zambrelli, Board Member, was granted 272,727 Stock Options in lieu of $7,500 of accrued Board fees through December 31, 2008 plus 500,000 stock options as compensation.

Michael Solomon, Chief Financial Officer, was granted 795,454 stock options in lieu of $21,875 accrued salary through January 31, 2009 plus 750,000 stock options as compensation.

Two employees were granted a total of 1,545,456 stock options in lieu of $42,500 accrued salary through January 31, 2009 plus a total of 1,000,000 stock options as compensation.

On the Date of Grant the stock options granted to officers, employees and board members of the Company had a fair market value of $521,564, of which $324,439 will be recognized as an expense on the date of grant and $197,125 will reduce accounts payable and accrued expenses. The 1,000,000 stock options granted to consultants will be accounted for using the provisions of FAS 123(R) and EITF 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services to account for the compensation expense associated with these grants.

Skins Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements

 NOTE 14: SUBSEQUENT EVENTS (continued)

The fair value of the stock options was determined by the Black-Scholes option valuation model with the following assumptions:

February 5, 2009
Expected volatility	166.81%
Expected dividends	None
Expected term (in years)	2.0
Risk-free interest rate	0.98%

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:

Legal Fees and Expenses	$35,000
Accounting Fees and Expenses	$15,000
Total	$50,000

Item 14.	Indemnification of Directors and Officers

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as a director or officer of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 15.	Recent Sales of Unregistered Securities

During the past three years the Company has had the following unregistered sales of its securities:

2009

On January 16, 2009 and January 20, 2009 the Company sold 600,000 and 200,000 private placement units, respectively, for $40,000. Also during January 2009 the Company sold 757,500 private placement units to Michael J. Rosenthal, the Company Chairman, for $37,875. Each unit was sold for $0.05 and consisted of one share of Company Common stock and one purchase Warrant representing one and one-half shares of Company Common Stock, exercisable at an exercise price of $0.05 per share. The Warrants expire 30 months from the date of issuance.

On February 5, 2009 our Board of Directors approved the issuance of 11,590,909 stock options to Board members, Company officers and employees. All stock options were issued at an exercise price of $0.055 which was the fair market value of the Common Stock on the date of grant (February 5, 2009) and expire 24 months from the date of grant.

On February 5, 2009 1,000,000 stock options were issued to two design and manufacturing Source Agent consultants which vest within one year depending on the completion of certain deliverables and the achievement of certain product quality standards. The stock options were issued at an exercise price of $0.055.

On February 5, 2009 the Company issued 827,273 fully vested stock options to a consultant for design services of which 500,000 stock options represented compensation and 327,273 stock options represented payment lieu of $9,000 accrued consultant fees. The stock options were issued at an exercise price of $0.055.

On February 19, 2009 the Company entered into a one-year agreement with a consultant for investor relations consulting services. The terms of this agreement provide for a fee to be paid to the consultant in the amount of 1,000,000 shares of common stock, and 1,000,000 stock options. The common stock is to be paid in four equal monthly installments of 250,000 shares commencing March 1, 2009 and the stock options vest in equal installments over the same period. The stock options have an exercise price of $0.35 and expire March 1, 2012. As of April 21, 2009 the Company issued 500,000 shares of Common Stock and 1,000,000 stock options under this agreement.

On March 23, 2009 the Company entered into a Securities Purchase Agreement with Tangiers. Tangiers received a one-time commitment fee of 1,111,111 shares of Common Stock with a value of $100,000 based on the lowest volume weighted average price of the Company's common stock during the 10 business days immediately following the date of the Securities Purchase Agreement, as quoted by Bloomberg, LP.

In relation to the Securities Purchase Agreement, the Company issued Tangiers a 7% convertible debenture in the amount of $85,000 on March 23, 2009. This convertible debenture had a term of one year and was fully funded on April 1, 2009. Payment of interest on the convertible debenture can be made in cash or, at the option of the Company, in shares of the Company’s common stock valued at the then applicable conversion price. Interest on the convertible debenture will accrue as of March 23, 2009 and will not be payable until the maturity date of March 23, 2010. The debenture also had a conversion price equal to 75% of the average of the three lowest volume weighted average trading prices of the Company’s common stock during the five trading days prior to conversion. However, if the average of the three lowest volume weighted average trading prices is below $0.01 the Company may elect to prepay at a premium of 125% the portion of the debenture which was subject to the conversion election. On June 22, 2009 the Company and Tangiers agreed to amend and restate the convertible debenture to remove the conversion features of the convertible debenture so that the debenture would no longer be convertible into shares of the Company’s common stock. This was the only change that was made to the convertible debenture and all of the other terms remained as described above.

On March 19, 2009 and March 25, 2009 the Company sold two 8% Convertible Debentures (“the Debentures”) to JED Management Corp. (“JED”) for $185,000 each. Principal and accrued interest on the Debentures matures on as follows: $76,000 on March 19, 2011, $109,000 on March 25, 2011 for the first of the Debentures, and $185,000 on March 25, 2011on the second of the Debentures. The Company may prepay, at its sole discretion, any portion of the principal for 125% of the amount being prepaid plus any portion of the accrued interest. JED, at its sole discretion, may convert the principal plus accrued interest into shares of Common Stock at a price of (60%) of the lowest closing bid price, determined on the then current trading market for the Company’s Common Stock, for 10 trading days prior to conversion. In addition, one of the Debenture’s, in lieu of conversion may be exchanged, including all principal and interest, for non-trade debt of $275,000. On March 27, 2009 JED exchanged the second of the debentures for $275,000 of payables of the Company pursuant to Assignment and Assumption Agreements (“A-A Agreements”) between JED and two of the Company’s vendors. Pursuant to the A-A Agreements JED purchased from the vendors, at a discount, payables owed to the vendors provided that the Company agrees to convert to common stock the payables, now owned by JED, at 60% of the lowest closing bid price for 10 days prior to the conversion date. All conversions of the payables into common stock are made at the sole discretion of JED.

On April 22, 2009 we issued two 8% Convertible Debentures (“the April 2009 Debentures”) to JED for $70,000 and $104,250, respectively. Principal and accrued interest on the Debentures matures on April 22, 2011. We may prepay, at its sole discretion, any portion of the principal for 125% of the amount being prepaid plus any portion of the accrued interest. JED, at its sole discretion, may convert the principal plus accrued interest into shares of Common Stock at a price of (35%) of the lowest closing bid price, determined on the then current trading market for our common stock, for 10 trading days prior to conversion. In addition, one of the April 2009 Debenture’s, in lieu of conversion may be exchanged, including all principal and interest, for debt of $104,250. On April 22, 2009 JED elected to exchange a Debenture for $104,250 of debt.

On June 1, 2009 the Company sold an 8% Convertible Debenture to JED for $74,192. The Debenture matures on June 1, 2011.

The Company may prepay, at its sole discretion, any portion of the principal for 150% of the amount being prepaid plus any portion of the accrued interest. JED, at its sole discretion, may convert the principal plus accrued interest into shares of Common Stock at a price of (35%) of the lowest closing bid price, determined on the then current trading market for the Company’s Common Stock, for 10 trading days prior to conversion.

For a period of six months from June 1, 2009, respectively, JED shall be entitled to “piggyback” registration rights on registration statements being filed by the Company except if the registration statements are being filed for the purposes of “Pipe” transactions.

In the case of an Event of Default, as defined, the payment of principal and accrued interest shall be immediately due and payable if JED so elects.

The transaction closed on June 8, 2009.

In addition, in a private transaction. JED purchased and assumed $90,530.83 of our debt.

From March 27, 2009 - June 17, 2009 JED converted $150,000 of trade payables due under the A-A Agreements into 7,897,939 shares of common stock.

2008

Pursuant to a private placement conducted in November 2008 the Company paid, in lieu of cash, private placement units to Steve Reimer, former Board member, and to William Priakos and Mark Itzkowitz, former Advisory Board members. Each private placement unit consisted of one share of common stock and one purchase warrant exercisable at $0.05 or one and one-half shares of common stock exercisable for 30 months from the date of issuance. In lieu of $10,718 of accrued Board fees, consulting fees, and expenses Mr. Reimer received 214,367 shares of common stock and 214,367 purchase warrants exercisable for 321,551 shares of common stock. In lieu of accrued Advisory board fees of $5,000 Mr. Priakos and Mr. Itzkowitz each received 100,000 shares of common stock and 100,000 purchase warrants exercisable for 150,000 shares of common stock.

In addition Mr. Priakos participated in the November 2008 private placement offering. For a cash investment of $10,000 Mr. Priakos received 200,000 shares of common stock and 200,000 purchase warrants exercisable for 300,000 shares of common stock.

Pursuant to a private placement offering the Company sold 4,900,000 private placement units for $245,000 in September 2008. On November 7, 2008 and November 19, 2008 the Company sold 3,000,000 and 1,800,000 private placement units for $150,000 and $90,000, respectively. Each Unit was sold for $0.05 and consists of one share of the Company Common stock and one purchase Warrant representing one and one-half shares of Company Common Stock, exercisable at an exercise price of $0.05 per Warrant. The Warrants expire 30 months from the date of issuance.

In addition, the Company, in lieu of cash, issued November 2008 private placement units to Steve Reimer, former Board member, and to William Priakos and Mark Itzkowitz, former Advisory Board members. In lieu of $10,718 of accrued Board fees, consulting fees, and expenses Mr. Reimer received 214,367 shares of common stock and 214,367 purchase warrants exercisable for 321,551 shares of common stock. In lieu of accrued Advisory board fees of $5,000 each Mr. Priakos and Mr. Itzkowitz each received 100,000 shares of common stock and 100,000 purchase warrants exercisable for 150,000 shares of common stock.

Pursuant to an employment letter dated June 16, 2008, as amended, Mr. Solomon was granted 150,000 shares of the Company’s common stock to be issued upon his appointment as CFO and 250,000 shares of common stock three months from the date of appointment. The total fair value of the 400,000 shares of common stock on the date of grant was $92,000. On October 30, 2008 the Company considered the shares granted to Mr. Solomon to be vested and accordingly, issued 400,000 shares, subject only to the conditions stated in the employment letter, as amended.

On October 30, 200 the Company issued Alicia Johnson 200,000 shares of common stock with a fair market value of $44,000. The shares were compensation under a finder’s fee agreement entered into with Ms. Johnson in exchange for locating and placing Michael Solomon with the Company as its new Chief Financial Officer.

2007

On September 28, 2007 the Company granted warrants to a consultant to purchase up to 150,000 shares of common stock from the Company at an exercise price of $1.38 per share. The warrants were granted to the consultant in accordance with an Investor Relations Agreement dated May 9, 2006, as amended. The vesting schedule of the consultant warrants are contingent upon the number of shares issued upon the exercise of investor warrants sold by the Company in a private placement in May 2007. As of April 15, 2009 none of the consultant warrants were vested.

In instances described above where we issued securities in reliance upon Regulation D, we relied upon Rule 506 of Regulation D of the Securities Act. These stockholders who received the securities in such instances made representations that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

Item 16.	Exhibits

EXHIBIT	DESCRIPTION

3.0	Articles of Incorporation of Skins, Inc. incorporated by reference filed with the Company's Form SB-2 Registration Statement on August 24, 2004.

3.1	Bylaws of Skins, Inc. incorporated by reference filed on Form 8-K on December 15, 2008
5.1	Opinion of Legal Counsel filed herewith
10.0	Skins Amended and Restated 2005 Incentive Plan incorporated by reference filed on Form S-8 on November 11, 2008
10.1	Amended and Restated Employment Agreement dated September 28, 2007 with our President and Chief Executive Officer, Mark Klein incorporated by reference filed on Form 8-K on October 4, 2007
10.2	Employment Letter Agreement dated June 16, 2008 with Michael Solomon as its Chief Financial Officer incorporated by reference filed on Form 8-K on July 11, 2008
10.3	Employment Agreement dated February 9, 2008, with Dennis Walker incorporated by reference filed on Form 8-K on February 9, 2008
10.4	Securities Purchase Agreement between Skins, Inc. and Tangiers dated March 23, 2009 incorporated by reference filed on Form 8-K on April 2, 2009
10.5	Tangiers Convertible Debenture dated March 23, 2009 incorporated by reference filed on Form 8-K on April 2, 2009
10.6	Form of Convertible Debenture issued to JED Management Corp on March 19, 2009 and March 25, 2009 incorporated by reference filed on Form 8-K on March 27, 2009
10.7	Patent issued February 6, 2007 claiming the modular shoe system as U.S. patent number 7,171,768

10.08	Registration Right Agreement between Skins, Inc. and Tangiers incorporated by reference filed on Form 8-K on April 2, 2009

10.09	Lease for Office Space in Hoboken, new Jersey dated September 26, 2008 between Skins, Inc. and Landlord
10.10 10.11	List of Subsidiaries incorporated by reference filed on Form 10-K on April 10, 2009 Amended and Restated Debenture dated June 22, 2009
21	Consent of Auditors
23.1	Consent of Legal Counsel (included in Exhibit 5.1)

Item 17.	Undertakings

(A)  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment of the Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(B)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 24th day of June 2009.

SKINS INC. (Registrant)

June 24, 2009	By:	/s/ Mark Klein
Mark Klein
Chief Executive Officer, President and Director (Principal Executive Officer)

June 24, 2009	By:	/s/ Michael Solomon
Michael Solomon
Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears below hereby appoints Mark Klein as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this Registration Statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933).

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Mark Klein	Chief Executive Officer, President and Director	June 24, 2009
Mark Klein	(Principal Executive Officer)

/s/ Michael J. Rosenthal	Chairman of the Board	June 24, 2009
Michael J. Rosenthal

/s/ Frank Zambrelli	Director	June 24, 2009
Frank Zambrelli